Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-292299
PROSPECTUS SUPPLEMENT
(To Prospectus dated as of April 2, 2026)
CREDIT SUISSE HIGH YIELD CREDIT FUND
103,609,624 Rights for 34,536,541 Common Shares of Beneficial Interest
Issuable Upon the Exercise of Transferable Rights to Acquire Common Shares
Credit Suisse High Yield Credit Fund (the “Fund”) is issuing transferable subscription rights (the “Rights”) to our shareholders (the “Shareholders”) to subscribe for an aggregate of 34,536,541 common shares of beneficial interest (each, a “Common Share” and collectively, the “Common Shares”).
The Fund is a diversified, closed‑end management investment company with a leveraged capital structure, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s primary investment objective is to seek high current income. The Fund also will seek capital appreciation as a secondary objective, to the extent consistent with its objective of seeking high current income. There can be no assurance that the Fund will achieve its investment objective.
The Common Shares are listed on the NYSE American under the symbol “DHY.” Shareholders of record on April 21, 2026 (the “Record Date”) will receive one Right for each Common Share held. These Rights are transferable and will allow the holders thereof to purchase additional Common Shares. The Rights will be listed for trading on the NYSE American under the symbol “DHY RT” during the course of the Rights offering. The Rights offering will expire at 5:00 p.m., Eastern time, on May 14, 2026, unless extended as described in this Prospectus Supplement (the “Expiration Date”).
The Rights entitle their holders to purchase one new Common Share for every three Rights held. Any Shareholder who owns fewer than three Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. Shareholders as of the close of business on the Record Date who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will be entitled to subscribe for additional Common Shares that remain unsubscribed as a result of any unexercised Rights. This over-subscription privilege is subject to a number of limitations and subject to allotment.
The subscription price per Common Share (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a Common Share on the NYSE American on the Expiration Date and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 86% of the net asset value (“NAV”) per Common Share at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 86% of the Fund’s NAV per Common Share at the close of trading on the NYSE American on the Expiration Date.
On April 17, 2026 (two trading days prior to the Common Shares trading ex-Rights), the last reported NAV per Common Share was $2.04 and the last reported sale price per Common Share on the NYSE American was $1.85, representing a discount to NAV of 9.31%.
Investing in Common Shares through Rights involves certain risks, including risks of leverage, that are described in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement.
This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in the Common Shares. You should retain the accompanying Prospectus and this Prospectus Supplement for future reference. A Statement of Additional Information dated April 2, 2026 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may call 1‑800‑293‑1232, visit the Fund’s website (https://us‑fund.ubs.com/en/home) or write to the Fund to obtain, free of charge, copies of the SAI and the Fund’s semi-annual and annual reports, as well as to obtain other information about the Fund or to make shareholder inquiries. The SAI, as well as the Fund’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also e‑mail requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus Supplement or the accompanying Prospectus.
SHAREHOLDERS WHO DO NOT FULLY EXERCISE THEIR RIGHTS SHOULD EXPECT, AT THE COMPLETION OF THE RIGHTS OFFERING, TO OWN A SMALLER PROPORTIONAL INTEREST IN THE FUND THAN IF THEY EXERCISED THEIR RIGHTS. AS A RESULT OF THE RIGHTS OFFERING, YOU MAY EXPERIENCE SUBSTANTIAL DILUTION OF THE AGGREGATE NET ASSET VALUE OF YOUR COMMON SHARES DEPENDING UPON WHETHER THE FUND’S NET ASSET VALUE PER COMMON SHARE IS ABOVE OR BELOW THE SUBSCRIPTION PRICE ON THE EXPIRATION DATE. RIGHTS EXERCISED BY A SHAREHOLDER ARE IRREVOCABLE.
The Fund cannot state precisely the amount of any dilution because it is not known at this time what the NAV per Common Share will be on the Expiration Date or what proportion of the Rights will be exercised or what the Subscription Price per Common Share will be. The impact of the Rights offering on NAV per Common Share when the Subscription Price is below NAV is shown by the following example, assuming the Rights offering is fully subscribed and the estimated Subscription Price of $1.75:

Example (assumes NAV per share is above Subscription Price):(1)
NAV(2)	$2.04
Subscription Price(3)	$1.75
Reduction in NAV ($)(4)	$(0.02)
Reduction in NAV (%)	(1.10)%

(1)	The example assumes the full primary subscription is exercised. Actual amounts may vary due to rounding.
(2)	For illustrative purposes only. It is not known at this time what the NAV per Common Share will be on the Expiration Date.
(3)
For illustrative purposes only; reflects an estimated Subscription Price of $1.75 based upon 86.0% of the Fund’s NAV per Common Share on April 15, 2026. It is not known at this time what the Subscription Price will be on the Expiration Date.

(4)	Assumes $820,000 in estimated offering expenses.
THE FUND HAS DECLARED A MONTHLY DISTRIBUTION PAYABLE ON APRIL 23, 2026 WITH A RECORD DATE OF APRIL 16, 2026, AND A MONTHLY DISTRIBUTION PAYABLE ON MAY 22, 2026, WITH A RECORD DATE OF MAY 4, 2026. ANY COMMON SHARES ISSUED AS A RESULT OF THE RIGHTS OFFERING WILL NOT BE RECORD DATE SHARES FOR THE FUND’S MONTHLY DISTRIBUTIONS TO BE PAID ON APRIL 23, 2026 OR MAY 22, 2026 AND WILL NOT BE ENTITLED TO RECEIVE EITHER DISTRIBUTION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Common Share	Total(1)
Estimated subscription price of Common Shares to shareholders exercising Rights(2)	$1.75	$60,438,947
Underwriting discounts and commissions(3)	$0.07	$2,266,461
Estimated proceeds, before expenses, to the Fund(4)(5)	$1.68	$58,172,486

(1)
Assumes that all Rights are exercised at the estimated Subscription Price (as described below). All of the Rights may not be exercised, and the estimated Subscription Price may be higher or lower than the actual Subscription Price.

(2)	The estimated Subscription Price to the public is based upon 86.0% of the Fund’s NAV per Common Share on April 15, 2026. See “Terms of the Rights Offering—Subscription Price.”
(3)
UBS Securities LLC, the dealer manager for the Rights offering (the “Dealer Manager”), will receive a fee from the Fund for its financial structuring and solicitation services equal to 3.75% of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights (including the over-subscription privilege). The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Dealer Manager fee will be borne by the Fund and indirectly by all of its Shareholders, including those who do not exercise their Rights. See “Plan of Distribution.”

(4)
Before deduction of expenses related to the Rights offering, which are estimated approximately at $820,000. Any offering expenses are paid indirectly by shareholders. Such fees and expenses will immediately reduce the net asset value per share of each Common Share purchased by an investor in the Rights offering. The amount of proceeds to the Fund net of any fees and expenses of the offering are estimated to be $57,352,486 in the aggregate and $1.68 per share. Shareholders will not directly bear any offering expenses.

(5)
Funds received by check prior to the final due date of the Rights offering will be deposited into a segregated account pending proration and distribution of Common Shares. The Subscription Agent (as defined in this Prospectus Supplement) may receive investment earnings on the funds deposited into such account.

The Common Shares are expected to be ready for delivery in book-entry form through the Depository Trust Company (“DTC”) on or about May 21, 2026, unless extended.
You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
The Fund’s Common Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
UBS Investment Bank
The date of this Prospectus Supplement is April 21, 2026.

You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement and the accompanying Prospectus set forth certain information about the Fund that a prospective investor should carefully consider before deciding whether to invest in the Fund’s Common Shares. This Prospectus Supplement, which describes the specific terms of this offering including the method of distribution, also adds to and updates information contained in the accompanying Prospectus and the documents incorporated by reference into the accompanying Prospectus. The accompanying Prospectus gives more general information, some of which may not apply to this offering. If the description of this offering varies between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information contained in this Prospectus Supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date and incorporated by reference into the accompanying Prospectus or Prospectus Supplement, the statement in the incorporated document having a later date modifies or supersedes the earlier statement. Neither the Fund nor the Dealer Manager has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not, and the Dealer Manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus is accurate only as of the respective dates on their front covers, regardless of the time of delivery of this Prospectus Supplement, the accompanying Prospectus, or the sale of the Common Shares. The Fund’s business, financial condition, results of operations and prospects may have changed since those dates.

iv

TABLE OF CONTENTS
Prospectus Supplement

Page
SUMMARY OF THE TERMS OF THE RIGHTS OFFERING	S‑2

DESCRIPTION OF THE RIGHTS OFFERING	S‑9

SUMMARY OF FUND EXPENSES	S‑19

USE OF PROCEEDS	S‑20

CAPITALIZATION	S‑21

SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING	S‑21

TAXATION OF HOLDERS OF RIGHTS	S‑23

PLAN OF DISTRIBUTION	S‑24

LEGAL MATTERS	S‑26

FINANCIAL STATEMENTS	S‑27

ADDITIONAL INFORMATION	S‑27
Prospectus

You should read this Prospectus Supplement and the accompanying Prospectus before deciding whether to invest and retain them for future reference. A Statement of Additional Information, dated April 2, 2026 (“SAI”), as supplemented from time to time, containing additional information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement. You may request a copy of the SAI or request other information, in each case free of charge, about the Fund (including the Fund’s annual and semi-annual reports to shareholders) or make shareholder inquiries by calling 1‑800‑293‑1232 or by writing to the Fund at c/o UBS Asset Management (Americas) LLC, 1285 Avenue of the Americas, New York, New York 10019. The Fund’s SAI, as well as the annual and semi-annual reports to shareholders, are also available at the Fund’s website at https:us‑fund.ubs.com/en/home. You may also obtain copies of these documents (and other information regarding the Fund) from the SEC’s website (http://www.sec.gov).
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.
Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks and Special Considerations” section of the accompanying Prospectus. All forward-looking statements contained in or incorporated by reference into this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, it does not intend, and it undertakes no obligation, to update any forward-looking statements. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the 1933 Act.

SUMMARY OF THE TERMS OF THE RIGHTS OFFERING
The following information is only a summary. You should consider the more detailed information contained in this Prospectus Supplement, the accompanying Prospectus, dated April 2, 2026, and the SAI, dated April 2, 2026, especially the information under “Risks and Special Considerations” on page 21 of the accompanying Prospectus.

Purpose of the Rights Offering	The Board of Trustees (the “Board”) of Credit Suisse High Yield Credit Fund (the “Fund”), based on the recommendations and presentations of UBS Asset Management (Americas) LLC (“UBS AM (Americas)” or the “Adviser”), the investment adviser to the Fund, has determined that it is in the best interests of the Fund and its shareholders (“Shareholders”) to conduct this offering of transferable subscription rights (each, a “Right”) to purchase additional common shares of beneficial interest (“Common Shares”) of the Fund, thereby increasing the assets of the Fund available for investment.

The Adviser believes that the Rights offering would enable the Fund to seek to take advantage of existing and future investment opportunities in high yield credit markets, consistent with the Fund’s investment objective to seek high current income, with capital appreciation as a secondary objective. In particular, a substantial portion of the proceeds of the Rights offering is expected to be allocated to senior loans, with opportunistic investments in collateralized loan obligations (“CLOs”) to enhance exposure to higher-yielding securities. The Adviser further believes that the current macroeconomic environment presents a compelling opportunity in the high yield credit market, with current market conditions reflecting stable issuer fundamentals and markets that remain conducive to deploying capital efficiently and selectively in credit opportunities, providing an attractive opportunity to raise incremental capital. By increasing Fund assets through the Rights offering, the Adviser believes that it will be able to invest in new attractive opportunities in high yield credit markets without the need to sell existing portfolio positions, which may minimize transaction costs for Shareholders. The Board noted that the Fund had recently changed its name and amended its 80% investment policy such that its investment 80% policy is no longer limited to “fixed income securities of U.S. issuers rated below investment grade quality” and instead more broadly encompasses “investments rated below investment grade quality,” which include bonds, debentures, notes, senior loans (sometimes referred to as bank loans), convertible debt obligations, secured floating rate loans, loan participations and assignments, and collateralized debt obligations, including collateralized loan obligations. The Board considered that the Adviser proposed to use the proceeds of the Rights offering to invest in the broader universe of high yield credit investments contemplated by the Fund’s amended 80% investment policy, particularly senior loans and CLOs.

In making its determination that the Rights offering is in the best interests of the Fund and its Shareholders, the Board also considered various additional factors, including: (i) the size, pricing and structure of the Rights offering, including the transferability of the Rights and the ability of the dealer manager for the Rights offering, UBS Securities LLC (the “Dealer Manager”), to purchase and exercise Rights; (ii) that the Rights offering, if it is well-subscribed, could increase the liquidity of the Fund’s Common Shares on the NYSE American, where the Common Shares are traded; (iii) the opportunity the Rights offering represents for current Shareholders to buy Common Shares at a discount to NAV or market price or both; (iv) the consequences of the Rights offering, including dilution of Shareholders’ interests through the Rights offering; (v) the possible negative effect of the Rights offering on the market price of Common Shares; and (vi) that the Rights offering will increase the Fund’s asset base and thus allow it to spread fixed expenses over a larger base of assets and that continued growth in the Fund’s asset base may lead to reductions in the Fund’s expense ratio.

The Board noted that the Adviser has an inherent conflict of interest in recommending the Rights offering because the Fund pays fees to the Adviser based on a percentage of the Fund’s total assets (the greater the total assets of the Fund, the greater the compensation paid to the Adviser).

The Rights offering seeks to provide Shareholders an opportunity to purchase new Common Shares below market price. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be. There can be no assurance that the Rights offering (or the investment of the proceeds of the Rights offering) will be successful. The completion of the Rights offering is expected to result in an immediate dilution of the NAV per Common Shares for all existing Shareholders, including those who fully exercise their Rights. For a discussion of the potential impact of the Rights offering on current Shareholders, such as dilution, see “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement.

Terms of the Rights Offering
One Right will be issued for each Common Share of the Fund held on the Record Date (as defined below). Rights are expected to trade on the NYSE American under the symbol “DHY RT.” The Rights will allow Shareholders to subscribe for new Common Shares of the Fund. 103,609,624 Common Shares of the Fund are outstanding as of April 21, 2026. Three Rights will be required to purchase one Common Share. Shares of the Fund, as a closed‑end fund, can trade at a discount to net asset value (“NAV”). Upon exercise of the Rights offering, Fund shares are expected to be issued at a price below NAV per Common Share. An over-subscription privilege will be offered, subject to the right of the Board to eliminate the over-subscription privilege. 34,536,541 Common Shares of the Fund will be issued if all Rights are exercised. Assuming the exercise of all Rights, the Rights offering will result in an approximately 33.33% increase in the Common Shares outstanding. The Rights offering is not contingent upon any number of Rights being exercised. The subscription period commences on April 21, 2026 and ends at 5:00 p.m., Eastern time, on May 14, 2026, unless otherwise extended (the “Expiration Date”). See “Terms of the Rights Offering.”

The Fund has declared a monthly distribution payable on April 23, 2026 with a record date of April 16, 2026, and a monthly distribution payable on May 22, 2026, with a record date of May 4, 2026. Any Common Shares issued as a result of the Rights offering will not be record date shares for the Fund’s monthly distributions to be paid on April 23, 2026 or May 22, 2026 and will not be entitled to receive either distribution.

The exercise of Rights by a Rights holder is irrevocable.

Title	Subscription Rights to Acquire Common Shares of Beneficial Interest

Subscription Price	The subscription price per Common Share (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a Common Share on the NYSE American on the Expiration Date, as such date may be extended from time to time, and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 86% of the net asset value (“NAV”) per Common Share at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 86% of the Fund’s NAV per Common Share at the close of trading on the NYSE American on the Expiration Date. Because the Expiration Date of the subscription period will be May 14, 2026 (unless the subscription period is extended), Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $1.75 per Common Share and, except in limited circumstances, will not be able to rescind their subscription. See “Terms of the Rights Offering.”

Record Date	Rights will be issued to Shareholders of record as of the close of business on April 21, 2026 (the “Record Date”). See “Terms of the Rights Offering.”

Number of Rights Issued	One Right will be issued for each Common Share outstanding as of the close of business on the Record Date. See “Terms of the Rights Offering.”

Number of Rights Required to Purchase One Common Share	A holder of Rights may purchase one Common Share of the Fund for every three Rights exercised. Fractional Common Shares will not be issued upon the exercise of Rights; accordingly, any Shareholder who owns fewer than three Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. See “Terms of the Rights Offering.”

Over-Subscription Privilege	Shareholders as of the close of business on the Record Date (“Record Date Shareholders”) who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) generally are entitled, subject to the limitations described herein, to buy those Common Shares, referred to as “over-subscription shares,” that were not purchased by other Rights holders at the same Subscription Price. If enough over-subscription shares are available, all such requests will be honored in full. If the requests for over-subscription shares exceed the over-subscription shares available, the unsubscribed shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Common Shares they owned on the Record Date. Common Shares acquired pursuant to the over-subscription privilege are subject to allotment. Holders of Rights acquired in the secondary market may not participate in the over-subscription privilege.

Notwithstanding the above, the Board has the right in its absolute discretion to eliminate the over-subscription privilege if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date (as defined below). See “Over-Subscription Privilege.”

Any Common Shares issued pursuant to the over-subscription privilege will be Common Shares registered under the Prospectus.

Transfer of Rights	The Rights will be transferable. See “Terms of the Rights Offering,” “Sale of Rights” and “Method of Transferring Rights.”

Subscription Period	The Rights may be exercised at any time after issuance and prior to expiration of the Rights (the “Subscription Period”), which will be 5:00 PM Eastern Time on May 14, 2026 (the “Expiration Date”), unless otherwise extended. See “Terms of the Rights Offering” and “Method of Exercise of Rights.” The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such shareholders who had elected to purchase Common Shares.

The Fund’s Common Shares are listed for trading on the NYSE American under the symbol “DHY.” As of April 15, 2026, the net assets of the Fund were $211,573,415 and the Fund had outstanding 103,609,624 Common Shares. On April 17, 2026 (two trading days prior to the Common Shares trading ex-Rights), the last reported NAV per Common Share was $2.04 and the last reported sale price per Common Share on the NYSE American was $1.85, representing a discount to NAV of 9.31%. See “Description of Shares” in the accompanying Prospectus.

Offering Expenses	The expenses of the Rights offering are expected to be approximately $3,086,461 and will be borne by holders of the Fund’s Common Shares. These expenses include, but are not limited to, the Dealer Manager fee, reimbursement of the Dealer Manager’s expenses, the expenses of preparing, printing and mailing the Prospectus Supplement and accompanying Prospectus and Rights subscription materials for the Rights offering (including reimbursement of expenses of the Dealer Manager, Selling Group Members (as defined in this Prospectus Supplement), Soliciting Dealers (as defined in this Prospectus Supplement) and other brokers, dealers and financial institutions), SEC registration fees and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm) in connection with the Offer. See “Use of Proceeds.”

Sale of Rights	The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE American under the symbol “DHY RT”. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last Business Day prior to the Expiration Date. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE American.

The value of the Rights, if any, will be reflected by their market price on the NYSE American. Rights may be sold by individual holders through their broker or financial advisor or may be submitted to the Subscription Agent (defined below) for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent prior to 5:00 PM, Eastern Time, on or before May 7, 2026, five Business Days prior to the Expiration Date (or, if the Subscription Period is extended, prior to 5:00 PM, Eastern Time, on the fifth Business Day prior to the extended Expiration Date).

Rights that are sold will not confer any right to acquire any Common Shares in any over-subscription, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege, if any.

Trading of the Rights on the NYSE American will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are mailed to Record Date Shareholders of record and thereafter will be conducted on a regular‑way basis until and including the last Business Day prior to the completion of the Subscription Period. The Common Shares are expected to begin trading ex‑Rights on the Record Date.

If the Subscription Agent receives Rights for sale in a timely manner, the Subscription Agent will attempt to sell the Rights on the open market. The Subscription Agent will also attempt to sell any Rights attributable to shareholders of record whose addresses are outside the

United States, or who have an APO or FPO address. See “Foreign Restrictions.” The Subscription Agent will attempt to sell such Rights, including by first offering such Rights to the Dealer Manager for purchase by the Dealer Manager at the then-current market price on the open market. The Subscription Agent will offer Rights to the Dealer Manager before attempting to sell them on the open market.

Any commissions will be paid by the selling Rights holders. Neither the Fund nor the Subscription Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses (i.e., costs incidental to the sale of Rights).

For a discussion of actions that may be taken by the Dealer Manager to seek to facilitate the trading market for Rights and the placement of Common Shares pursuant to the exercise of Rights, including the purchase of Rights and the sale during the Subscription Period by the Dealer Manager of Common Shares acquired through the exercise of Rights and the terms on which such sales will be made, see “Plan of Distribution.”

Shareholders are urged to obtain a recent trading price for the Rights on the NYSE American from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any over-subscription privilege. See “Terms of the Rights Offering.”

Plan of Distribution
UBS Securities LLC will act as Dealer Manager for the Rights offering. Under the terms and subject to the conditions contained in a Dealer Manager Agreement among the Fund, the Adviser and the Dealer Manager (the “Dealer Manager Agreement”), the Dealer Manager will provide financial structuring services in connection with the offering and will solicit the exercise of Rights and participation in the over-subscription privilege (if any). The Rights offering is not contingent upon any number of Rights being exercised. The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.75% of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights, including the over-subscription privilege (if any), a portion of which may be reallowed to an affiliate of the Dealer Manager. The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the offering. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the offering, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the offering to their customers. The Fund and the Adviser have also agreed to indemnify the Dealer Manager against certain liabilities, including under the Securities Act of 1933, as amended (the “Securities Act”). The fees paid to the Dealer Manager will be borne by the Fund and indirectly by all of its Shareholders, including those who do not exercise the Rights. All of the costs of the offering will be borne by the Fund and indirectly by the Fund’s Shareholders whether or not they exercise their Rights. See “Plan of Distribution.”

Use of Proceeds	The Fund estimates the net proceeds of the Rights offering to be approximately $57,352,486. This figure is based on an estimated Subscription Price per Common Share of $1.75 (86.0% of the Fund’s NAV per Common Share on April 15, 2026) and assumes all new Common Shares offered are sold and that the expenses related to the Rights offering estimated at approximately $820,000 and the Dealer Manager fee are paid.

The Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately three months; however, the identification of appropriate investment opportunities pursuant to the Fund’s investment style or changes in market conditions may cause the investment period to extend as long as six months. Pending such investment, the Fund anticipates investing the proceeds in short-term securities issued by the U.S. government or its agencies or instrumentalities or in high quality, short-term or long-term debt obligations or money market instruments.

The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to use the proceeds primarily for these purposes. See “Use of Proceeds.”

Taxation/ERISA	See “Taxation” and “Employee Benefit Plan and IRA Considerations.”

Subscription Agent	Equiniti Trust Company, LLC will act as subscription agent for the Rights offering (the “Subscription Agent”). See “Subscription Agent.”

Information Agent	EQ Fund Solutions, LLC will act as information agent for the Rights offering (the “Information Agent”). See “Information Agent.”

DESCRIPTION OF THE RIGHTS OFFERING
Purpose of the Rights Offering
The Board of the Fund, based on the recommendations and presentations of the Adviser, has determined that it is in the best interests of the Fund and its Shareholders to conduct this Rights offering, thereby increasing the assets of the Fund available for investment.
The Adviser believes that the Rights offering would enable the Fund to seek to take advantage of existing and future investment opportunities in high yield credit markets, consistent with the Fund’s investment objective to seek high current income, with capital appreciation as a secondary objective. In particular, a substantial portion of the proceeds of the Rights offering is expected to be allocated to senior loans, with opportunistic investments in CLOs to enhance exposure to higher-yielding securities. The Adviser further believes that the current macroeconomic environment presents a compelling opportunity in the high yield credit market, with current market conditions reflecting stable issuer fundamentals and markets that remain conducive to deploying capital efficiently and selectively in credit opportunities, providing an attractive opportunity to raise incremental capital. By increasing Fund assets through the Rights offering, the Adviser believes that it will be able to invest in new attractive opportunities in high yield credit markets without the need to sell existing portfolio positions, which may minimize transaction costs for Shareholders. The Board noted that the Fund had recently changed its name and amended its 80% investment policy such that its investment 80% policy is no longer limited to “fixed income securities of U.S. issuers rated below investment grade quality” and instead more broadly encompasses “investments rated below investment grade quality,” which include bonds, debentures, notes, senior loans (sometimes referred to as bank loans), convertible debt obligations, secured floating rate loans, loan participations and assignments, and collateralized debt obligations, including collateralized loan obligations. The Board considered that the Adviser proposed to use the proceeds of the Rights offering to invest in the broader universe of high yield credit investments contemplated by the Fund’s amended 80% investment policy, particularly senior loans and CLOs.
In making its determination that the Rights offering is in the best interests of the Fund and its Shareholders, the Board also considered various additional factors, including: (i) the size, pricing and structure of the Rights offering, including the transferability of the Rights and the ability of the Dealer Manager, to purchase and exercise Rights; (ii) that the Rights offering, if it is well-subscribed, could increase the liquidity of the Fund’s Common Shares on the NYSE American, where the Common Shares are traded; (iii) the opportunity the Rights offering represents for current Shareholders to buy Common Shares at a discount to NAV or market price, or both; (iv) the consequences of the Rights offering, including dilution of Shareholders’ interests through the Rights offering; (v) the possible negative effect of the Rights offering on the market price of Common Shares; and (vi) that the Rights offering will increase the Fund’s asset base and thus allow it to spread fixed expenses over a larger base of assets and that continued growth in the Fund’s asset base may lead to reductions in the Fund’s expense ratio. The Board noted that the Adviser has an inherent conflict of interest in recommending the Rights offering because the Fund pays fees to the Adviser based on a percentage of the Fund’s total assets (the greater the total assets of the Fund, the greater the compensation paid to the Adviser).
The Rights offering seeks to provide Shareholders an opportunity to purchase new Common Shares below market price. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be. There can be no assurance that the Rights offering (or the investment of the proceeds of the Rights offering) will be successful. The completion of the Rights offering is expected to result in an immediate dilution of the NAV per Common Shares for all existing Shareholders, including those who fully exercise their Rights. For a discussion of the potential impact of the Rights offering on current Shareholders, such as dilution, see “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement.

Terms of the Rights Offering
The Fund is issuing transferable Rights to its Record Date Shareholders, entitling the holders of those Rights to subscribe for Common Shares of the Fund. Each Record Date Shareholder is being issued one transferable Right for each Common Share owned as of 5:00 p.m., Eastern time, on the Record Date. The Rights entitle the holder to acquire one new Common Share for every three Rights held (1‑for‑3). Fractional Common Shares will not be issued upon the exercise of the Rights. Accordingly, Rights may be exercised only in integer multiples of three, except that any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date may subscribe, at the Subscription Price, for one full Common Share.
The Subscription Price will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a Common Share on the NYSE American on the Expiration Date, as such date may be extended from time to time, and each of the four (4) preceding trading days (previously defined as the “Formula Price”). If, however, the Formula Price is less than 86% of the NAV per Common Share at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 86% of the Fund’s NAV per Common Share at the close of trading on the NYSE American on the Expiration Date. The estimated Subscription Price to the public of $1.75 is based upon 86.0% of the Fund’s NAV per Common Share on April 15, 2026.
Rights may be exercised at any time during the Subscription Period, which commences on April 21, 2026, and ends at 5:00 PM Eastern Time on the Expiration Date, unless otherwise extended. Rights not exercised will expire without residual value one day prior to the Expiration Date and thereafter may not be exercised.
The Fund has declared a monthly distribution payable on April 23, 2026, with a record date of April 16, 2026, and a monthly distribution payable on May 22, 2026, with a record date of May 4, 2026. Any Common Shares issued as a result of the Rights offering will not be record date shares for the Fund’s monthly distributions to be paid on April 23, 2026 or May 22, 2026 and will not be entitled to receive either distribution.
The Fund has entered into the Dealer Manager Agreement with the Dealer Manager that allows the Dealer Manager to take actions to seek to facilitate the trading market for Rights and the placement of Common Shares pursuant to the exercise of Rights. Those actions are expected to involve the Dealer Manager purchasing and exercising Rights during the Subscription Period at prices determined at the time of such exercise, which are expected to vary from the Subscription Price. See “Plan of Distribution” for additional information.
Rights may be evidenced by subscription certificates or may be uncertificated and evidenced by other appropriate documentation (i.e., a rights card distributed to registered shareholders in lieu of a subscription certificate) (“Subscription Certificates”). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and Common Shares paid for is set forth below in “Method of Exercise of Rights,” “Payment for Shares” and “Plan of Distribution.” A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment. See “Payment for Shares” below. It is anticipated that the Common Shares issued pursuant to an exercise of Rights will be listed on the NYSE American.
Holders of Rights who are Record Date Shareholders are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations, allotment and the right of the Board to eliminate the over-subscription privilege. See “Over-Subscription Privilege” below.
For purposes of determining the maximum number of Common Shares that may be acquired pursuant to the Rights offering, broker-dealers, trust companies, banks or others whose Common Shares are held of record by Cede & Co. (“Cede”) or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede, as nominee for the DTC, or such other depository or nominee on their behalf.
The Rights are transferable and will be admitted for trading on the NYSE American under the symbol “DHY RT”. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Subscription Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last Business Day prior to the Expiration Date. Trading of the Rights on the NYSE American is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders of record and thereafter is expected to be conducted on a regular way basis until and including the last Business Day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Method of Transferring Rights.” The Common Shares are expected to begin trading ex‑Rights on the Record Date as determined and announced by the NYSE American. The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Subscription Agent to return, without interest, all subscription proceeds received to such Shareholders who had elected to purchase Common Shares.
Nominees who hold the Fund’s Common Shares for the account of others, such as banks, broker-dealers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.
Participants in the Fund’s Dividend Reinvestment Plan (the “Plan”) will be issued Rights in respect of the Common Shares held in their accounts in the Plan. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Method of Exercise of Rights” and “Payment for Shares.”
Conditions of the Rights Offering
The Rights offering is being made in accordance with the 1940 Act without shareholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.
Important Dates to Remember
Please note that the dates in the table below may change if the Rights offering is extended.

Event	Date
Record Date	April 21, 2026
Subscription Period	April 21, 2026 through May 14, 2026†
Final Date Rights Will Trade	May 13, 2026†
Expiration Date and Pricing Date*	May 14, 2026†
Payment for Common Shares and Subscription Certificate or Notice of Guaranteed Delivery Due*	May 14, 2026†
Deadline for Delivery of Subscription Certificates Pursuant to Guarantees of Delivery	May 15, 2026†
Issuance Date	May 21, 2026†
Confirmation Date	May 29, 2026†
Final Payment for Common Shares Due**	June 12, 2026†

*
A shareholder exercising Rights must deliver to the Subscription Agent by 5:00 PM Eastern Time on May 14, 2026 (unless the Rights offering is extended) either (a) a Subscription Certificate and payment for Common Shares or (b) a notice of guaranteed delivery and payment for Common Shares.

**	Additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price). See “Payment for Shares” below.
†	Unless the Rights offering is extended.
Over-Subscription Privilege
Record Date Shareholders who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares at the Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. The Board has the right in its absolute discretion to eliminate the over-subscription privilege with respect to over-subscription shares if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date. Holders of Rights acquired in the secondary market may not participate in the over-subscription privilege.
Record Date Shareholders who are fully exercising their Rights during the Subscription Period should indicate, on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them, how many Common Shares they are willing to acquire pursuant to the over-subscription privilege.
If enough over-subscription shares are available, all such requests will be honored in full. To the extent sufficient Common Shares are not available to fulfill all over-subscription requests, unsubscribed Common Shares (the “Excess Shares”) will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Common Shares owned as of the Record Date. The allocation process may involve a series of allocations in order to assure that the total number of Common Shares available for over-subscriptions is distributed on a pro rata basis.
The formula to be used in allocating the Excess Shares is as follows:

Pro Rata Formula	Excess Shares Remaining	Allocated Common Shares
Shareholder’s Record Date Position Total Record Date Positions of All Over‑Subscribers	X	=
Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the Subscription Period and the number of Common Shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s subscription was exercised in full. Nominee holder over-subscription forms and beneficial owner certification forms will be distributed to banks, broker-dealers, trustees and other nominee holders of Rights with the Subscription Certificates. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the over-subscription privilege.
The Fund will not otherwise offer or sell any Common Shares that are not subscribed for pursuant to the primary subscription or pursuant to the over-subscription privilege pursuant to the Rights offering.
Dealer Manager
UBS Securities LLC (previously defined as the “Dealer Manager”), a registered broker-dealer which is an affiliate of the Investment Adviser, may also act on behalf of its clients to purchase or sell Rights in the open market and may receive commissions from its clients for such services. Holders of Rights attempting to sell any unexercised Rights in the open market through a broker-dealer other than the Dealer Manager may be charged a different commission and should consider the commissions and fees charged by the broker-dealer prior to selling their Rights on the open market. The Dealer Manager is not expected to purchase Rights as principal for its own account in order to seek to facilitate the trading market for Rights or otherwise. See “Plan of Distribution” for additional information.
Sale of Rights
The Rights are transferable and will be admitted for trading on the NYSE American under the symbol “DHY RT”. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last Business Day prior to the Expiration Date.
The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders through their broker or other financial intermediary. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or financial advisor may be charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.
Rights that are sold will not confer any right to acquire any Common Shares in any over-subscription privilege, if any, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege, if any.
Trading of the Rights on the NYSE American will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are mailed to Record Date Shareholders of record and thereafter will be conducted on a regular way basis until and including the last Business Day prior to the Expiration Date. The Common Shares are expected to begin trading ex‑Rights on the Record Date.
Shareholders are urged to obtain a recent trading price for the Rights on the NYSE American from their broker, bank, financial advisor or the financial press.
Holders of Rights who are unable or do not wish to exercise any or all of their Rights may contact the Subscription Agent to facilitate the sale of any unexercised Rights. The Subscription Agent will contact the Dealer Manager or other brokers in order to assist Rights holders whose Rights are not currently held at a broker-dealer or other applicable financial intermediary to facilitate the sale of the Rights. Shareholders of record whose addresses are outside the United States, or who have an APO or FPO address, are encouraged to contact the Subscription Agent to facilitate the sale of their Rights if they are otherwise unable or unwilling to exercise the Rights. The selling Rights holder will pay all applicable brokerage commissions incurred. There can be no assurance that the Subscription Agent will be able to facilitate the sale of any of Rights and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights.
Method of Transferring Rights
The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.
Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should promptly transfer such Rights to ensure that: (i) the transfer instructions will be received and processed by the Subscription Agent, (ii) a new Subscription Certificate will be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the holder with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates may be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Fund nor the Subscription Agent shall have any liability to a transferee or holder of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.
Except for the fees charged by the Subscription Agent (which will be paid by the Fund as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of Rights will be for the account of the holder of the Rights, and none of these commissions, fees or expenses will be borne by the Fund or the Subscription Agent.
The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Rights may be effected through, the facilities of DTC (Rights exercised through DTC are referred to as “DTC Exercised Rights”).
Subscription Agent
The Subscription Agent is Equiniti Trust Company, LLC (previously defined as the “Subscription Agent”). The Subscription Agent will receive from the Fund an amount estimated to be $30,000, comprised of the fee for its services and the reimbursement for certain expenses related to the Rights offering. Shareholders will indirectly pay such amount.
Information Agent
INQUIRIES BY ALL HOLDERS OF RIGHTS SHOULD BE DIRECTED TO: THE INFORMATION AGENT, EQ FUND SOLUTIONS, LLC (PREVIOUSLY DEFINED AS THE “INFORMATION AGENT”); HOLDERS AND BANKS AND BROKERS PLEASE CALL 800-859-8509.
Method of Exercise of Rights
Rights may be exercised by completing and signing the Subscription Certificate and delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment for the Common Shares as described below under “Payment for Shares.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise. See “Plan of Distribution” for additional information regarding the purchase and exercise of Rights by the Dealer Manager.
Completed Subscription Certificates and payment must be received by the Subscription Agent prior to 5:00 PM Eastern Time, on the Expiration Date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Shares”). Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 PM, Eastern Time, on the Expiration Date. The Subscription Certificate and payment should be delivered to the Subscription Agent at the following address:
If By Mail:
Equiniti Trust Company, LLC
Operations Center
Attn: Onbase – Reorganization Dept.
1110 Centre Pointe Curve, Suite #101
Mendota Heights, MN 55120
If By Express Mail, Courier, or Other Expedited Service:
Equiniti Trust Company, LLC
Attn: Onbase – Reorganization Dept.
1110 Centre Pointe Curve, Suite #101
Mendota Heights, MN 55120

Payment for Shares
Holders of Rights who acquire Common Shares in the Rights offering may choose between the following methods of payment:

(1)
A holder of Rights can send the Subscription Certificate, together with payment in the form of a check (which must include the name of the shareholder on the check) for the Common Shares subscribed for in the Rights offering and, if eligible, for any additional Common Shares subscribed for pursuant to the over-subscription privilege, to the Subscription Agent based on the Subscription Price. To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Subscription Agent at one of the addresses noted above prior to 5:00 PM Eastern Time on the Expiration Date. The Subscription Agent will deposit all share purchase checks received by it prior to the final due date into a segregated account pending proration and distribution of Common Shares. The Subscription Agent will not accept cash as a means of payment for Common Shares.

(2)
Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 PM Eastern Time on the Expiration Date, the Subscription Agent has received a written notice of guaranteed delivery by mail from a bank, trust company, or a NYSE American member, guaranteeing delivery of a properly completed and executed Subscription Certificate. In order for the notice of guarantee to be valid, full payment for the Common Shares at the Subscription Price must be received with the notice. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate is received by the Subscription Agent within one (1) Business Day following the Expiration Date.

A PAYMENT PURSUANT TO THIS METHOD MUST BE IN UNITED STATES DOLLARS BY CHECK OR BANK DRAFT (WHICH MUST INCLUDE THE NAME OF THE SHAREHOLDER ON THE CHECK) DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES, MUST BE PAYABLE TO EQUINITI TRUST COMPANY, LLC AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE TO BE ACCEPTED.
The method and timing of payment for Common Shares acquired by the Dealer Manager through the exercise of Rights is described under “Plan of Distribution.”
If a holder of Rights who acquires Common Shares pursuant to the subscription makes payment of an insufficient amount, the Fund reserves the right to take any or all of the following actions: (i) reallocate such subscribed and unpaid‑for Common Shares to Record Date Shareholders exercising the over-subscription privilege who did not receive the full over-subscription requested; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Common Shares which could be acquired by such holder upon exercise of the Rights or any over-subscription privilege; and (iii) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares (in other words, retain such payments) and to enforce the exercising Rights holder’s relevant payment obligation.
Any payment required from a holder of Rights must be received by the Subscription Agent prior to 5:00 PM Eastern Time on the Expiration Date. Issuance and delivery of the Common Shares purchased are subject to collection of checks.
Within ten Business Days following the Expiration Date (the “Confirmation Date”), a confirmation will be sent by the Subscription Agent to each holder of Rights (or, if the Common Shares are held by DTC or any other depository or nominee, to DTC or such other depository or nominee), showing (i) the number of Common Shares acquired pursuant to the subscription, (ii) the number of Common Shares, if any, acquired pursuant to the over-subscription privilege, and (iii) the per share and total purchase price for the Common Shares. Any payment required from a holder of Rights must be received by the Subscription Agent on or prior to the Expiration Date.

Any excess payment to be refunded by the Fund to a holder of Rights, or to be paid to a holder of Rights as a result of sales of Rights on its behalf by the Subscription Agent, will be mailed by the Subscription Agent to the holder within ten Business Days after the Expiration Date. Any additional payment required from a Rights holder must be received by the Subscription Agent within ten Business Days after the Confirmation Date (which Confirmation Date is May 29, 2026, unless the Subscription Period is extended).
A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment either by means of a notice of guaranteed delivery or a check, which must include the name of the shareholder on the check.
Upon acceptance of a subscription, all funds received by the Subscription Agent shall be held by the Subscription Agent as agent for the Fund and deposited in one or more bank accounts. Such funds may be invested by the Subscription Agent in: bank accounts, short-term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks meeting certain standards. The Subscription Agent may receive interest, dividends or other earnings in connection with such deposits or investments.
Holders, such as broker-dealers, trustees or depositories for securities, who hold Common Shares for the account of others, should notify the respective beneficial owners of the Common Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of the Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Shares or Rights held through such a holder should contact the holder and request that the holder effect transactions in accordance with the beneficial owner’s instructions. Banks, broker-dealers, trustees and other nominee holders that hold Common Shares of the Fund for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights may not participate in any over-subscription privilege offered.
THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATES SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE FUND.
THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT THE CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 PM EASTERN TIME, ON THE EXPIRATION DATE BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR.
All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, whose determinations will be final and binding. The Fund in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. Neither the Fund nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.
Foreign Restrictions
Offering documents, including Subscription Certificates, will not be mailed to Record Date Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) or who have an APO or FPO address (the “Foreign Shareholders”) if such mailing cannot be made into the non‑U.S. jurisdiction without additional registration and incurring other expense that the Board has determined is not in the best interest of the Fund and its shareholders. In such cases, unless determined to be not in the best interest of the Fund and its shareholders in accordance with the previous sentence, the Subscription Agent will send a letter via regular mail to Foreign Shareholders who own Common Shares directly (“Direct Foreign Shareholders”), as opposed to in “street name” with a broker or other financial intermediary, to notify them of the Rights offering. Direct Foreign Shareholders who wish to exercise their Rights should contact the Information Agent, as described above under “Information Agent,” to facilitate the exercise of such Rights and for instructions or any other special requirements that may apply in order for such Direct Foreign Shareholder to exercise its Rights. Direct Foreign Shareholders who wish to sell their Rights should contact the Subscription Agent and follow the procedures described above under “Sale of Rights.” Direct Foreign Shareholders are encouraged to contact the Fund or the Subscription Agent as far in advance of the Expiration Date as possible to ensure adequate time for their Rights to be exercised or sold. Foreign Shareholders who own Common Shares in “street name” through a broker or other financial intermediary should contact such broker or other financial intermediary with respect to any exercise or sale of Rights.
Employee Benefit Plan and IRA Considerations
Holders of Rights that are employee benefit plans subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), such as employee plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh Plans and Individual Retirement Accounts (“IRA”) (each a “Benefit Plan” and collectively, “Benefit Plans”), should be aware that the use of additional contributions of cash outside of the Benefit Plan to exercise Rights may be treated as additional contributions to the Benefit Plan. When taken together with contributions previously made, such deemed additional contributions may be in excess of tax limitations and subject the Rights holder to excise taxes for excess or nondeductible contributions. In the case of Benefit Plans qualified under Section 401(a) of the Code, additional contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Benefit Plans contemplating making additional contributions to exercise Rights should consult with their legal and tax counsel prior to making such contributions.
Benefit Plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income (“UBTI”) under Section 511 of the Code. If any portion of an IRA is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor.
A Benefit Plan may also be subject to laws, such as ERISA, that impose certain requirements on the Benefit Plan and on those persons who are fiduciaries with respect to the Benefit Plans. Such requirements may include prudence and diversification requirements and require that investments be made in accordance with the documents governing the fiduciary. The exercise of Rights by a fiduciary for a Benefit Plan should be considered in light of such fiduciary requirements.
In addition, ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code (or with respect to certain Benefit Plans, such as IRAs, a prohibited transaction may cause the Benefit Plan to lose its tax‑exempt status). In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the exercise of the Rights and holding of the Common Shares. These class exemptions include, without limitation, PTCE 84‑14 respecting transactions determined by independent qualified professional asset managers, PTCE 90‑1 respecting insurance company pooled separate accounts,

PTCE 91‑38 respecting bank collective investment funds, PTCE 95‑60 respecting life insurance company general accounts and PTCE 96‑23 respecting transactions determined by in‑house asset managers, PTCE 84‑24 governing purchases of shares in investment companies) and PTCE 75‑1 respecting sales of securities. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Benefit Plan involved in the transaction) solely by reason of providing services to the Benefit Plan or by relationship to a service provider, provided that the Benefit Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that all of the conditions of any such exemptions or any other exemption will be satisfied at the time that the Rights are exercised, or thereafter while the Common Shares are held, if the facts relied upon for utilizing a prohibited transaction exemption change.
Due to the complexity of these rules and the penalties for noncompliance, fiduciaries of Benefit Plans should consult with their legal and tax counsel regarding the consequences of their exercise of Rights under ERISA, the Code and other similar laws.

SUMMARY OF FUND EXPENSES
The following table and example are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our Common Shares as a percentage of net assets attributable to Common Shares. Amounts are for the current fiscal year after giving effect to anticipated net proceeds of the Rights offering.

Shareholder Transaction Expenses
Sales Load (as a percentage of offering price)(1)	3.75%
Offering Expenses (as a percentage of offering price)(2)	1.36%
Dividend Reinvestment Plan Fees (per sale or per voluntary cash payment transaction fee)	$5.00(3)

Annual Operating Expenses (as a percentage of average net assets attributable to the Fund’s Common Shares)(4)
Management Fees(5)	1.17%
Interest Expense on Borrowed Funds(6)	1.64%
Other Expenses(7)	0.35%
Total Annual Operating Expenses(8)	3.16%

(1)
The Fund will pay the Dealer Manager a fee for its financial structuring and soliciting services equal to 3.75% of the aggregate Subscription Price for Common Shares issued pursuant to this Rights offering, including the over-subscription privilege. The Dealer Manager will reallow a part of its fees to other broker-dealers which have assisted in soliciting the exercise of the Rights.

(2)
The fees and expenses of the Rights offering will be borne by the Fund and indirectly by all of its holders of Common Shares, including those who do not exercise their Rights, and will result in a reduction of the Fund’s NAV. Offering expenses borne by the Fund (including the reimbursements described below) are estimated to be $820,000, assuming that the Rights offering is fully subscribed. The Fund has agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement of its expenses incurred in connection with the Rights offering. These expenses include, for example, reasonable fees and disbursements of legal counsel for the Dealer Manager, as well as reasonable out-of-pocket fees and expenses incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers.

(3)
The Fund bears ongoing expenses associated with the Plan which are included in “Other Expenses.” There is no service fee payable by Plan participants for dividend reinvestments; however, shareholders are subject to other transaction costs associated with the Plan. Actual costs will vary for each participant depending on the return and number of transactions made. For Plan participants that elect to make voluntary cash purchases, Plan participants must pay a service fee of $5.00 per transaction. Plan participants will also be charged a pro rata share of the brokerage commissions for all open market purchases ($0.03 per share as of October 2025). In addition, if a Plan participant elects by written notice to the Plan administrator to have the plan administrator sell part or all of the shares held by the Plan administrator in the participant’s account and remit the proceeds to the participant, the participant will also be charged a service fee of $5.00 for each sale and brokerage commissions of $0.03 per share (as of October 2025). See “Dividend Reinvestment and Cash Purchase Plan” in the accompanying Prospectus.

(4)
Based on average net assets attributable to shares of Common Shares during the year ended October 31, 2025 and after giving effect to the Rights offering, assuming the Offer is fully subscribed resulting in the receipt of net proceeds from the Rights offering of approximately $57.35 million.

(5)
See “Management of the Fund—Investment Adviser” in the accompanying Prospectus. UBS AM (Americas) receives from the Fund, as compensation for its advisory services, a fee, computed and payable monthly at an annualized rate of 1.00% of the first $250 million of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) and 0.75%

of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) greater than $250 million.
(6)	The Fund currently borrows under a credit facility, the costs of which are borne by holders of Common Shares of the Fund.
(7)	“Other Expenses” are based on estimated amounts for the current fiscal year.
(8)
The 3.16% expense ratio assumes that the Rights offering is fully subscribed, yielding estimated net proceeds of approximately $57.35 million (assuming the estimated Subscription Price of $1.75), and that, as a result, based on the Fund’s average net assets for year ended October 31, 2025 of $225,286,831, the net assets attributable to Common Shares would be $282,639,317 upon completion of the Rights offering. If the Rights offering is not fully subscribed, or if the Fund increases the amount of money that it borrows, the amount of expenses borne by holders of Common Shares will increase.

The purpose of the table above and the examples below is to help you understand all fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.
Example
An investor would directly or indirectly pay the following expenses on a $1,000 investment in the Fund, assuming (1) a 5% annual return, and (2) estimated offering expenses of $3,086,461. This example assumes that (i) all dividends and other distributions are reinvested at NAV, (ii) the percentage amount listed under “Total Annual Operating Expenses” above remains the same in the years shown, and (iii) the Rights offering is fully subscribed as described in note (4) above. This example reflects all recurring and nonrecurring fees, including payment of the 3.75% sales load and other expenses incurred in connection with the Rights offering.

One Year	Three Years	Five Years	Ten Years
$81	$143	$208	$380
The “Example” assumes that all dividends and other distributions are reinvested at net asset value and that the percentage amounts listed in the table above under Total Annual Operating Expenses remain the same in the years shown. The above table and example and the assumption in the example of a 5% annual return are required by regulations of the SEC that are applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund’s Common Shares.
The example should not be considered a representation of past or future expenses, and the Fund’s actual expenses may be greater than or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.
USE OF PROCEEDS
The Fund estimates the net proceeds of the Rights offering to be approximately $57,352,486, based on the estimated Subscription Price per Common Share of $1.75 (86.0% of the Fund’s NAV per Common Share on April 15, 2026), assuming all new Common Shares offered are sold and that the expenses related to the Rights offering estimated at approximately $820,000 and the Dealer Manager fee are paid.
The Fund intends to invest the net proceeds from the Rights offering hereunder in accordance with its investment objectives and policies as stated in the accompanying Prospectus within approximately three months; however, the identification of appropriate investment opportunities pursuant to the Fund’s investment style or changes in market conditions may cause the investment period to extend as long as six months. Pending such investment, the Fund anticipates investing the proceeds in short-term securities issued by the U.S. government or its agencies or instrumentalities or in high quality, short-term or long-term debt obligations or money market instruments.

The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to use the proceeds primarily for these purposes.

CAPITALIZATION
The following table sets forth the unaudited capitalization of the Fund as of October 31, 2025 and its adjusted capitalization assuming the Common Shares available in the Rights offering discussed in this Prospectus Supplement had been issued.

	Actual as of October 31, 2025 (unaudited)	As Adjusted (unaudited)
Shareholders’ equity applicable to Common Shares:
Common Shares	$103,610	$138,147
Paid-in Capital*	$289,582,021	$346,899,970
Total distributable earnings/(loss)	$(68,013,940)	$(68,013,940)
Net Assets applicable to Common Shares	$221,671,691	$279,024,177
Net Asset Value	$2.14	$2.02

*	As adjusted paid-in surplus reflects the issuance of 34,536,541 Common Shares issued in the primary subscription at the estimated Subscription Price of $1.75.
SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING
Risk is inherent in all investing. Therefore, before investing in the Common Shares you should consider the risks associated with such an investment carefully. See “Risks and Special Considerations” in the Prospectus. The following summarizes some of the matters that you should consider before investing in the Fund through the Rights offering:
Dilution. Record Date Shareholders who do not fully exercise their Rights will, at the completion of the Rights offering, own a smaller proportional interest in the Fund than owned prior to the Rights offering. The completion of the Rights offering will result in immediate voting dilution for such shareholders. Further, both the sales load and the expenses associated with the Rights offering will immediately reduce the NAV of each outstanding Common Share. In addition, if the Subscription Price is less than the NAV per Common Share as of the Expiration Date, the completion of this Rights offering will result in an immediate dilution of the NAV per Common Share for all existing Shareholders (i.e., will cause the NAV per Common Share to decrease). As a result, existing Shareholders may experience immediate dilution even if they fully exercise their Rights. Such dilution, if any, is not currently determinable because it is not known how many Common Shares will be subscribed for, what the NAV per Common Share or market price of the Common Shares will be on the Expiration Date or what the Subscription Price per Common Share will be. If the Subscription Price is substantially less than the current NAV per Common Share, this dilution could be substantial. The Fund will pay expenses associated with the Rights offering, estimated at approximately $820,000. In addition, the Fund has agreed to pay a Dealer Manager fee (sales load) equal to 3.75% of the Subscription Price per Common Share issued pursuant to the exercise of Rights (including pursuant to the over-subscription privilege). The Fund, not investors, pays the sales load, which is ultimately borne by all Shareholders. All of the costs of the Rights offering will be borne by the Fund’s Shareholders. See “Summary of Fund Expenses” in this Prospectus Supplement and “Summary of Fund Expenses” in the accompanying Prospectus for more information.

You will experience an immediate dilution of the aggregate NAV per Common Share if you do not participate in the Rights offering and will experience a reduction in the NAV per Common Share whether or not you exercise your Rights, if the Subscription Price is below the Fund’s NAV per Common Share on the Expiration Date, because:

•	The offered Common Shares are being sold at less than their current NAV;

•	You will indirectly bear the expenses of the Rights offering; and

•	The number of Common shares outstanding after the Rights offering will have increased proportionately more than the increase in the amount of the Fund’s assets.
The Fund cannot state precisely the amount of any dilution because it is not known at this time what the NAV per Common Share will be on the Expiration Date or what proportion of the Rights will be exercised or what the Subscription Price per Common Share will be. The impact of the Rights offering on NAV per Common Share is shown by the following example, assuming the Rights offering is fully subscribed and the estimated Subscription Price of $1.75:

Scenario:(1)
NAV(2)	$2.04
Subscription Price(3)	$1.75
Reduction in NAV ($)(4)	$(0.02)
Reduction in NAV (%)	(1.10)%

(1)	Example assumes the full primary subscription are exercised. Actual amounts may vary due to rounding.
(2)	For illustrative purposes only. It is not known at this time what the NAV per Common Share will be on the Expiration Date.
(3)
For illustrative purposes only; reflects an estimated Subscription Price of $1.75 based upon 86.0% of the Fund’s NAV per Common Share on April 15, 2026. It is not known at this time what the Subscription Price will be on the Expiration Date.

(4)	Assumes $820,000 in estimated offering expenses.
If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. Any cash you receive from selling your Rights may serve as partial compensation for any possible dilution of your interest in the Fund. The Fund cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.
Risks of Investing in Rights. Shares of closed‑end funds such as the Fund frequently trade at a discount to NAV. The Subscription Price may be greater than the market price of a Common Share on the Expiration Date. If that is the case, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.
Leverage. Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Shares than if leverage were not used. Following the completion of the Rights offering, the Fund’s amount of leverage outstanding will decrease. The leverage of the Fund as of March 31, 2026 was approximately 28% of the Fund’s total assets. After the completion of the Rights offering, the amount of leverage outstanding is expected to decrease to approximately 23% of the Fund’s total assets. Subsequent to the completion of the Rights offering, the Fund may seek to increase the amount of leverage outstanding, subject to Board approval and applicable law. The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk. When leverage is employed, the NAV and market price of the Common Shares and the yield to holders of Common Shares may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s Common Shares may decrease more quickly than would otherwise be the case, and distributions on the Common Shares could be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to holders of the Common Shares.
Because the fee paid to the Adviser is calculated on the basis of the Fund’s total assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Fund to the Adviser will be higher (and the Adviser will be benefited to that extent) when leverage is used. The Adviser will use leverage only if it believes such action would result in a net benefit to the Fund’s shareholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).
The Fund’s leveraging strategy may not be successful.
Increase in Share Price Volatility; Decrease in Share Price. The Rights offering may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Rights offering may result in an increase in the number of shareholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.
Under-Subscription. It is possible that the Rights offering will not be fully subscribed. Under-subscription of the Rights offering would have an impact on the net proceeds of the Rights offering and whether the Fund achieves any benefits.
TAXATION OF HOLDERS OF RIGHTS
The following is a general summary of certain U.S. federal income tax consequences of the Rights offering to Record Date Shareholders and replaces in its entirety the discussion set forth in the accompanying Prospectus under the caption “Taxation of Holders of Rights.” The following summary supplements the discussion set forth in the accompanying Prospectus under the caption “Federal Income Taxation” and the SAI under the caption “Taxation,” which in each case describes certain U.S. federal income tax considerations relating to an investment in the Fund’s Common Shares. The following summary is subject to the qualifications and assumptions set forth in those sections. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund.

•	The value of a Right will not be includible in the income of a Shareholder at the time the Right is issued.

•
The basis of the Rights issued to a Shareholder will be zero, and the basis of the Common Shares with respect to which the Rights were issued (the old Common Shares) will remain unchanged, unless either (i) the fair market value of the Rights on the date of distribution is at least 15% of the fair market value of the old Common Shares, or (ii) such Shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the Rights a portion of the basis of the old Common Shares. In the case of clause (i) or (ii) above, such Shareholder must generally allocate the basis of the old Common Shares between the old Common Shares and the Rights in proportion to their fair market values on the date of distribution, but as discussed below, the basis of the old Common Shares may be allocated to a Right only if the Right is sold or exercised.

•	The basis of a Right purchased will generally be its purchase price.

•	The holding period of a Right issued to a Shareholder will include the holding period of the old Common Share with respect to which the Right was issued.

•
No loss will be recognized by a Shareholder if a Right distributed to such Shareholder expires unexercised because the basis of the old Common Shares may be allocated to a Right only if the Right is sold or exercised. If a Right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the Right.

•
Any gain or loss on the sale of a Right will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to Record Date Shareholders will depend on whether the old Common Share with respect to which the Right was issued is held as a capital asset), and will be a long-term capital gain or loss if the holding period is deemed to exceed one year.

•
No gain or loss will be recognized by a Shareholder upon the exercise of Rights, and the basis of any Common Shares acquired upon exercise (the new Common Shares) will equal the sum of the basis (as determined above), if any, of the Rights and the Subscription Price for the new Common Shares. The holding period for the new Common Shares will begin on the date when the Rights are exercised (or, in the case of Rights purchased in the market, potentially the day after the date of exercise).

The foregoing is a general and abbreviated summary of certain U.S. federal income tax consequences of the Rights offering and applies with respect to U.S. federal income taxation only. Other tax issues such as tax issues arising out of state and local taxation may apply. The foregoing discussion is based upon present provisions of the Code, the Treasury regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations (possibly with retroactive effect). Investors are urged to consult their own tax advisers to determine the tax consequences of the Rights offering and investing in the Fund.
PLAN OF DISTRIBUTION
Distribution Arrangements
UBS Securities LLC will act as Dealer Manager for this Rights offering. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Adviser, the Dealer Manager will provide financial structuring and solicitation services in connection with the Rights offering and will solicit the exercise of Rights and participation in the over-subscription privilege. The Rights offering is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each, a “Selling Group Member” and collectively, the “Selling Group Members”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell Common Shares purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each, a “Soliciting Dealer” and collectively, the “Soliciting Dealers”) to solicit the exercise of Rights. See “—Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Rights offering.
The Fund and the Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.
Prior to the expiration of the Rights offering, the Dealer Manager may independently offer for sale Common Shares acquired through exercising the Rights at prices that may be different from the market price for such Common Shares or from the price to be received by the Fund upon the exercise of Rights. The Dealer Manager is authorized to buy and exercise Rights (for delivery of Common Shares prior to the expiration of the Rights offering), including unexercised Rights of Record Date Shareholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, and to sell Common Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. In addition, the Dealer Manager has the right to buy Rights offered to it by the Subscription Agent from electing Record Date Shareholders, and the Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the resale of such Rights.
In order to seek to facilitate the trading market in the Rights for the benefit of non‑exercising shareholders, and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights, the Dealer Manager Agreement provides for special arrangements with the Dealer Manager. Under these arrangements, the Dealer Manager is expected to purchase Rights on the NYSE American. The number of Rights, if any, purchased by the Dealer Manager will be determined by the Dealer Manager in its sole discretion. The Dealer Manager is not obligated to purchase Rights or Common Shares as principal for its own account to facilitate the trading market for Rights or for investment purposes. Rather, its purchases are expected to be closely related to interest in acquiring Common Shares generated by the Dealer Manager through its marketing and soliciting activities. The Dealer Manager intends to exercise Rights purchased by it during the Subscription Period but prior to the Expiration Date. The Dealer Manager may exercise those Rights at its option on one or more dates, which are expected to be prior to the Expiration Date. The Subscription Price for the Common Shares issued through the exercise of Rights by the Dealer Manager prior to the Expiration Date will be the greater of 92.5% of the last reported sale price of a Common Share on the NYSE American on the date of exercise or 86% of the Fund’s NAV per Common Share at the close of trading on the NYSE American prior to the date of exercise, or, if exercised on the Expiration Date, at the Subscription Price. The price and timing of these exercises are expected to differ from those described herein for the Rights offering. The Subscription Price will be paid to the Fund and the Dealer Manager fee with respect to such proceeds will be paid by the Fund on the applicable settlement date(s) of such exercise(s).
In connection with the exercise of Rights and receipt of Common Shares, the Dealer Manager intends to offer those Common Shares for sale to the public and/or through a group of selling members it has established. The Dealer Manager may set the price for those Common Shares at any price that it determines, in its sole discretion. The Dealer Manager has advised that the price at which such Common Shares are offered is expected to be at or slightly below the closing price of the Common Shares on the NYSE American on the date the Dealer Manager exercises Rights. No portion of the amount paid to the Dealer Manager or to a Selling Group Member from the sale of Common Shares in this manner will be paid to the Fund. If the sales price of the Common Shares is greater than the Subscription Price paid by the Dealer Manager for such Common Shares plus the costs to purchase Rights for the purpose of acquiring those Common Shares, the Dealer Manager will receive a gain. Alternatively, if the sales price of the Common Shares is less than the Subscription Price for such Common Shares plus the costs to purchase Rights for the purpose of acquiring those Common Shares, the Dealer Manager will incur a loss. The Dealer Manager will pay a concession to Selling Group Members in an amount equal to approximately 2.00% of the aggregate price of the Common Shares sold by the respective Selling Group Member. Neither the Fund nor the Adviser has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells Common Shares it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of Common Shares by the Dealer Manager. Persons who purchase Common Shares from the Dealer Manager or the selling group will purchase shares at a price set by the Dealer Manager, which may be more or less than the Subscription Price, and at a time set by the Dealer Manager, which is expected to be prior to the Expiration Date.
The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of Common Shares, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of Common Shares is independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.

Since neither the Dealer Manager nor persons who purchase Common Shares from the Dealer Manager or members of the selling group were Record Date Shareholders, they would not be able to participate in the over-subscription privilege.
Persons who purchase Common Shares from the Dealer Manager or the selling group will not purchase shares at the Subscription Price. Instead, those persons will purchase Common Shares at a price set by the Dealer Manager, which may be more or less than the Subscription Price, and will not have the uncertainty of waiting for the determination of the Subscription Price on the Expiration Date.
There is no limit on the number of Rights the Dealer Manager can purchase or exercise. Common Shares acquired by the Dealer Manager pursuant to the exercise of Rights acquired by it will reduce the number of Common Shares available pursuant to the over-subscription privilege, perhaps materially, depending on the number of Rights purchased and exercised by the Dealer Manager.
Although the Dealer Manager can seek to facilitate the trading market for Rights as described above, investors can acquire Common Shares at the Subscription Price by acquiring Rights on the NYSE American and exercising them in the method described above under “Description of the Rights—Method of Exercise of Rights” and “Description of the Rights—Payment for Shares.”
In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Adviser and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates.
The principal business address of the Dealer Manager is 1285 Avenue of the Americas, New York, New York 10019.
Compensation to Dealer Manager
Pursuant to the Dealer Manager Agreement, the Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.75% of the Subscription Price per Common Share for each Common Share issued pursuant to the exercise of Rights, including the over-subscription privilege.
The Dealer Manager will reallow to Selling Group Members in the selling group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each Common Share issued pursuant to the Rights offering or the over-subscription privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each Common Share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.
In addition, the Fund, has agreed to pay the Dealer Manager an amount up to $150,000 as a partial reimbursement of its expenses incurred in connection with the Rights offering, including reasonable out‑of‑pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers. No other fees will be payable by the Fund or the Adviser to the Dealer Manager in connection with the Rights offering.
LEGAL MATTERS
Certain legal matters will be passed on by Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, counsel to the Fund, and Richards, Layton & Finger, P.A., One Rodney Square, 920 North

King Street, Wilmington, Delaware 19801, special Delaware counsel to the Fund, in connection with the offering of the Common Shares. Certain legal matters will be passed on by Dechert LLP as special counsel to the Dealer Manager in connection with the Rights offering. Dechert LLP will also rely as to matters of Delaware law on the opinion of Richards, Layton & Finger, P.A.
FINANCIAL STATEMENTS
The audited financial statements of the Fund for the fiscal year ended October 31, 2025 and the Notes thereto are included in the annual report to the Fund’s shareholders for the fiscal year ended October 31, 2025 and are incorporated by reference into this Prospectus Supplement, the accompanying Prospectus and the SAI.
ADDITIONAL INFORMATION
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the 1933 Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s web site (http://www.sec.gov).

Base Prospectus
$215,000,000
CREDIT SUISSE HIGH YIELD CREDIT FUND
Common Shares of Beneficial Interest
Rights to Purchase Common Shares of Beneficial Interest
Credit Suisse High Yield Credit Fund (“Fund,” “we,” “us” or “our”) is a diversified, closed‑end management investment company with a leveraged capital structure. The Fund’s primary investment objective is to seek high current income. The Fund also will seek capital appreciation as a secondary objective, to the extent consistent with its objective of seeking high current income.
We may offer, from time to time, in one or more offerings, our common shares of beneficial interest, par value $.001 per share (“Shares”). We may also offer subscription rights to purchase our Shares. Shares may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our Shares.
Our Shares may be offered directly to one or more purchasers, including existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any offering of rights will set forth the number of Shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our Shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our Shares.
Our Shares are listed on the NYSE American under the symbol “DHY.” The last reported sale price of our Shares, as reported by the NYSE American on March 27, 2026 was $1.84 per Share. The net asset value of our Shares at the close of business on March 27, 2026, was $1.99 per Share. Rights issued by the Fund may also be listed on a securities exchange.
Investment in the Shares involves certain risks and special considerations, including risks of leverage and of investing in lower-rated securities (commonly known as “junk bonds”). For a discussion of these and other risks, see “Risks and Special Considerations.”
Shares of closed‑end investment companies frequently trade at a discount to their net asset value. In the past, the Fund’s Shares have traded at both a premium and at a discount in relation to net asset value. When the Fund’s Shares trade at a discount to its net asset value, the risk of loss may increase for purchasers in a public offering. See “Risks and Special Considerations.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus and applicable Prospectus Supplement, which contain important information, before deciding whether to invest in the Shares. You should retain the Prospectus and Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated April 2, 2026, containing additional information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into this Prospectus. A copy of the SAI can be obtained without charge by writing to the Fund at c/o UBS Asset Management (Americas) LLC, 1285 Avenue of the Americas, New York, New York 10019, by calling 1‑800‑293‑1232, or from the SEC’s website at http://www.sec.gov. Copies of the Fund’s Annual Report and Semi-Annual Report and other information about the Fund may be obtained upon request by writing to the Fund, by calling 1‑800‑293‑1232, or by visiting the Fund’s website at https://us‑fund.ubs.com/en/home.
Our Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Prospectus dated April 2, 2026

You should rely only on the information contained in, or incorporated by reference into, this Prospectus and any related Prospectus Supplement in making your investment decisions. The Fund has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus and any Prospectus Supplement is accurate only as of the dates on their covers. The Fund’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus Supplement.

PROSPECTUS SUMMARY
The following information is only a summary. You should consider the more detailed information contained in the Prospectus and in any related Prospectus Supplement and in the SAI before purchasing Shares, especially the information under “Risks and Special Considerations” on page 21 of the Prospectus.
The Fund. The Fund is a diversified, closed‑end management investment company. The Fund commenced operations on July 28, 1998, following its initial public offering. See “The Fund.”
The Fund’s Shares are listed for trading on the NYSE American under the symbol “DHY.” As of March 27, 2026, the net assets of the Fund were $205,903,520 and the Fund had outstanding 103,609,624 Shares. The last reported sales price of the Fund’s Shares, as reported by the NYSE American on March 27, 2026 was $1.84 per Share. The net asset value (“NAV”) of the Fund’s Shares at the close of business on March 27, 2026 was $1.99 per Share. See “Description of Shares.” Rights issued by the Fund may also be listed on a securities exchange.
The Offering. We may offer, from time to time, in one or more offerings, up to $215,000,000 of our Shares on terms to be determined at the time of the offering. We may also offer subscription rights to purchase our Shares. The Shares may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our Shares. Our Shares may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The offering price per Share will not be less than the NAV per Share at the time we make the offering, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current NAV. See “Rights Offerings.” The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Prospectus Supplement relating to any offering of rights will set forth the number of Shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our Shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our Shares.
Use of Proceeds. We intend to use the net proceeds from the sale of our Shares primarily to invest in accordance with our investment objectives and policies. Proceeds will be invested within approximately 30 days of receipt by the Fund. See “Use of Proceeds.”
Investment Objectives and Principal Investment Policies. For a discussion of the Fund’s investment objectives and principal investment policies, please refer to the section of the Fund’s most recent annual report on Form N‑CSR for the fiscal year ended October 31, 2025 filed on January 9, 2026 entitled “Fund Summary—Investment Objective and Policies”, which is incorporated by reference herein.
Investment Restrictions. The Fund has certain investment restrictions that may not be changed without approval by a majority of the Fund’s outstanding voting securities. These restrictions concern issuance of senior securities, borrowing, lending, concentration, diversification and other matters. See “Investment Restrictions.”
Use of Leverage. The Fund currently utilizes and in the future expects to continue to utilize leverage through borrowings, including the issuance of debt securities, and derivatives, which have the effect of leverage. The Fund may use leverage up to 33 1/3% of its total assets (including the amount obtained through leverage). The Fund generally will not utilize leverage if it anticipates that the Fund’s leveraged capital structure would result in a lower return to shareholders than that obtainable over time with an unleveraged capital structure. There can be no guarantee that the Fund will be able to accurately predict when the use of leverage will be beneficial.

Use of leverage creates an opportunity for increased income and capital appreciation for shareholders but, at the same time, creates special risks, and there can be no assurance that a leveraging strategy will be successful during any period in which it is employed.
As provided in the Investment Company Act of 1940, as amended (the “1940 Act”), and subject to certain exceptions, the Fund may issue debt with the condition that immediately after issuance the value of its total assets, less ordinary course liabilities, exceeds 300% of the amount of the debt outstanding. Thus, as noted above, the Fund may use leverage in the form of borrowings in an amount up to 33 1/3% of the Fund’s total assets (including the proceeds of such leverage). The total leverage of the Fund in connection with the Credit Agreement (as defined below) is currently expected to range between 25% and 32% of the Fund’s total assets. The Fund seeks a leverage ratio, based on a variety of factors including market conditions and the market outlook of UBS Asset Management (Americas) LLC (“UBS AM (Americas)” or the “Investment Adviser”), where the rate of return, net of applicable Fund expenses, on the Fund’s investment portfolio investments purchased with leverage exceeds the costs associated with such leverage. The Fund does not currently intend to issue or register preferred shares or commercial paper for 12 months after the effective date of its registration statement on Form N‑2 of which this Prospectus is a part.
The Fund has a line of credit provided by State Street Bank and Trust Company (“State Street”). The Fund makes use of the line of credit, which is subject to annual renewal in accordance with the agreement, primarily to leverage its investment portfolio (the “Credit Agreement”). Under the Credit Agreement, the Fund may borrow the lesser of: a) $120,000,000; b) an amount that is no greater than 33 1/3% of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage); and c) the Borrowing Base as defined in the Credit Agreement. The Fund’s borrowings under the Credit Agreement at October 31, 2025 equaled $95,000,000, which was approximately 30% of the Fund’s total assets (including the proceeds of such leverage) as of such date. The Fund’s asset coverage ratio as of October 31, 2025 was 333%.
Following the completion of an offering, the Fund may increase the amount of leverage outstanding. The Fund may engage in additional borrowings in order to maintain the Fund’s desired leverage ratio. Leverage creates a greater risk of loss, as well as a potential for more gain, for the common shares than if leverage were not used. Interest on borrowings may be at a fixed or floating rate and generally will be based on short-term rates. The costs associated with the Fund’s use of leverage, including the issuance of such leverage and the payment of dividends or interest on such leverage, will be borne entirely by the holders of common shares. As long as the rate of return, net of applicable Fund expenses, on the Fund’s investment portfolio investments purchased with leverage exceeds the costs associated with such leverage, the Fund will generate more return or income than will be needed to pay such costs. In this event, the excess will be available to pay higher dividends to holders of common shares. Conversely, if the Fund’s return on such assets is less than the cost of leverage and other Fund expenses, the return to the holders of the common shares will diminish. To the extent that the Fund uses leverage, the NAV and market price of the common shares and the yield to holders of common shares will be more volatile. The Fund’s leveraging strategy may not be successful. See “Use of Leverage” and “Risks and Special Considerations.”
Principal and General Risks. Investing in the Fund involves certain risks. For a discussion of the principal and general risks of investing in the Fund, please refer to the section of the Fund’s most recent annual report on Form N‑CSR for the fiscal year ended October 31, 2025 filed on January 9, 2026 entitled “Fund Summary—Risk Factors”, which is incorporated by reference herein. You should carefully consider those risks, along with other risks relating to investments in the Fund which are described in more detail under “Risks and Special Considerations” beginning on page 21 of this Prospectus.
Information Regarding the Investment Adviser. UBS AM (Americas) serves as the Fund’s investment adviser with respect to all investments and is responsible for making all investment decisions. UBS AM (Americas) is an indirect asset management subsidiary of UBS Group AG and a member of the UBS Asset Management Division. UBS AM (Americas) receives from the Fund, as compensation for its advisory services, a fee, computed and payable monthly at an annualized rate of 1.00% of the first $250 million of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) and 0.75% of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) greater than $250 million. Effective January 1, 2011, UBS AM (Americas) has agreed to waive 0.15% of the fees payable under the Advisory Agreement up to $200 million and 0.25% of the fees payable under the Fund’s Investment Advisory Agreement on the next $50 million.
The Investment Adviser is located at 1285 Avenue of the Americas, New York, New York 10019. See “Management of the Fund—Investment Adviser.”
On June 12, 2023, Credit Suisse Group AG (“CS Group”) merged with and into UBS Group AG, a global financial services company (“UBS Group”), with UBS Group remaining as the surviving company, pursuant to a definitive merger agreement signed on March 19, 2023 (the “Transaction”). CS Group was the ultimate parent company of Credit Suisse Asset Management, LLC (“Credit Suisse”), the Fund’s previous investment adviser, prior to the Transaction. As a result of the Transaction, Credit Suisse became an indirect wholly-owned subsidiary of UBS Group. On May 1, 2024, Credit Suisse merged into UBS AM (Americas), with UBS AM (Americas) as the surviving entity, and UBS AM (Americas) became the investment adviser to the Fund.
Potential Conflicts of Interest. Because the Fund’s advisory fee is calculated on the basis of total assets, which includes assets attributable to leverage, the fee paid to the Investment Adviser will be higher than if the Fund did not use leverage. In addition, because the Investment Adviser’s advisory fee, as described above, is calculated based on the total assets of the Fund, the Investment Adviser will benefit from the increase in Fund assets that will result from offerings of Shares. It is not possible to state precisely the amount of additional compensation that the Investment Adviser might receive as a result of the offerings because it is not known how many Shares will be sold because the proceeds of offerings will be invested in additional portfolio securities, which will fluctuate in value.
Portfolio Managers. The Investment Adviser’s Credit Investments Group (“CIG”) is responsible for the day‑to‑day portfolio management of the Fund. The current team members responsible for managing the fund are John G. Popp, who serves as the Chief Investment Officer of the Fund, David J. Mechlin, Joshua Shedroff, Wing Chan and Michael Adelman. David J. Mechlin, Joshua Shedroff, Wing Chan and Michael Adelman are the portfolio managers of the team sharing in the day‑to‑day responsibilities of portfolio management, including overall industry, credit, duration, yield curve positioning and security selection and industry and issuer allocations. See “Management of the Fund—Portfolio Management.”
Administrator. State Street serves as the Fund’s administrator. The Fund pays State Street, for administrative services, a fee, exclusive of out‑of‑pocket expenses, calculated in total for all the funds advised by UBS AM (Americas) that are administered or co‑administered by State Street and allocated based upon the relative average net assets of each fund, subject to an annual minimum fee. See “Management of the Fund—Administrator.”
Custodian and Transfer Agent. State Street acts as the Fund’s custodian pursuant to a custody agreement. Computershare Trust Company, N.A. (“Computershare”), acts as the Fund’s transfer agent and dividend-paying agent. See “Custodian, Transfer Agent and Dividend-Paying Agent.”
Dividends and Distributions. The Fund declares and pays dividends on a monthly basis. Distributions of net realized capital gains, if any, are declared and paid at least annually. See “Dividends and Distributions” and “Dividend Reinvestment and Cash Purchase Plan.”
Dividend Reinvestment and Cash Purchase Plan. The Fund offers a Dividend Reinvestment and Cash Purchase Plan (the “Plan”) to its common shareholders. Computershare acts as Plan Agent for stockholders in administering the Plan. Participation in the Plan is voluntary. For shareholders participating in the Plan, all dividend and capital gain distributions are reinvested in additional Shares of the Fund either purchased on the open market, or issued by the Fund if the Shares are trading at or above their NAV. A shareholder whose Shares are held through a bank, broker or nominee should contact such bank, broker or nominee to confirm that they are able to participate in the Plan. See “Dividends and Distributions” and “Dividend Reinvestment and Cash Purchase Plan.”
Taxation. Tax considerations for an investor in the Fund are summarized under “Federal Income Taxation.”
Repurchase of Shares. The Fund may, from time to time, take action to attempt to reduce or eliminate any market value discount from NAV. The Board, in consultation with UBS AM (Americas), will periodically review the possibility of open market repurchases or tender offers for Shares of the Fund. There can be no assurance that the Board will, in fact, decide to undertake either of these actions or, if undertaken, that such repurchases or tender offers will result in the Shares trading at a price which is equal to or close to NAV. The Fund may borrow to finance such repurchases or tenders. See “Repurchase of Shares.”

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses
Sales Load (as a percentage of offering price)(1)	Up to 3.00%
Offering Expenses (as a percentage of offering price)(1)	0.26%
Dividend Reinvestment Plan Fees (per sale or per voluntary cash payment transaction fee)	$5.00 (2)
Annual Fund Operating Expenses (as a percentage of average net assets attributable to the Fund’s common shares)
Management Fees(3)	1.32%
Interest Expense on Borrowed Funds(4)	2.06%
Other Expenses(5)	0.40%
Total Annual Operating Expenses	3.78%

(1)	If the Shares are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load, which may be lower than 3.00%, and the estimated offering expenses.
(2)
The Fund bears ongoing expenses associated with the Plan which are included in “Other Expenses.” There is no service fee payable by Plan participants for dividend reinvestments; however, shareholders are subject to other transaction costs associated with the Plan. Actual costs will vary for each participant depending on the return and number of transactions made. For Plan participants that elect to make voluntary cash purchases, Plan participants must pay a service fee of $5.00 per transaction. Plan participants will also be charged a pro rata share of the brokerage commissions for all open market purchases ($0.03 per share as of October 2025). In addition, if a Plan participant elects by written notice to the Plan administrator to have the plan administrator sell part or all of the shares held by the Plan administrator in the participant’s account and remit the proceeds to the participant, the participant will also be charged a service fee of $5.00 for each sale and brokerage commissions of $0.03 per share (as of October 2025). See “Dividend Reinvestment and Cash Purchase Plan.”

(3)
See “Management of the Fund—Investment Adviser.” UBS AM (Americas) receives from the Fund, as compensation for its advisory services, a fee, computed and payable monthly at an annualized rate of 1.00% of the first $250 million of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) and 0.75% of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) greater than $250 million.

(4)	The Fund currently borrows under the Credit Agreement, the costs of which are borne by holders of Shares of the Fund.
(5)	“Other Expenses” are based on estimated amounts for the current fiscal year.
Example:
An investor would directly or indirectly pay the following expenses (including the sales load and offering expenses set out above) on a $1,000 investment, assuming a 5% annual return throughout the period:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$68	$143	$220	$420
The above table and example are intended to assist investors in understanding the various costs and expenses directly or indirectly associated with investing in Shares of the Fund. The “Example” assumes that all dividends and other distributions are reinvested at net asset value and that the percentage amounts listed in the table above under Total Annual Operating Expenses remain the same in the years shown. The above table and example and the assumption in the example of a 5% annual return are required by regulations of the SEC that are applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund’s Shares. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund” and “Expenses.” In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the Fund’s dividend reinvestment and cash purchase plan may receive Shares purchased or issued at a price or value different from NAV. See “Dividends and Distributions; Dividend Reinvestment and Cash Purchase Plan.”
The example should not be considered a representation of past or future expenses, and the Fund’s actual expenses may be greater than or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

FINANCIAL HIGHLIGHTS
The following financial highlights table is intended to help you understand the Fund’s financial performance. Certain information reflects financial results from a single Fund share. The information in the financial highlights for the fiscal years ended 2024 and 2025 has been derived from financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund. The report of Ernst & Young LLP is included in the Fund’s October 31, 2025 annual report, is incorporated by reference into the Prospectus and SAI and can be obtained by shareholders. The information in the financial highlights for the fiscal years ended 2021, 2022 and 2023 has been audited by the Fund’s former independent registered public accounting firm. The Fund’s financial statements are included in the Fund’s Annual and Semi-Annual Reports and are incorporated by reference into the Prospectus and the SAI. The Annual and Semi-Annual Reports may be obtained without charge by calling 1‑800‑293‑1232 or visiting the Fund’s website https://us‑fund.ubs.com/en/home.

	For the Year Ended October 31,
	2025	2024	2023	2022	2021
Per share operating performance
Net asset value, beginning of year	$2.21	$2.03	$2.00	$2.55	$2.39
INVESTMENT OPERATIONS
Net investment income[1]	0.17	0.18	0.17	0.16	0.17
Net gain (loss) on investments, foreign currency transactions and forward foreign currency contracts (both realized and unrealized)	(0.05)	0.19	0.05	(0.52)	0.18
Total from investment activities	0.12	0.37	0.22	(0.36)	0.35
LESS DIVIDENDS AND DISTRIBUTIONS
Dividends from net investment income	(0.18)	(0.18)	(0.17)	(0.17)	(0.17)
Return of capital	(0.01)	(0.01)	(0.02)	(0.02)	(0.02)
Total dividends and distributions	(0.19)	(0.19)	(0.19)	(0.19)	(0.19)
Net asset value, end of year	$2.14	$2.21	$2.03	$2.00	$2.55
Per share market value, end of year	$2.09	$2.15	$1.81	$1.78	$2.50
TOTAL INVESTMENT RETURN[2]
Net asset value	5.68%	19.20%	12.02%	(14.19)%	15.33%
Market value	6.59%	29.46%	12.23%	(22.10)%	30.55%
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (000s omitted)	$221,672	$228,454	$210,167	$206,835	$263,514
Ratio of net expenses to average net assets	3.62%	3.68%	3.80%	2.20%	1.58%
Ratio of net expenses to average net assets excluding interest expense	1.56%	1.44%	1.44%	1.43%	1.29%
Ratio of net investment income to average net assets	7.72%	8.07%	8.34%	7.04%	6.49%
Decrease reflected in above operating expense ratios due to waivers/reimbursements	0.19%	0.19%	0.20%	0.18%	0.16%
Average debt per share	$0.84	$0.77	$0.85	$0.93	$0.80
Asset Coverage per $1,000 of Indebtedness	$3,333	$3,856	$3,627	$3,260	$4,214
Portfolio turnover rate[3]	55%	58%	37%	46%	49%

[1]	Per share information is calculated using the average shares outstanding method.
[2]
Total investment return at net asset value is based on changes in the net asset value of Fund shares and assumes reinvestment of distributions, if any, at actual prices pursuant to the Fund’s dividend reinvestment program. Total investment return at market value is based on changes in the market price at which the Fund’s shares traded on the stock exchange during the period and assumes reinvestment of distributions, if any, at actual prices pursuant to the Fund’s dividend reinvestment program. Because the Fund’s shares trade in the stock market based on investor demand, the Fund may trade at a price higher or lower than its NAV. Therefore, returns are calculated based on NAV and market price. Total returns for periods less than one year are not annualized.
[3]
Portfolio turnover is calculated by dividing the lesser of total purchases or sales of portfolio securities for the reporting period by the monthly average of portfolio securities owned during the reporting period. Excluded from both the numerator and denominator are amounts relating to derivatives and securities whose maturities or expiration dates at the time of acquisition were one year or less.

	For the Year Ended October 31,
	2020	2019	2018	2017	2016
Per share operating performance
Net asset value, beginning of year	$2.54	$2.57	$2.80	$2.62	$2.62
INVESTMENT OPERATIONS
Net investment income[1]	0.19	0.20	0.21	0.23	0.25
Net gain (loss) on investments, foreign currency transactions and forward foreign currency contracts (both realized and unrealized)	(0.14)	(0.00)[2]	(0.19)	0.22	0.03
Total from investment activities	0.05	0.20	0.02	0.45	0.28
LESS DIVIDENDS AND DISTRIBUTIONS
Dividends from net investment income	(0.19)	(0.19)	(0.21)	(0.22)	(0.24)
Return of capital	(0.01)	(0.04)	(0.04)	(0.05)	(0.04)
Total dividends and distributions	(0.20)	(0.23)	(0.25)	(0.27)	(0.28)
CAPITAL SHARE TRANSACTIONS
Increase to net asset value due to shares issued through at‑the‑market offerings	—	—	—	0.00 [2]	—
Net asset value, end of year	$2.39	$2.54	$2.57	$2.80	$2.62
Per share market value, end of year	$2.07	$2.53	$2.35	$2.84	$2.44
TOTAL INVESTMENT RETURN[3]
Net asset value	3.43%	8.54%	0.68%	17.90%	12.75%
Market value	(10.07)%	18.23%	(9.23)%	28.40%	14.63%
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (000s omitted)	$247,017	$262,568	$266,232	$287,967	$261,610
Ratio of net expenses to average net assets	2.00%	2.70%	2.59%	2.14%	2.04%
Ratio of net expenses to average net assets excluding interest expense	1.37%	1.37%	1.41%	1.38%	1.45%
Ratio of net investment income to average net assets	8.10%	7.60%	7.81%	8.19%	10.07%
Decrease reflected in above operating expense ratios due to waivers/reimbursements	0.18%	0.16%	0.15%	0.15%	0.17%
Average debt per share	$0.93	$1.06	$1.20	$1.13	$1.11
Asset Coverage per $1,000 of Indebtedness	$3,847	$3,854	$3,147	$3,482	$3,567
Portfolio turnover rate[4]	33%	32%	42%	65%	49%

[1]	Per share information is calculated using the average shares outstanding method.
[2]	This amount represents less than $0.01 or $(0.01) per share.
[3]
Total investment return at net asset value is based on the change in the net asset value of Fund shares and assumes reinvestment of dividends and distributions, if any, at actual prices pursuant to the Fund’s dividend reinvestment program. Total investment return at market value is based on the change in the market price at which the Fund’s shares traded on the stock exchange during the period and assumes reinvestment of dividends and distributions, if any, at actual prices pursuant to the Fund’s dividend reinvestment program. Because the Fund’s shares trade in the stock market based on investor demand, the Fund may trade at a price higher or lower than its NAV. Therefore, returns are calculated based on NAV and market price.
[4]
Portfolio turnover is calculated by dividing the lesser of total purchases or sales of portfolio securities for the reporting period by the monthly average of portfolio securities owned during the reporting period. Excluded from both the numerator and denominator are amounts relating to derivatives and securities whose maturities or expiration dates at the time of acquisition were one year or less.

TRADING AND NET ASSET VALUE INFORMATION
In the past, the Fund’s common shares have traded at both a premium and at a discount in relation to NAV. Shares of closed‑end investment companies such as the Fund frequently trade at a discount from NAV. See “Closed‑End Fund Structure.”
The Fund’s Shares are listed and traded on the NYSE American. The average weekly trading volume of the Shares on the NYSE American during the twelve months ended October 31, 2025 was 2,604,815 shares. The following table shows for the quarters indicated: (1) the high and low sale price of the Shares at the close of trading on the NYSE American; (2) the high and low NAV per Share; and (3) the high and low premium or discount to NAV at which the Fund’s Shares were trading at the close of trading (as a percentage of NAV).

	Price		Net Asset Value		Premium/(Discount) To Net Asset Value
Fiscal Quarter Ended	High	Low	High	Low	High	Low
January 31, 2024	$2.02	$1.82	$2.19	$2.03	-5.31%	-10.60%
April 30, 2024	$2.06	$1.94	$2.20	$2.15	-5.50%	-11.01%
July 31, 2024	$2.10	$2.01	$2.21	$2.16	-4.98%	-7.37%
October 31, 2024	$2.27	$2.02	$2.24	$2.19	1.34%	-7.72%
January 31, 2025	$2.23	$2.10	$2.23	$2.19	0.91%	-4.52%
April 30, 2025	$2.18	$1.90	$2.22	$2.08	-0.46%	-8.65%
July 31, 2025	$2.15	$2.03	$2.19	$2.14	-1.38%	-5.14%
October 31, 2025	$2.13	$2.03	$2.18	$2.13	-1.40%	-4.69%
January 31, 2026	$2.08	$1.99	$2.14	$2.09	-2.35%	-5.69%
On March 27, 2026, the per Share net asset value was $1.99 and the per Share market price was $1.84, representing a 7.54% discount over such net asset value.
USE OF PROCEEDS
The Fund intends to invest the net proceeds of offerings in accordance with its investment objective and policies. It is anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering in accordance with its investment objective and policies within approximately 30 days after the completion of the offering. Pending such investment, the Fund anticipates investing the proceeds in short-term securities issued by the U.S. government or its agencies or instrumentalities or in high quality, short-term or long-term debt obligations or money market instruments. See “Investment Objective” and “Investment Policies.”
THE FUND
The Fund was organized as a trust under the laws of the State of Delaware on April 24, 1998, and it is registered under the 1940 Act. The Fund has been engaged in business as a diversified, closed‑end management investment company since July 28, 1998, when it completed an initial public offering of common shares of beneficial interest, par value $0.001 per share. Effective September 15, 2025, the Fund changed its name from “Credit Suisse High Yield Bond Fund” to “Credit Suisse High Yield Credit Fund.” The Fund’s common shares are traded on the NYSE American under the symbol “DHY.” The Fund’s principal office is located at 1285 Avenue of the Americas, New York, New York, 10019 and its telephone number is 1‑800‑295‑1232. The following provides information about the Fund’s outstanding shares as of March 27, 2026:

Title of Class	Amount Authorized	Amount Held by the Fund or for Its Account	Exclusive of Amount Held by the Fund or for Its Account
Common Shares	Unlimited	0	103,609,624

INVESTMENT OBJECTIVES AND POLICIES
Investment Objectives and Principal Investment Policies
For a discussion of the Fund’s investment objectives and principal investment policies, please refer to the section of the Fund’s most recent annual report on Form N‑CSR for the fiscal year ended October 31, 2025 filed on January 9, 2026 entitled “Fund Summary—Investment Objective and Policies”, which is incorporated by reference herein.
Effective September 15, 2025, the Fund changed its 80% investment policy. Under the Fund’s new 80% investment policy, under normal circumstances, the Fund will invest at least 80% of its net assets, plus any borrowings for investment purposes, in investments rated below investment grade quality. Such investments rated below investment grade quality include bonds, debentures, notes, senior loans (sometimes referred to as bank loans), convertible debt obligations, secured floating rate loans, loan participations and assignments, and collateralized debt obligations, including collateralized loan obligations. The investments rated below investment grade quality acquired by the Fund will generally be in the lower rating categories of the major rating agencies (lower than Baa by Moody’s Investors Service, Inc. (“Moody’s”) or lower than BBB by S&P Global Ratings (“S&P”), a division of S&P Global Inc., or comparably rated by another nationally recognized rating agency), or in unrated investments that UBS AM (Americas) determines to be of comparable quality. The Fund’s investments in derivatives will be counted toward the Fund’s 80% policy to the extent that they provide investment exposure to the investments included within that policy or to one or more market risk factors associated with such investments.
Principal Portfolio Contents and Techniques
The Fund’s portfolio will be composed principally of the following investments. Additional information with respect to the Fund’s investment policies and certain of the Fund’s portfolio investments is contained in the SAI. There is no guarantee the Fund will buy all of the types of securities or use all of the investment techniques that are described herein and in the SAI.
Lower-Rated Securities. Lower-rated securities are securities rated below investment grade quality (lower than Baa by Moody’s or lower than BBB by S&P or comparably rated by another rating agency). Such securities are considered to have speculative elements, with higher vulnerability to default than corporate securities with higher ratings. See “Appendix A — Description of Ratings” in the SAI for additional information concerning rating categories of Moody’s and S&P. Subsequent to its purchase by the Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event will require sale of such securities by the Fund, although UBS AM (Americas) will consider such event in its determination of whether the Fund should continue to hold the securities.
Lower-rated securities, though high yielding, are characterized by high risk.
Bond prices generally are inversely related to interest rate changes; however, bond price volatility also is inversely related to coupon. Accordingly, lower-rated securities may be relatively less sensitive to interest rate changes than higher quality securities of comparable maturity, because of their higher coupon. This higher coupon is what the investor receives in return for bearing greater credit risk. The higher credit risk associated with lower-rated securities potentially will have a greater effect on the value of such securities than may be the case with higher quality issues of comparable maturity, and will be a substantial factor in the Fund’s relative Share price volatility.
The ratings of Moody’s, S&P and the other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, UBS AM (Americas) also will evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower-rated securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objectives will be more dependent on UBS AM (Americas)’s credit analysis than would be the case when the Fund invests in rated securities.
The Fund may also invest in zero coupon, pay‑in‑kind or deferred payment lower grade securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed annually to have received “phantom income.” Because the Fund will distribute this “phantom income” to shareholders, to the extent that shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional Shares, the Fund will have fewer assets with which to purchase income-producing securities. The Fund accrues income with respect to these securities prior to the receipt of cash payments. Pay‑in‑kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon, pay‑in‑kind and deferred payment securities are subject to greater fluctuation in value and may have less liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.
Convertible Securities. Convertible securities may be converted at either a stated price or stated rate into underlying shares of common stock. Convertible securities have characteristics similar to both fixed income and equity securities. Convertible securities generally are subordinated to other similar but non‑convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to shares of common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non‑convertible securities.
Although to a lesser extent than with fixed income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. As the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.
Convertible securities provide for a stable stream of income with generally higher yields than common stock and offer the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. In return, however, convertible securities generally offer lower interest or dividend yields than non‑convertible securities of similar quality.
Preferred Stock. Preferred stock represents a share of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds but before common stock on its claim on a company’s income for dividend payments and on a company’s assets should the company’s assets be liquidated. While most preferred stocks pay a dividend, the Fund may purchase preferred stock where the issuer has failed to pay, or is in danger of failing to pay, the dividends on such preferred stock, or may purchase preferred stock that pays a dividend in kind.
Variable and Floating Rate Securities. Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.
The Fund may invest in floating rate debt instruments (“floaters”). The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury Bill rate. The interest rate on a floater resets periodically, typically every six months. Because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, although the Fund will participate in any declines in interest rates as well. The Fund also may invest in inverse floating rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed or inversely to a multiple of the applicable index. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality.
Senior Loans. “Senior Loans” are loans, including purchases of loans or portions of loans via assignment from third parties, and loan participations (collectively, “Loans”) that are senior secured floating rate Loans. Senior Loans are made to corporations and other non‑governmental entities and issuers. Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debt holders and stockholders of the borrower. Collateral may include equity in a borrower’s operating companies or other tangible and intangible assets. The proceeds of Senior Loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, dividends, and, to a lesser extent, to finance internal growth and for other corporate purposes. Senior Loans typically have rates of interest that are determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. Base lending rates in common usage today are primarily Secured Overnight Financing Rate (“SOFR”), and secondarily the prime rate offered by one or more major U.S. banks (the “Prime Rate”) and the certificate of deposit (“CD”) rate or other base lending rates used by commercial lenders.
A Loan in which the Fund may invest typically is originated, negotiated and structured by a syndicate of lenders (“Co‑Lenders”) consisting of commercial banks, thrift institutions, insurance companies, finance companies, investment banking firms, securities brokerage houses or other financial institutions or institutional investors, one or more of which administers the loan on behalf of the syndicate. Senior Loans that are issued by lenders that are banks are commonly referred to as “bank loans.” Co‑Lenders may sell Senior Loans to third parties (“Participants”). The Fund invests in a Senior Loan either by participating in the primary distribution as a Co‑Lender at the time the loan is originated or by buying an assignment or participation interest in the Senior Loan in the secondary market from a Co‑Lender or a Participant. Loans in which the Fund invests may include “covenant-lite” loans.
The Fund may invest in a Senior Loan at origination as a Co‑Lender or by acquiring an assignment or participation interest in the secondary market from a Co‑Lender or Participant. If the Fund purchases an assignment, the Fund typically accepts all of the rights of the assigning lender in a Senior Loan, including the right to receive payments of principal and interest and other amounts directly from the borrower and to enforce its rights as a lender directly against the borrower and assumes all of the obligations of the assigning lender, including any obligations to make future advances to the borrower. As a result, therefore, the Fund has the status of a Co‑Lender. In some cases, the rights and obligations acquired by a purchaser of an assignment may differ from, and may be more limited than, the rights and obligations of the assigning lender. The Fund also may purchase a participation in a portion of the rights of a Co‑Lender or Participant in a Senior Loan by means of a participation agreement. A participation is similar to an assignment in that the Co‑Lender or Participant transfers to the Fund all or a portion of an interest in a senior loan. Unlike an assignment, however, a participation does not establish any direct relationship between the Fund and the borrower. In such a case, the Fund is required to rely on the Co‑Lender or Participant that sold the participation not only for the enforcement of the Fund’s rights against the borrower but also for the receipt and processing of payments due to the Fund under the Senior Loans.

Affiliates of UBS AM (Americas) may participate in the primary and secondary market for loans. Because of limitations imposed by applicable law, the presence of UBS AM (Americas)’s affiliates in the loans market may restrict the Fund’s ability to acquire some loans or affect the timing or price of such acquisitions.
The Fund may receive and/or pay certain fees in connection with its lending activities. These fees are in addition to interest payments received and may include facility fees, commitment fees, amendment and waiver fees, commissions and prepayment fees. In certain circumstances, the Fund may receive a prepayment fee on the prepayment of a Senior Loan by a borrower.
In certain circumstances, Loans may be deemed not to be securities, and in such circumstances, in the event of fraud or misrepresentation by a Borrower or an arranger, Lenders and purchasers of interests in such Loans, such as the Fund, will not have the protection of the anti-fraud provisions of the federal securities laws, as would be the case for bonds or stocks. Instead, in such cases, Lenders generally rely on the contractual provisions in the Loan agreement itself, and common‑law fraud protections under applicable state law.
Second Lien and Other Secured Loans. “Second Lien Loans” are “second lien” secured floating rate Loans made by public and private corporations and other non‑governmental entities and issuers for a variety of purposes. Second Lien Loans are second in right of payment to one or more Senior Loans of the related borrower. Second Lien Loans typically are secured by a second priority security interest or lien to or on specified collateral securing the borrower’s obligation under the Loan and typically have similar protections and rights as Senior Loans. Second Lien Loans are not (and by their terms cannot become) subordinated in right of payment to any obligation of the related borrower other than Senior Loans of such borrower. Second Lien Loans, like Senior Loans, typically have adjustable floating rate interest payments. Because Second Lien Loans are second to Senior Loans, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk.
The Fund may also invest in secured Loans other than Senior Loans and Second Lien Loans. Such secured Loans are made by public and private corporations and other non‑governmental entities and issuers for a variety of purposes, and may rank lower in right of payment to one or more Senior Loans and Second Lien Loans of the borrower. Such secured Loans typically are secured by a lower priority security interest or lien to or on specified collateral securing the borrower’s obligation under the Loan, and typically have more subordinated protections and rights than Senior Loans and Second Lien Loans. Secured Loans may become subordinated in right of payment to more senior obligations of the borrower issued in the future. Such secured Loans may have fixed or adjustable floating rate interest payments. Because other secured Loans rank in payment order behind Senior Loans and Second Lien Loans, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk.
Second Lien Loans and other secured Loans generally are of below investment grade quality. Other than their subordinated status, Second Lien Loans and other secured Loans have many characteristics similar to Senior Loans discussed above. As in the case of Senior Loans, the Fund may purchase interests in Second Lien Loans and other secured Loans through assignments or participations.
Collateralized Debt Obligations. The Fund may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CDOs are types of asset-backed securities. A CBO is ordinarily issued by a fund or other special purpose entity (“SPE”) and is typically backed by a diversified pool of fixed income securities (which may include high risk, below investment grade securities) held by such issuer. A CLO is ordinarily issued by a trust or other SPE and is typically collateralized by a pool of loans, which may include, among others, domestic and non‑U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans, held by such issuer. Although certain CDOs may benefit from credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, such enhancement may not always be present, and may fail to protect the Fund against the risk of loss on default of the collateral. Certain CDO issuers may use derivatives contracts to create “synthetic” exposure to assets rather than holding such assets directly, which entails the risks of derivative instruments described elsewhere in this Prospectus. CDOs may charge management fees and administrative expenses, which are in addition to those of the Fund.
For both CBOs and CLOs, the cash flows from the SPE are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche, which bears the first loss from defaults from the bonds or loans in the SPE and serves to protect the other, more senior tranches from default (though such protection is not complete). Since it is partially protected from defaults, a senior tranche from a CBO or CLO typically has higher ratings and lower yields than its underlying securities, and may be rated investment grade. Despite the protection from the equity tranche, CBO or CLO senior tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to CBO or CLO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments. The Fund may invest in both equity and senior tranches of CBOs and CLOs.
Credit Default Swap Agreements. The “buyer” in a credit default swap is obligated to pay the “seller” an upfront payment or a periodic stream of payments over the term of the agreement, provided that no credit event on an underlying reference obligation has occurred. If a credit event occurs, the seller must pay the buyer the full notional value, or “par value,” of the reference obligation in exchange for the reference obligation. As a result of counterparty risk, certain credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly.
If the Fund is a buyer and no credit event occurs, the cost to the Fund is the premium paid with respect to the agreement. If a credit event occurs, however, the Fund may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. On the other hand, the value of any deliverable obligations paid by the Fund to the seller, coupled with the up front or periodic payments previously received by the seller, may be less than the full notional value the seller pays to the Fund, resulting in a loss of value to the Fund.
If the Fund is a seller and no credit event occurs, the Fund would generally receive an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years. If a credit event occurs, however, generally the Fund would have to pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. When the Fund acts as a seller of a credit default swap agreement it is exposed to speculative exposure risk since, if a credit event occurs, the Fund may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations of the reference entity. As a result, the Fund bears the entire risk of loss due to a decline in value of a referenced security on a credit default swap it has sold if there is a credit event with respect to the security. The Fund bears the same risk as a buyer of fixed income securities directly. The Fund will sell a credit derivative only with respect to securities in which it would be authorized to invest.
Certain credit default swap agreements may not have liquidity beyond the counterparty to the agreement and may be considered illiquid. Other credit default swap agreements, however, may be considered liquid. Moreover, the Fund bears the risk of loss of the amount expected to be received under a credit default swap agreement in the event of the default or bankruptcy of the counterparty. The Fund will enter into swap agreements as a buyer only with counterparties that are deemed creditworthy by the adviser. Credit default swap agreements are generally valued at a price at which the counterparty to such agreement would terminate the agreement. As the seller of a credit default swap, the Fund would be subject to investment exposure on the notional amount of the swap. Accordingly, the Fund will segregate liquid investments in an amount equal to the aggregate market value of the credit default swaps of which it is the seller, marked to market on a daily basis.

When the Fund buys or sells a credit derivative, the underlying issuer(s) or obligor(s) to the transaction will be treated as an issuer for purposes of complying with the Fund’s issuer diversification and industry concentration policies, absent regulatory guidance to the contrary. The Fund may, but is not required to, use credit swaps or any other credit derivative. There is no assurance that credit derivatives will be available at any time or, if used, that the derivatives will be used successfully.
Defensive Strategies. There may be times when, in UBS AM (Americas)’s judgment, conditions in the securities markets would make pursuing the Fund’s basic investment strategy inconsistent with the best interests of its shareholders. At such times, UBS AM (Americas) may employ alternative strategies to reduce fluctuations in the value of the portfolio. In implementing these defensive strategies, the Fund may temporarily shift its portfolio emphasis to higher rated securities, hedge currency risks, reduce or suspend its option writing activities or generally reduce the average maturity of its holdings. Under unusual market conditions, the Fund could invest for temporary defensive purposes up to 100% of its total assets in cash or money market instruments. Such money market instruments include short-term obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, domestic, foreign and non‑U.S. dollar denominated commercial paper, domestic and foreign certificates of deposit, domestic and foreign bankers’ acceptances and other bank obligations. The Fund may also hold a portion of its assets in cash or money market instruments for liquidity purposes. It is impossible to predict when, or for how long, such alternative strategies will be utilized. To the extent that the Fund employs these temporary defensive strategies, it may not achieve its investment objective.
Money Market Instruments. The Fund may invest in the following types of money market instruments:
Bank Obligations. The Fund may purchase certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign subsidiaries or foreign branches of domestic banks, and domestic and foreign branches of foreign banks, the Fund may be subject to additional investment risks.
Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.
Time deposits are non‑negotiable deposits maintained in a banking institution for a specified period of time (in no event longer than seven days) at a stated interest rate.
Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates.
Commercial Paper. Commercial paper consists of short-term, unsecured promissory notes issued to finance short-term credit needs. The commercial paper purchased by the Fund will consist only of direct obligations which, at the time of their purchase, are (a) rated not lower than Prime‑1 by Moody’s or A‑1 by S&P, (b) issued by companies having an outstanding unsecured debt issue currently rated at least A3 by Moody’s or A‑ by S&P, or (c) if unrated, determined by UBS AM (Americas) to be of comparable quality to those rated obligations which may be purchased by the Fund.
Other Short-Term Corporate Obligations. These instruments include variable amount master demand notes, which are obligations that permit the Fund to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower. These notes permit daily changes in the amounts borrowed. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value, plus accrued interest, at any time. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Fund’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies, and the Fund may invest in them only if at the time of an investment UBS AM (Americas) determines that such investment is of comparable quality to those rated obligations which may be purchased by the Fund.
Portfolio Turnover and Short-Term Trading. UBS AM (Americas) will buy and sell securities for the Fund to accomplish its investment objective. The investment policies of the Fund may lead to frequent changes in investments, particularly in periods of rapidly fluctuating interest or currency exchange rates. Investments may also be traded to take advantage of perceived short-term disparities in market values or yields among securities of comparable quality and maturity. From time to time, consistent with its investment objective, the Fund may also trade securities for the purpose of seeking short-term profits to take advantage of short-term opportunities during periods of fluctuating markets. Securities may be sold in anticipation of a market decline or bought in anticipation of a market rise.
Restricted and Illiquid Securities. The Fund currently invests in securities that are not readily marketable. These include securities which are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and not publicly traded.
Non‑Principal Portfolio Contents and Techniques
Equity Securities. To a limited extent, incidental to and in connection with its investment activities or pursuant to a convertible feature in a security, the Fund may acquire warrants and other equity securities. The Fund may also acquire other equity securities of a borrower or issuer in connection with an amendment, waiver, conversion or exchange of a Senior Loan or other debt security or in connection with a bankruptcy or workout of the borrower or issuer. The Fund can invest in equities incidental to or in connection with debt investments and can otherwise also invest in equities but in no case will the Fund’s total investments in equities exceed 10% of its net assets.
Foreign Currency Exchange Transactions. The Fund may (but is not required to) engage in foreign currency exchange transactions to hedge against fluctuations in future exchange rates.
INVESTMENT RESTRICTIONS
In addition to its investment objective, the Fund has adopted the investment restrictions numbered 1 through 6 below as fundamental policies, which cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting shares. Unless expressly designated as fundamental, all other policies of the Fund may be changed by the Board without shareholder approval. Unless otherwise indicated, the restrictions set forth below, as well as those contained elsewhere in this Prospectus, apply at the time a transaction is effected, and a subsequent change in a percentage resulting from market fluctuations or any other cause other than an action by the Fund will not require the Fund to dispose of portfolio securities or take other action to satisfy the percentage restriction. The Fund may not:

1.
Invest more than 25% of the value of its total assets in the securities of issuers in a single industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

2.
Invest in commodities or commodity contracts, except that the Fund may purchase and sell commodities to the maximum extent permitted by regulations of the Commodity Futures Trading Commission (“CFTC”) (or any successor) that would not require registration of the Fund as a commodity pool.

3.	Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Fund may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate or real estate investment trusts. If real estate is delivered as a result of foreclosure, the Fund may hold such property until it can dispose of it in an orderly manner at a reasonable price.

4.	Issue senior securities or borrow money except as permitted by the 1940 Act.

5.
Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Fund may lend its portfolio securities in an amount not to exceed 33‑1/3% of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and the Board.

6.
Act as an underwriter of securities of other issuers, except to the extent the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

7.	Invest in the securities of a company for the purpose of exercising management or control, but the Fund will vote the securities it owns in its portfolio as a shareholder in accordance with its views.

8.
Pledge, mortgage or hypothecate its assets, except to the extent necessary to secure permitted borrowings or leverage and to the extent necessary related to the purchase of securities on a when-issued or forward commitment basis, the deposit of assets in escrow in connection with writing covered options, and collateral and initial or variation margin or similar arrangements with respect to options, forward contracts, futures contracts, options on futures contracts, swaps, caps, collars, floors and other derivative instruments.

The deposit of initial and variation margin and collateral arrangements in connection with interest rate futures contracts and related options shall not be deemed to be in violation of any of the foregoing investment restrictions. For purposes of investment restriction no. 4, the 1940 Act requires the Fund to maintain at all times an “asset coverage” of at least 300%. Asset coverage means the ratio that the value of the Fund’s total assets (including amounts borrowed), minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Investment restriction no. 1 will be interpreted to prohibit the Fund from making any investment if, as a result, the Fund’s investments will be concentrated in any one industry or group of industries. With respect to the Fund’s industry classifications, the Fund currently utilizes any one or more of the industry sub-classifications used by one or more widely recognized market indexes or rating group indexes, and/or as defined by the Investment Adviser. The policy also will be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries.
USE OF LEVERAGE
The Fund currently utilizes and in the future expects to continue to utilize leverage through borrowings, including the issuance of debt securities, and derivatives, which have the effect of leverage.
As provided in the 1940 Act and subject to certain exceptions, the Fund may issue debt with the condition that immediately after issuance the value of its total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the debt outstanding. Thus, as noted above, the Fund may use leverage in the form of borrowings in an amount up to 33 1/3% of the Fund’s total assets (including the proceeds of such leverage). The total leverage of the Fund is currently expected to range between 25% and 32% of the Fund’s total assets. The Fund seeks a leverage ratio, based on a variety of factors including market conditions and UBS AM (Americas)’s market outlook, for which the rate of return, net of applicable Fund expenses, on the Fund’s investment portfolio investments purchased with leverage exceeds the costs associated with such leverage. The Fund does not currently intend to issue or register preferred shares or commercial paper for 12 months after the effective date of its registration statement on Form N‑2 of which this Prospectus is a part.
The use of leverage can create risks. Changes in the value of the Fund’s portfolio, including securities bought with the proceeds of leverage, will be borne entirely by the holders of Shares. If there is a net decrease or increase in the value of the Fund’s investment portfolio, leverage will decrease or increase, as the case may be, the NAV per Share of an applicable class to a greater extent than if the Fund did not utilize leverage. When the Fund is using leverage, its NAV and rate of distribution will be more volatile. The Fund’s leveraging strategy may not be successful.
Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements, including those relating to asset coverage and portfolio composition requirements. The securities held by the Fund are subject to a lien granted to the lender, to the extent of the borrowing outstanding and any additional expenses. The Fund’s lenders may establish guidelines for borrowing which may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. There is no guarantee that the Fund’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available, or if available, will be available on terms and conditions acceptable to the Fund. Expiration or termination of available financing for leveraged positions can result in adverse effects to the Fund’s access to liquidity and its ability to maintain leverage positions, and may cause the Fund to incur losses. Unfavorable economic conditions also could increase funding costs, limit access to the capital markets or result in a decision by lenders not to extend credit to the Fund. In addition, a decline in market value of the Fund’s assets may have particular adverse consequences in instances where the Fund has borrowed money based on the market value of those assets. A decrease in market value of those assets may result in the lender requiring the Fund to sell assets at a time when it may not be in the Fund’s best interest to do so.
Following the completion of an offering, the Fund may increase the amount of leverage outstanding. The Fund may engage in additional borrowings in order to maintain the Fund’s desired leverage ratio. Leverage creates a greater risk of loss, as well as a potential for more gain, for the Shares than if leverage were not used. Interest on borrowings may be at a fixed or floating rate and generally will be based on short-term rates. The costs associated with the Fund’s use of leverage, including the issuance of such leverage and the payment of dividends or interest on such leverage, will be borne entirely by the holders of common shares. As long as the rate of return, net of applicable Fund expenses, on the Fund’s investment portfolio investments purchased with leverage exceeds the costs associated with such leverage, the Fund will generate more return or income than will be needed to pay such costs. In this event, the excess will be available to pay higher dividends to holders of common shares. Conversely, if the Fund’s return on such assets is less than the cost of leverage and other Fund expenses, the return to the holders of the common shares will diminish. To the extent that the Fund uses leverage, the NAV and market price of the Shares and the yield to holders of Shares will be more volatile. The Fund’s leveraging strategy may not be successful. See “Risks and Special Considerations.”
Credit Agreement
Please refer to the section of the Fund’s most recent annual report on Form N‑CSR for the fiscal year ended October 31, 2025, filed on January 9, 2026 entitled “Notes to Financial Statements—Note 4. Line of Credit”, which is incorporated by reference herein, for a summary of the Fund’s Credit Agreement, the Fund’s loans outstanding under the Credit Agreement as of October 31, 2025, the average daily loan balance under the Credit Agreement for the fiscal period ended October 31, 2025, the weighted average interest rate of the Fund’s borrowings under the Credit Agreement for the fiscal period ended October 31, 2025, the maximum daily loan outstanding under the Credit Agreement during the fiscal period ended October 31, 2025, interest expense paid under the Credit Agreement during the fiscal period ended October 31, 2025 and the number of days the Fund’s borrowings under the Credit Agreement were outstanding for the fiscal period ended October 31, 2025.
The Fund’s borrowings under the Credit Agreement at October 31, 2025 equaled $95,000,000, which was approximately 30% of the Fund’s total assets (including the proceeds of such leverage) as of such date. The Fund’s asset coverage ratio as of October 31, 2025 was 333%.
The Credit Agreement contains customary covenant, negative covenant and default provisions, including covenants that limit the Fund’s ability to incur additional debt or consolidate or merge into or with any person, other than as permitted, or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets. In addition, the Fund agreed not to purchase assets not contemplated by the investment policies and restrictions in effect when the Credit Agreement became effective. Furthermore, the Fund may not incur additional debt from any other party, except for in limited circumstances (e.g., in the ordinary course of business). Such restrictions shall apply only so long as the Credit Agreement remains in effect.
Indebtedness issued under the Credit Agreement is not convertible into any other securities of the Fund. Outstanding amounts would be payable at maturity or such earlier times as required by the Credit Agreement. The Fund may be required to prepay outstanding amounts under the Credit Agreement in the event of the occurrence of certain events of default. The Fund is expected to indemnify the lenders under the Credit Agreement against certain liabilities they may incur in connection with the Credit Agreement. The Fund is required to pay commitment fees under the terms of the Credit Agreement. With the use of borrowings, there is a risk that the interest rates paid by the Fund on the amount it borrows will be higher than the return on the Fund’s investments. The credit facility with State Street may in the future be replaced or refinanced by one or more credit facilities.
Effects of Leverage
Assuming that leverage will represent approximately 30% of the Fund’s total assets (including the proceeds of such leverage) and that the Fund will bear expenses relating to that leverage at an average annual rate of 5.273%, the income generated by the Fund’s portfolio (net of estimated expenses) must exceed $5,009,350 in order to cover the expenses specifically related to the Fund’s use of leverage. Of course, these numbers are merely estimates used for illustration. Actual leverage expenses will vary frequently and may be significantly higher or lower than the rate estimated above.
The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on total returns from an investment in the Shares, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Fund’s portfolio) of (10)%, (5)%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. See “Risks and Special Considerations.” The table further reflects the use of leverage representing 30% of the Fund’s total assets (including the proceeds of such leverage) and the Fund’s currently projected annual leverage expense of 5.27%.

Assumed Portfolio Total Return (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding Common Share Total Return	(16.55)%	(9.40)%	(2.26)%	4.88%	12.03%
The corresponding total return to stockholders is composed of two elements: the common share dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its investments is entirely offset by losses in the value of those securities.
Derivatives
The Fund may enter into derivative transactions that have economic leverage embedded in them. There can be no assurance that investments in derivative transactions that have economic leverage embedded in them will result in a higher return on the Shares. Under Rule 18f‑4 under the 1940 Act, among other things, a fund must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value‑at‑risk. See “Other Investment Practices—Regulatory Aspects of Derivatives Instruments—Rule 18f‑4 Under the 1940 Act” in the SAI.

Temporary Borrowings
The Fund may also borrow money under the Facility or from other lenders as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.
Other Forms of Leverage
The Fund may also leverage its portfolio by entering into additional credit facilities or issuing preferred shares. The Fund does not currently intend to issue or register preferred shares for 12 months after the effective date of its registration statement on Form N‑2 of which this Prospectus is a part.
RISKS AND SPECIAL CONSIDERATIONS
An investment in the Shares of the Fund involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth in this Prospectus.
Principal and General Risks
For a discussion of the principal and general risks of investing in the Fund, please refer to the section of the Fund’s most recent annual report on Form N‑CSR for the fiscal year ended October 31, 2025 filed on January 9, 2026 entitled “Fund Summary—Risk Factors”, which is incorporated by reference herein.
In addition, the Fund is subject to the following risks:
Reference Rate Replacement Risk
The Fund may be exposed to financial instruments that recently transitioned from, or continue to be tied to, the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies or investment value.
The United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, has ceased publishing all LIBOR settings. In April 2023, however, the FCA announced that some USD LIBOR settings would continue to be published under a synthetic methodology until September 30, 2024 for certain legacy contracts. After September 30, 2024, the remaining synthetic LIBOR settings ceased to be published, and all LIBOR settings have permanently ceased. The Secured Overnight Financing Rate (“SOFR”) is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. Under U.S. regulations that implement a statutory fallback mechanism to replace LIBOR, benchmark rates based on SOFR have replaced LIBOR in certain financial contracts.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Fund may have instruments linked to other interbank offered rates that may also cease to be published in the future.

Special Risks for Holders of Rights
There is a risk that performance of the Fund may result in the Shares purchasable upon exercise of the rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the rights. Investors who receive rights may find that there is no market to sell rights they do not wish to exercise. If investors exercise only a portion of the rights, Shares may trade at less favorable prices than larger offerings for similar securities.
For additional information about the risks that may be associated with an investment in the Fund, see “Other Investment Practices” in the SAI.
MANAGEMENT OF THE FUND
Board of Trustees
The business and affairs of the Fund are managed by or under the direction of the Board of Trustees of the Fund. Background information regarding the Trustees and officers of the Fund is contained in the proxy statement for the annual meeting of the Fund’s shareholders, which is incorporated by reference into the SAI.
Investment Adviser
UBS AM (Americas) serves as the Fund’s investment adviser with respect to all investments and makes all investment decisions for the Fund. UBS AM (Americas) is an indirect asset management subsidiary of UBS Group AG and a member of the UBS Asset Management Division. UBS AM (Americas) is located at 1285 Avenue of the Americas, New York, New York 10019.
As of December 31, 2025, UBS AM (Americas) managed approximately $589 billion. Assets under management for the UBS Asset Management Division totaled $2,098 billion worldwide, as of December 31, 2025.
On June 12, 2023, CS Group merged with and into UBS Group, with UBS Group remaining as the surviving company, pursuant to a definitive merger agreement signed on March 19, 2023 (previously defined as the “Transaction”). CS Group was the ultimate parent company of Credit Suisse, the Fund’s previous investment adviser, prior to the Transaction. As a result of the Transaction, Credit Suisse became an indirect wholly-owned subsidiary of UBS Group. On May 1, 2024, Credit Suisse merged into UBS AM (Americas), with UBS AM (Americas) as the surviving entity, and UBS AM (Americas) became the investment adviser to the Fund.
Advisory Agreement
Under the Fund’s Investment Advisory Agreement with UBS AM (Americas), UBS AM (Americas) receives from the Fund, as compensation for its advisory services from the Fund an annual fee, computed and payable monthly at an annualized rate of 1.00% of the first $250 million of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) and 0.75% of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) greater than $250 million. Effective January 1, 2011, UBS AM (Americas) has agreed to waive 0.15% of the fees payable under the Advisory Agreement up to $200 million and 0.25% of the fees payable under the Fund’s Investment Advisory Agreement on the next $50 million.
Potential Conflicts of Interest. Because the Fund’s advisory fee is calculated on the basis of total assets, which includes assets attributable to leverage, the fee paid to the Investment Adviser will be higher than if the Fund did not use leverage. In addition, because the Investment Adviser’s advisory fee, as described above, is calculated based on the total assets of the Fund, the Investment Adviser will benefit from the increase in Fund assets that will result from offerings of Shares. It is not possible to state precisely the amount of additional compensation that the Investment Adviser might receive as a result of the offerings because it is not known how many Shares will be sold and because the proceeds of offerings will be invested in additional portfolio securities, which will fluctuate in value.
A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement is available in the Fund’s annual report to shareholders for the fiscal period ended April 30, 2025.
Administrator
State Street serves as the Fund’s administrator. The Fund pays State Street, for administrative services, a fee, exclusive of out‑of‑pocket expenses, calculated in total for all the funds advised by UBS AM (Americas) that are administered or co‑administered by State Street and allocated based upon the relative average net assets of each fund, subject to an annual minimum fee.
Portfolio Management
The Credit Investments Group (previously defined as “CIG”) is responsible for the day‑to‑day portfolio management of the Fund. The current team members responsible for managing the Fund are John G. Popp, who serves as the Fund’s Chief Investment Officer, David J. Mechlin, Joshua Shedroff, Wing Chan and Michael Adelman. David J. Mechlin, Joshua Shedroff, Wing Chan and Michael Adelman are the portfolio managers of the team sharing in the day‑to‑day responsibilities of portfolio management, including overall industry, credit, duration, yield curve positioning and security selection and industry and issuer allocations.
John G. Popp is a Managing Director of UBS AM (Americas) and Group Head and Chief Investment Officer of CIG, with primary responsibility for making investment decisions and monitoring processes for CIG’s global investment strategies. Mr. Popp also serves as Trustee of the Credit Suisse open‑end funds, as well as serving as Director and Chief Investment Officer for the Fund and Trustee and Chief Investment Officer of the Credit Suisse High Yield Bond Fund.
David Mechlin is a Managing Director of UBS AM (Americas) and a Portfolio Manager for CIG with responsibility for senior loans and high yield bonds. He joined CIG as a credit analyst in 2006. Mr. Mechlin holds a B.S. in Finance and Accounting from Stern School of Business at New York University. Mr. Mechlin is a CFA Charterholder.
Joshua Shedroff is a Managing Director of UBS AM (Americas) and a Portfolio Manager for CIG with responsibility for senior loans and high yield. Previously he served as an Associate at The GlenRock Group, a private equity firm, where he evaluated and executed growth equity and leveraged buyout transactions. Prior to that, he worked in the Corporate Development Group at AboveNet, where he focused on their Chapter 11 restructuring. Mr. Shedroff began his career in the Investment Banking Division at Salomon Smith Barney. Mr. Shedroff received an M.B.A. with honors from the Wharton School at the University of Pennsylvania and a B.A. with honors in Economics from Brandeis University.
Wing Chan is a Managing Director of UBS AM (Americas) and a Portfolio Manager for CIG. Ms. Chan is also a member of the CIG Credit Committee. Prior to joining Credit Suisse in 2005, Ms. Chan served as an Associate Portfolio Manager in Invesco’s High Yield group. Previously, Ms. Chan worked at JP Morgan Fleming Asset Management where she shared responsibility for the management of Structured and Long Duration products. Ms. Chan earned a double B.S. in Economics and Finance from the Massachusetts Institute of Technology. Ms. Chan is a CFA Charterholder, and holds Series 3, 7 and 63 licenses.
Michael Adelman is an Executive Director of UBS AM (Americas) and Portfolio Manager for CIG and high-yield bond trader. He joined Credit Suisse as a Credit Analyst in 2013. Previously he worked in leverage finance within the investment banking division at Jefferies. Mr. Adelman received a B.B.A with high distinction from the Stephen M. Ross School of Business at the University of Michigan. Mr. Adelman is a CFA Charterholder.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund.
EXPENSES
UBS AM (Americas) and State Street are each obligated to pay expenses associated with providing the services contemplated by the agreements to which they are parties, including compensation of and office space for their respective officers and employees connected with investment and economic research, trading and investment management and administration of the Fund, as well as the fees of all Trustees of the Fund who are affiliated with those companies or any of their affiliates, if any. The Fund pays all other expenses incurred in the operation of the Fund including, among other things, expenses for legal and independent registered public accounting firms’ services, costs of printing proxies, stock certificates and shareholder reports, charges of the custodian, any sub‑custodians and the transfer and dividend-paying agent, expenses in connection with the dividend reinvestment and cash purchase plan (see “Dividends and Distributions” and “Dividend Reinvestment and Cash Purchase Plan”), SEC fees, fees and expenses of Independent Trustees, accounting and pricing costs, membership fees in trade associations, fidelity bond coverage for the Fund’s officers and employees, trustees’ and officers’ errors and omissions insurance coverage, interest, brokerage costs and stock exchange fees, stock exchange listing fees and expenses, expenses of qualifying the Fund’s shares for sale in various states, litigation and other extraordinary or non‑recurring expenses, and other expenses properly payable by the Fund.
NET ASSET VALUE
The net asset value of the Fund is determined daily as of the close of regular trading (normally 4:00 p.m. Eastern Time) on the New York Stock Exchange, Inc. (the “Exchange”) on each day the Exchange is open for business. For purposes of determining the net asset value, the value of the securities held by the Fund plus any cash or other assets (including interest accrued but not yet received) minus all liabilities (including accrued expenses) is divided by the total number of Shares outstanding at such time. The Fund determines and makes available for publication the net asset value of its Shares daily.
The Board is responsible for the Fund’s valuation process. The Board has delegated the supervision of the daily valuation process to the Investment Adviser, who has established a Pricing Committee and a Pricing Group, which, pursuant to the policies adopted by the Board, are responsible for making fair valuation determinations and overseeing the Fund’s pricing policies. The valuations for fixed income securities (which may include, but are not limited to, corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of valuation techniques and methodologies. The independent third party pricing services use inputs that are observable such as issuer details, interest rates, yield curves, prepayment speeds, credit risks/spreads, default rates and quoted prices for similar securities. These pricing services generally price fixed income securities assuming orderly transactions of an institutional “round lot” size, but some trades occur in smaller “odd lot” sizes which may be effected at lower prices than institutional round lot trades. Structured note agreements are valued in accordance with a dealer-supplied valuation based on changes in the value of the underlying index. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. Forward contracts are valued at the London closing spot rates and the London closing forward point rates on a daily basis. The currency forward contract pricing model derives the differential in point rates to the expiration date of the forward and calculates its present value. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. Investments in open-ended mutual funds are valued at the NAV as reported on each business day and under normal circumstances.

Securities for which market quotations are not readily available are valued at their fair value as determined in good faith by the Investment Adviser, as the Board’s valuation designee (as defined in Rule 2a‑5 under the 1940 Act), in accordance with the Investment Adviser’s procedures. The Board oversees the Investment Adviser in its role as valuation designee in accordance with the requirements of Rule 2a‑5 under the 1940 Act. The Fund may utilize a service provided by an independent third party which has been approved by the Board to fair value certain securities. When fair value pricing is employed, the prices of securities used by the Fund to calculate its NAV may differ from quoted or published prices for the same securities. If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the Investment Adviser to be unreliable, the market price may be determined by the Investment Adviser using quotations from one or more brokers/dealers or at the transaction price if the security has recently been purchased and no value has yet been obtained from a pricing service or pricing broker. When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its NAV, these securities will be fair valued in good faith by the Pricing Group, in accordance with procedures established by the Investment Adviser.
In particular, the value of foreign securities may be materially affected by events occurring after the close of the market on which they are valued, but before the Fund prices its shares. The Investment Adviser may initiate fair value procedures in accordance with the Fund’s valuation policies to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by the Investment Adviser from time to time.
The Fund’s fair valuation policies are designed to reduce dilution and other adverse effects on long-term shareholders of trading practices that seek to take advantage of “stale” or otherwise inaccurate prices. Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. The Investment Adviser’s use of fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value procedures to price the same securities. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines NAV.
Some portfolio securities may be listed on foreign exchanges that are open on days (such as U.S. holidays) when the Fund does not compute its price. This could cause the value of the Fund’s portfolio investments to be affected by trading on days when an investor cannot buy or sell shares.
DIVIDENDS AND DISTRIBUTIONS
The Fund declares and pays dividends on a monthly basis. Distributions of net realized capital gains, if any, are declared and paid at least annually. The Fund’s dividend policy is to distribute substantially all of its net investment income to its shareholders on a monthly basis. However, in order to provide shareholders with a more consistent yield to the current trading price of common shares of the Fund, the Fund may at times pay out less than the entire amount of net investment income earned in any particular month and may at times in any month pay out such accumulated but undistributed income in addition to net investment income earned in that month. As a result, the dividends paid by the Fund for any particular month may be more or less than the amount of net investment income earned by the Fund during such month.
DIVIDEND REINVESTMENT AND CASH PURCHASE PLAN
The Fund offers a Dividend Reinvestment and Cash Purchase Plan (the “Plan”) to its common shareholders. Please refer to the section of the Fund’s most recent annual report on Form N‑CSR for the fiscal year ended October 31, 2025, filed on January 9, 2026 entitled “Dividend Reinvestment and Cash Purchase Plan”, which is incorporated by reference herein, for a discussion of the Plan.

RIGHTS OFFERINGS
The Fund may in the future, and at its discretion, choose to make offerings of rights to its shareholders to purchase Shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with a rights offering to shareholders, we would distribute certificates or other documentation (i.e., rights cards distributed in lieu of certificates) evidencing the rights and a Prospectus Supplement to our shareholders as of the record date that we set for determining the shareholders eligible to receive rights in such rights offering. Any such future rights offering will be made in accordance with the 1940 Act. Under the laws of Delaware, the Board is authorized to approve rights offerings without obtaining shareholder approval.
The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.
The applicable Prospectus Supplement would describe the following terms of the rights in respect of which this Prospectus is being delivered:

•	The period of time the offering would remain open;

•	The underwriter or distributor, if any, of the rights, which may be an affiliate of the Fund, and any associated underwriting fees or discounts applicable to purchases of the rights;

•	The title of such rights;

•	The exercise price for such rights (or method of calculation thereof);

•	The number of such rights issued in respect of each share;

•	The extent to which such rights are transferable and the market on which they may be traded if they are transferable;

•	If applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

•	The date on which the right to exercise such rights will commence, and the date on which such right will expire (subject to any extension);

•	The extent to which such rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege; and

•	Termination rights we may have in connection with such rights offering.
A certain number of rights would entitle the holder of the right(s) to purchase for cash such number of Shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised rights would become void. Upon expiration of the rights offering and the receipt of payment and the rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the rights agent, or any other office indicated in the Prospectus Supplement, the Shares purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

FEDERAL INCOME TAXATION
Taxation of the Fund
The Fund has elected to be treated, and has qualified and intends to continue to qualify each year, as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), so that it will not pay U.S. federal income tax on income and capital gains distributed to shareholders. In order to qualify as a regulated investment company under Subchapter M of the Code, the Fund must, among other things, (i) derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, and net income derived from an interest in a qualified publicly traded partnership (as defined in Section 851(h) of the Code) (the “90% income test”) and (ii) diversify its holdings so that, at the end of each quarter of each taxable year: (a) at least 50% of the value of the Fund’s total assets is represented by (1) cash and cash items, U.S. government securities, securities of other regulated investment companies, and (2) other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested in (1) the securities (other than U.S. government securities and securities of other regulated investment companies) of any one issuer, (2) the securities (other than securities of other regulated investment companies) of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (3) the securities of one or more qualified publicly traded partnerships.
For purposes of the 90% income test, the character of income earned by any entities in which the Fund may invest that are not treated as corporations for U.S. federal income tax purposes (e.g., partnerships other than certain publicly traded partnerships taxable as corporations or grantor trusts) will generally pass through to the Fund. Consequently, in order to qualify as a regulated investment company, the Fund may be required to limit its equity investments in such entities that earn fee income, rental income, insurance income or other non‑qualifying income.
Although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Fund investments in partnerships, including in qualified publicly traded partnerships, may result in the Fund’s being subject to state, local or foreign income, franchise or withholding tax liabilities.
If the Fund qualifies as a regulated investment company and properly distributes to its shareholders each taxable year an amount equal to or exceeding the sum of (i) 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses) without regard to the deduction for dividends paid and (ii) 90% of the excess of its gross tax‑exempt interest income, if any, over certain disallowed deductions, the Fund generally will not be subject to U.S. federal income tax on any income of the Fund, distributed to shareholders, including “net capital gain” (the excess of net long-term capital gain over net short-term capital loss). However, if the Fund meets such distribution requirements, but chooses to retain some portion of its taxable income or gains, it generally will be subject to U.S. federal income tax at regular corporate rates on the amount retained. The Fund may designate certain amounts retained as undistributed net capital gain in a notice to its shareholders, who (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their proportionate shares of the undistributed amount so designated, (ii) will be entitled to credit their proportionate shares of the income tax paid by the Fund on that undistributed amount against their federal income tax liabilities and to claim refunds to the extent such credits exceed their liabilities and (iii) will be entitled to increase their tax basis, for federal income tax purposes, in their Shares by an amount equal to the excess of the amount of undistributed net capital gain included in their respective income over their respective income tax credits. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), net tax‑exempt interest income, and net capital gain.
The Fund’s investment strategy will potentially be limited by its intention to qualify for treatment as a RIC. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to RICs is not certain. An adverse determination or future guidance by the Internal Revenue Service (“IRS”) or a change in law might affect the Fund’s ability to qualify for such treatment.
The Fund may be able to cure a failure to derive 90% of its income from the sources specified above or a failure to diversity its holdings in the manner described above by paying a tax and/or by disposing of certain assets. If, in any taxable year, the Fund fails one of these tests and does not timely cure the failure or does not satisfy the 90% distribution requirement, the Fund will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the Fund in computing its taxable income.
The Code imposes a 4% nondeductible excise tax on the Fund to the extent it does not distribute by the end of any calendar year at least the sum of (i) 98% of its taxable ordinary income for that year and (ii) 98.2% of its capital gain net income (both long-term and short-term) for the one‑year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax will be considered to have been distributed by year‑end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under distribution or overdistribution, as the case may be, from the previous year. The Fund anticipates that it will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.
Fund Distributions
The Fund declares a dividend from net investment income (excluding capital gains) each month. Dividends are normally paid on the last business day of the month or shortly thereafter. The Fund typically distributes any net short-term and long-term capital gains in December. Dividends from income and/or capital gains may also be paid at such other times as may be necessary for the Fund to avoid U.S. federal income or excise tax.
For U.S. federal income tax purposes, all dividends from the Fund generally are taxable whether a shareholder takes them in cash or reinvests them in additional Shares of the Fund. In general, assuming that the Fund has sufficient earnings and profits, dividends from net investment income and from net short-term capital gains are taxable as ordinary income.
A 3.8% excise tax will be imposed on net investment income, including, among other things, dividends, interest and net gains from investments, of individuals with annual income of $200,000 or more ($250,000 if married, filing jointly), and of estates and trusts.
Distributions by the Fund in excess of the Fund’s current and accumulated earnings and profits will be treated as a return of capital to the extent of the shareholder’s tax basis in its Shares and will reduce such basis. Any such amount in excess of that basis will be treated as gain from the sale of Shares, as discussed below.
Distributions from net capital gains, if any, that are reported as capital gain dividends by the Fund are taxable as long-term capital gains for U.S. federal income tax purposes without regard to the length of time the shareholder has held Shares of the Fund. Capital gain dividends distributed by the Fund to individual and certain other noncorporate shareholders generally will qualify for reduced U.S. federal income tax rates (a maximum rate of 20% for individuals with income above certain inflation-adjusted thresholds) on long-term capital gains, subject to certain limited exceptions. A shareholder should also be aware that the benefits of the favorable tax rate applicable to long-term capital gains and qualified dividend income may be affected by the application of the alternative minimum tax to individual shareholders.

The U.S. federal income tax status of all distributions will be reported to shareholders annually.
Although dividends generally will be treated as distributed when paid, any dividend declared by the Fund in October, November or December and payable to shareholders of record in such a month that is paid during the following January will be treated for U.S. federal income tax purposes as received by shareholders on December 31 of the calendar year in which it was declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated for certain purposes as paid by the Fund during such taxable year. In such case, shareholders generally will be treated as having received such dividends in the taxable year in which the distributions were actually made. For purposes of calculating the amount of a regulated investment company’s undistributed income and gain subject to the 4% excise tax described above, such “spilled back” dividends are treated as paid by the regulated investment company when they are actually paid.
For U.S. federal income tax purposes, the Fund is permitted to carry forward a net capital loss for any year to offset its future short-term and long-term capital gains, respectively. Capital loss carry forwards are not subject to expiration. To the extent subsequent capital gains are offset by such losses, they would not result in U.S. federal income tax liability to the Fund and may not be distributed as such to shareholders. The Fund may not carry forward any losses other than net capital losses. In the event that the Fund were to experience an ownership change as defined under the Code, the Fund’s loss carryforwards and other favorable tax attributes, if any, may be subject to limitation.
At the time of an investor’s purchase of Fund Shares, a portion of the purchase price may be attributable to realized or unrealized appreciation in the Fund’s portfolio or to undistributed capital gains of the Fund. Consequently, subsequent distributions by the Fund with respect to these Shares from such appreciation or gains may be taxable to such investor even if the NAV of the investor’s Shares is, as a result of the distributions, reduced below the investor’s cost for such Shares and the distributions economically represent a return of a portion of the investment.
Expenses Subject to Special Pass-Through Rules
The Fund expects to be a “publicly offered regulated investment company” as a result of either (i) its Shares being held by at least 500 persons at all times during a taxable year or (ii) its Shares being treated as regularly traded on an established securities market. However, it is possible that the Fund will not be treated as a “publicly offered” RIC for one or more of its taxable years. Very generally, pursuant to Treasury Department regulations, expenses of a RIC that is not “publicly offered,” except those specific to its status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Fund shareholders (generally including other RICs that are not “publicly offered,” individuals and entities that compute their taxable income in the same manner as an individual), and, other than in the case of a shareholder that is a RIC that is not “publicly offered,” are not deductible by those shareholders under current law.
Sale, Exchange or Repurchase of Shares
Sales and exchanges generally are taxable events for shareholders that are subject to tax. Shareholders should consult their own tax advisers with reference to their individual circumstances to determine whether any particular transaction in Fund Shares is properly treated as a sale for tax purposes, as the following discussion assumes, and the tax treatment of any gains or losses recognized in such transactions. In general, if Fund Shares are sold, the shareholder will recognize gain or loss equal to the difference between the amount realized on the sale and the shareholder’s adjusted basis in the Shares. Such gain or loss generally will be treated as long-term capital gain or loss if the Shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss. Any loss recognized by a shareholder upon the sale or other disposition of Shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the shareholder of long-term capital gain with respect to such Shares (including any amounts credited to the shareholder as undistributed capital gains).
The Fund may report to the IRS the amount of proceeds that a shareholder receives from a repurchase of Shares. The Fund may also report the shareholder’s basis in those Shares and whether any gain or loss that the shareholder realizes on the repurchase is short-term or long-term gain or loss. If a shareholder has a different basis for different Shares of the Fund in the same account (e.g., if a shareholder purchased Shares in the same account at different times for different prices, including as the result of reinvestment of dividends), the Fund will calculate the basis of the Shares using its default method unless the shareholder has properly elected to use a different method. The Fund’s default method for calculating basis will be the average basis method, under which the basis per Share is reported as the average of the bases of all of the shareholder’s Shares in the account. A shareholder may elect, on an account‑by‑account basis, to use a method other than average basis by following procedures established by the Fund. If such an election is made on or prior to the date of the first repurchase of Shares in the account and on or prior to the date that is one year after the shareholder receives notice of the Fund’s default method, the new election will generally apply as if the average basis method had never been in effect for such account. If such an election is not made on or prior to such dates, the Shares in the account at the time of the election will generally retain their averaged bases. Shareholders should consult their tax advisers concerning the tax consequences of applying the average basis method or electing another method of basis calculation.
Losses on sales or other taxable dispositions of Shares may be disallowed under “wash sale” rules in the event of other investments in the Fund (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of Shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal tax basis of the Shares acquired in the other investments.
Tax Shelter Reporting Regulations
Under Treasury regulations, if a shareholder recognizes a loss with respect to Shares of $2 million or more for an individual shareholder, or $10 million or more for a corporate shareholder, in any single taxable year (or of certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Shareholders who own portfolio securities directly are in many cases excepted from this reporting requirement but, under current guidance, shareholders of regulated investment companies are not excepted. A shareholder who fails to make the required disclosure to the IRS may be subject to substantial penalties. The fact that a loss is reportable under these regulations does not affect the legal determination of whether or not the taxpayer’s treatment of the loss is proper. Shareholders should consult with their tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Tax-Exempt Shareholders
Shareholders that are exempt from U.S. federal income tax, such as retirement plans that are qualified under Section 401 of the Code, generally are not subject to U.S. federal income tax on otherwise-taxable Fund dividends or distributions, or on sales or exchanges of Fund Shares unless the Shares are “debt-financed property” within the meaning of the Code. However, in the case of Fund Shares held through a non‑qualified deferred compensation plan, Fund dividends and distributions received by the plan and sales and exchanges of Fund Shares by the plan generally are taxable to the employer sponsoring such plan in accordance with the U.S. federal income tax laws that are generally applicable to shareholders receiving such dividends or distributions from regulated investment companies such as the Fund.
A plan participant whose retirement plan invests in the Fund, whether such plan is qualified or not, generally is not taxed on any Fund dividends or distributions received by the plan or on sales or exchanges of Fund Shares by the plan for U.S. federal income tax purposes. However, distributions to plan participants from a retirement plan account generally are taxable as ordinary income, and different tax treatment, including penalties on certain excess contributions and deferrals, certain pre‑retirement and post-retirement distributions and certain prohibited transactions, is accorded to accounts maintained as qualified retirement plans. Shareholders should consult their tax advisers for more information.
Taxation of Fund Investments
The Fund may invest to a significant extent in debt obligations that are in the lowest rating categories or that are unrated, including debt obligations of issuers not currently paying interest or that are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and interest and whether certain exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the Fund, in the event it invests in or holds such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.
If the Fund invests in certain pay‑in‑kind securities, zero coupon securities, deferred interest securities or, in general, any other securities with original issue discount (or with market discount if the Fund elects to include market discount in income currently), the Fund generally must accrue income on such investments for each taxable year, which generally will be prior to the receipt of the corresponding cash payments. However, the Fund must distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid) and net tax‑exempt income, including such accrued income, to qualify to be treated as a regulated investment company under the Code and avoid U.S. federal income and excise taxes. Therefore, the Fund may have to dispose of its portfolio securities, potentially under disadvantageous circumstances, to generate cash, or may have to borrow the cash, to satisfy distribution requirements. Such a disposition of securities may potentially result in additional taxable gain or loss to the Fund.
Options written or purchased and futures contracts entered into by the Fund on certain securities, indices and foreign currencies, as well as certain forward foreign currency contracts, may cause the Fund to recognize gains or losses from marking‑to‑market even though such options may not have lapsed or been closed out or exercised, or such futures or forward contracts may not have been performed or closed out. The tax rules applicable to these contracts may affect the characterization of some capital gains and losses realized by the Fund as long-term or short-term. Certain options, futures and forward contracts relating to foreign currency may be subject to Section 988 of the Code, and accordingly may produce ordinary income or loss. Additionally, the Fund may be required to recognize gain if an option, futures contract, forward contract, or short sale that is not subject to the mark‑to‑market rules is treated as a “constructive sale” of an “appreciated financial position” held by the Fund under Section 1259 of the Code. Any net mark‑to‑market gains and/or gains from constructive sales may also have to be distributed to satisfy the distribution requirements referred to above even though the Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash. Such a disposition of securities may potentially result in additional taxable gain or loss to the Fund. Losses on certain options, futures or forward contracts and/or offsetting positions (portfolio securities or other positions with respect to which the Fund’s risk of loss is substantially diminished by one or more options, futures or forward contracts) may also be deferred under the tax straddle rules of the Code, which may also affect the characterization of capital gains or losses from straddle positions and certain successor positions as long-term or short-term. Certain tax elections may be available that would enable the Fund to ameliorate some adverse effects of the tax rules described in this paragraph. The tax rules applicable to options, futures, forward contracts and straddles may affect the amount, timing and character of the Fund’s income and gains or losses and hence of its distributions to shareholders.
As a result of entering into swap contracts, the Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Fund has been a party to the swap for more than one year). With respect to certain types of swaps, the Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss.
The Fund may be subject to withholding and other taxes imposed by foreign countries, including taxes on interest, dividends and capital gains with respect to its investments in those countries. Any such taxes would, if imposed, reduce the yield on or return from those investments. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. The Fund may be able to elect to pass through to its shareholders any share of foreign taxes paid by the Fund; if the Fund is able to and makes this election, shareholders would include such taxes in their gross income and would be entitled to a tax deduction or credit for such taxes on their own tax returns.
Backup Withholding
The Fund is required to withhold (as “backup withholding”) 24% of reportable payments, including dividends, capital gain distributions and the proceeds of redemptions or repurchases of Shares paid to shareholders who have not complied with certain IRS regulations. In order to avoid this withholding requirement, shareholders, other than certain exempt entities, must certify on their Account Applications, or on separate IRS Forms W‑9, that the Social Security Number or other Taxpayer Identification Number they provide is their correct number and that they are not currently subject to backup withholding, or that they are exempt from backup withholding. The Fund may nevertheless be required to backup withhold if it receives notice from the IRS or a broker that the number provided is incorrect or backup withholding is applicable as a result of previous underreporting of interest or dividend income.
Non‑U.S. Shareholders
In general, dividends (other than capital gain dividends) paid by the Fund to a person who is not a “U.S. person” within the meaning of the Code are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). However, the Code provides a withholding tax exemption, if the Fund so elects, for certain interest-related dividends and short-term capital gain dividends paid to such shareholders. No assurance can be given as to whether any amount of our distributions will be eligible for this exemption from withholding or, if eligible, will be reported as such by us. In the case of Shares held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Fund reports the payment as an interest-related dividend or short-term capital gain dividend. Non‑U.S. shareholders should contact their tax advisors and intermediaries with respect to the application of these rules to their investments.
Separately, a 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items paid to (i) foreign financial institutions including non‑U.S. investment funds unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non‑compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.

Shares of the Fund held by a non‑U.S. shareholder at death will be considered situated within the United States and subject to the U.S. estate tax.
TAXATION OF HOLDERS OF RIGHTS
The value of a right will not be includible in the income of a shareholder at the time the right is issued.
The basis of a right issued to a shareholder will be zero, and the basis of the Share with respect to which the subscription right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the right a portion of the basis of the old share. If either (a) or (b) applies, then except as described below such shareholder must allocate basis between the old share and the right in proportion to their fair market values on the date of distribution.
The holding period of a right issued to a shareholder will include the holding period of the old share. No gain or loss will be recognized by a shareholder upon the exercise of a right.
No loss will be recognized by a shareholder if a right distributed to such shareholder expires unexercised because the basis of the old share may be allocated to a right only if the right is exercised. If a right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the right.
Any gain or loss on the sale of a right will be a capital gain or loss if the right is held as a capital asset (which in the case of rights issued to shareholders will depend on whether the old share of beneficial interest is held as a capital asset), and will be a long-term capital gain or loss if the holding period is deemed to exceed one year.
The holding period for the new share will begin on the date when the right is exercised (or, in the case of a right purchased in the market, potentially the day after the date of exercise).

REPURCHASE OF SHARES
Shares of closed‑end management investment companies often trade at a discount to their net asset values, and the Shares may likewise trade at a discount to their net asset value, although it is possible that they may trade at a premium above net asset value. The market price of the Shares will be determined by such factors as relative demand for and supply of such Shares in the market, the Fund’s net asset value, general market and economic conditions and other factors beyond the control of the Fund. See “Net Asset Value.” Although the shareholders will not have the right to redeem their Shares, the Fund may take action to repurchase Shares in the open market or make tender offers for Shares at their net asset value. This may have the effect of reducing any market discount from net asset value.
There is no assurance that if action is undertaken to repurchase or tender for Shares, such action will result in the Shares’ trading at a price which approximates their net asset value. Although Share repurchases and tenders could have a favorable effect on the market price of the Shares, it should be recognized that the acquisition of Shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio. Any Share repurchases or tender offers will be made in accordance with requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act.
DESCRIPTION OF SHARES
General
The Fund is authorized to issue an unlimited number of Shares. Each Share has one vote and, when issued and paid for in accordance with the terms of the offer, will be fully paid and non‑assessable. Shares of one class have equal rights as to dividends and in liquidation. Shares have no preemptive, subscription or conversion rights and are freely transferable. The Trustees shall have the power, as frequently as they may determine, to cause each shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such shareholder from declared but unpaid dividends or distributions owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder. The Fund will send annual and semi-annual financial statements to all its Shareholders.
Offerings of Shares, if made, will require approval of the Board. The Board is authorized, however, to classify and reclassify any unissued shares into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series. The Fund may reclassify and offer unissued shares as preferred stock subject to the limitations of the 1940 Act. Any additional offering will not be made at a price per Share below the then current net asset value (exclusive of underwriting discounts and commissions) except in connection with an offering to existing shareholders or with the consent of a majority of the Fund’s outstanding Shares.
Common Shares
The Fund’s common shares are publicly held and are listed and traded on the NYSE American under the symbol “DHY.”
As of March 27, 2026, the net asset value per Share of the Fund was $1.99 and on that date the closing price per Share on the NYSE American was $1.84, meaning the Fund’s Shares were trading at a 7.54% discount to the Fund’s net asset value per Share.

In the past, the Shares have traded at both a premium and at a discount in relation to NAV. The Fund cannot determine the reasons why the Fund’s Shares trade at a premium to or discount from net asset value, nor can the Fund predict whether its Shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount. Shares of closed‑end investment companies frequently trade at a discount from net asset value.
CERTAIN PROVISIONS IN THE DECLARATION OF TRUST AND BYLAWS
Anti-Takeover Provisions
The Fund’s Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board, and could have the effect of depriving shareholders of an opportunity to sell their Shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund.
The Board is divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board. A Trustee may be removed from office for any reason or for no reason by a written instrument signed by at least two‑thirds of the remaining Trustees or by a vote of the holders of at least two‑thirds of the Shares.
In addition, the Declaration of Trust requires the favorable vote of the holders of at least 80% of the outstanding Shares of each class of the Fund, voting as a class, then entitled to vote to approve, adopt or authorize certain transactions with 5%‑or‑greater holders of a class of Shares and their associates, unless the Board shall by resolution have approved a memorandum of understanding with such holders, in which case normal voting requirements would be in effect. For purposes of these provisions, a 5%‑or‑greater holder of a class of Shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class of beneficial interest of the Fund. The transactions subject to these special approval requirements are: (i) the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder; (ii) the issuance of any securities of the Fund to any Principal Shareholder for cash (except pursuant to the Fund’s dividend reinvestment and cash purchase plan); (iii) the sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); or (iv) the sale, lease or exchange to the Fund or any subsidiary thereof, in exchange for securities of the Fund, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).
The Board has determined that provisions with respect to the Board and the 80% voting requirements described above which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interests of shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.
Exclusive Jurisdiction
The Bylaws provide that each shareholder will be deemed to have notice of and consented to the provision in the Bylaws providing that to the fullest extent permitted by law either (1) the Supreme Court for the State of

New York, New York County, or, if that Court does not have jurisdiction because the action asserts a federal claim, the United States District Court for the Southern District of New York, or (2) the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction shall be the sole and exclusive forums for (a) any derivative action or proceeding brought in the right or on behalf of the Fund, (b) any action asserting a claim of breach of (i) any duty owed by any Trustee, officer, other employee or agent of the Fund to the Fund or to the shareholders of the Fund or (ii) a standard of conduct applicable to Trustees, (c) any action asserting a claim against the Fund or any Trustee, officer, other employee or agent of the Fund arising pursuant to any provision of the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws, or (d) any action asserting a claim against the Fund or any Trustee, officer, other employee or agent of the Fund that is governed by the internal affairs doctrine (the “exclusive jurisdiction provision”).
With respect to (1) in the previous paragraph, there is a question regarding the enforceability of this provision, as the Securities Act and the 1940 Act permit shareholders to bring claims arising under these statutes in both state and federal courts. In addition, with respect to (2) in the previous paragraph, this provision does not apply to actions brought under the federal securities laws.
The exclusive jurisdiction provision may make it more expensive for a shareholder to bring a suit and may limit a shareholder’s ability to litigate a claim in the jurisdiction and in a manner that may be more favorable to the shareholder. A court may choose not to enforce this provision of the Bylaws.
PLAN OF DISTRIBUTION
We may sell Shares, including to existing shareholders in a rights offering, through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of our Shares, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale. The underwriter or agent involved in the offer and sale of our Shares may be an affiliate of the Fund. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of our Shares issuable upon the exercise of each right and the other terms of such rights offering.
The distribution of our Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of Shares may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange.
We may sell our Shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
In connection with the sale of our Shares, underwriters or agents may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell our Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our Shares may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our Shares may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable Prospectus Supplement. The maximum amount of compensation to be received by any FINRA member or independent broker-dealer will not exceed eight percent for the sale of any securities being registered pursuant to SEC Rule 415. We will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.
If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our Shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
If so indicated in the applicable Prospectus Supplement, we will ourselves, or will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our Shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the Shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.
To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.
A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
In order to comply with the securities laws of certain states, if applicable, our Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.
CLOSED‑END FUND STRUCTURE
Closed‑end funds differ from open‑end investment companies (commonly referred to as mutual funds) in that closed‑end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in‑flows and out‑flows that can complicate portfolio management, whereas closed‑end funds generally can stay more fully invested in securities consistent with the closed‑end fund’s investment objective and policies. In addition, in comparison to open‑end funds, closed‑end funds have greater flexibility in their ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed‑end investment companies listed for trading on a securities exchange frequently trade at a discount from NAV, although in some cases they may trade at a premium. The market price may be affected by trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed‑end fund. The foregoing factors may result in the market price of the shares being greater than, less than or equal to NAV. The Board has reviewed the structure of the Fund in light of its investment objective and policies and has determined that the closed‑end structure is in the best interests of the shareholders. As described above, however, the Board will review periodically the trading range and activity of the Fund’s common shares with respect to its NAV and the Board may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the common shares at net asset value or the possible conversion of the Fund to an open‑end investment company. There can be no assurance that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the common shares trading at a price equal to or close to net asset value per share.
CUSTODIAN, TRANSFER AGENT AND DIVIDEND-PAYING AGENT
State Street serves as the Fund’s custodian pursuant to a custody agreement. Under the custody agreement, the Custodian holds the Fund’s assets in compliance with the 1940 Act. State Street is located at One Lincoln Street, Boston, Massachusetts 02111.
Computershare Trust Company, N.A. acts as the Fund’s transfer agent and dividend-paying agent under the Fund’s dividend reinvestment and cash purchase plan. Computershare Trust Company, N.A. is located at P.O. Box 30170, College Station, TX 77842-3170.
LEGAL PROCEEDINGS
There are no material pending legal proceedings to which the Fund or the Investment Adviser is a party.
REPORTS TO SHAREHOLDERS
The Fund will send unaudited semi-annual and audited annual reports to shareholders, including a list of the portfolio investments held by the Fund.
INCORPORATION BY REFERENCE
This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	The Fund’s SAI, dated April 2, 2026, filed with this Prospectus;

•	our annual report on Form N‑CSR for the fiscal year ended October 31, 2025 filed with the SEC on January 9, 2026; and

•
the description of the Fund’s common shares contained in our Registration Statement on Form 8‑A (File No. 001‑14111) filed with the SEC on May 11, 1998, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Fund will provide, free of charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus or the accompanying prospectus supplement. You should direct requests for documents by writing to:
c/o UBS Asset Management (Americas) LLC
1285 Avenue of the Americas
New York, New York 10019
The Fund makes available this Prospectus, SAI and the Fund’s annual and semi-annual reports, free of charge, at http://us‑fund.ubs.com/en/home. You may also obtain this Prospectus, the SAI, other documents incorporated by reference and other information the Fund files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not incorporated by reference into this Prospectus and should not be considered to be part of this Prospectus or the accompanying prospectus supplement.

$215,000,000
Common Shares of Beneficial Interest
Rights to Purchase Common Shares of Beneficial Interest
CREDIT SUISSE HIGH YIELD CREDIT FUND
PROSPECTUS
April 2, 2026

CREDIT SUISSE HIGH YIELD CREDIT FUND
34,536,541 Common Shares of Beneficial Interest
Issuable Upon the Exercise of Transferable Rights
to Acquire Common Shares
PROSPECTUS SUPPLEMENT
April 21, 2026

Until May 16, 2026 (25 days after the date of this Prospectus Supplement), all dealers that buy, sell or trade the common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

CREDIT SUISSE HIGH YIELD CREDIT FUND

1285 Avenue of the Americas

New York, New York 10019

STATEMENT OF ADDITIONAL INFORMATION

Dated April 2, 2026

Credit Suisse High Yield Credit Fund (the “Fund”) is a diversified, closed-end management investment company, registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”).

This Statement of Additional Information (“SAI”) for the Fund is not a prospectus. It should be read in conjunction with the Fund’s prospectus, dated April 2, 2026 (the “Prospectus”) and any related prospectus supplement. Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus and any related prospectus supplement.

A copy of the Prospectus and any related prospectus supplement can be obtained free of charge by calling UBS Asset Management (Americas) LLC at 800-293-1232 or by written request to the Fund at 1285 Avenue of the Americas, New York, New York 10019. You can also obtain a copy of the Prospectus or any related prospectus supplement from our website at: https://us-fund.ubs.com/en/home. The Fund’s financial statements for the fiscal year ended October 31, 2025, including the independent registered public accounting firm’s report thereon, are incorporated into this SAI by reference.

No person has been authorized to give any information or to make any representations not contained in the Prospectus or any related prospectus supplement or in this SAI in connection with the offering made by the Prospectus and any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Fund. The Prospectus and any related prospectus supplement and the SAI do not constitute an offering by the Fund in any jurisdiction in which such offering may not lawfully be made.

FUND HISTORY

The Fund is a diversified, closed-end management investment company organized as a trust under the laws of the State of Delaware on April 24, 1998. The Fund has been engaged in business as a diversified, closed-end management investment company since July 28, 1998, when it completed an initial public offering of common shares, par value $0.001 per share. Effective September 15, 2025, the Fund changed its name from “Credit Suisse High Yield Bond Fund” to “Credit Suisse High Yield Credit Fund.” The Fund’s common shares are traded on the NYSE American under the symbol “DHY.”

UBS Asset Management (Americas) LLC (“UBS AM (Americas)” or the “Adviser”) is the Fund’s investment adviser.

OTHER INVESTMENT PRACTICES

The Prospectus presents the investment objectives and the principal investment policies and risks of the Fund. This section supplements the disclosure in the Fund’s Prospectus and provides additional information on the Fund’s other investment practices.

The Fund may utilize certain investment practices and portfolio management techniques as set forth below.

Fixed Income Securities. The Fund may invest in debt securities, including corporate obligations issued by domestic and foreign corporations and governments and money market instruments, without regard to the maturities of such securities.

Fixed income securities are broadly characterized as those that provide for periodic payments to the holder of the security at a stated rate. Most fixed income securities, such as bonds, represent indebtedness of the issuer and provide for repayment of principal at a stated time in the future. Others do not provide for repayment of a principal amount, although they may represent a priority over common shareholders in the event of the issuer’s liquidation. Many fixed income securities are subject to scheduled retirement, or may be retired or “called” by the issuer prior to their maturity dates. The interest rate on certain fixed income securities, known as “variable rate obligations,” is determined by reference to or is a percentage of an objective standard, such as a bank’s prime rate, the 90-day Treasury bill rate, or the rate of return on commercial paper or bank certificates of deposit, and is periodically adjusted. Certain variable rate obligations may have a demand feature entitling the holder to resell the securities at a predetermined amount. The interest rate on certain fixed income securities, called “floating rate instruments,” changes whenever there is a change in a designated base rate.

The market values of fixed income securities tend to vary inversely with the level of interest rates. When interest rates rise, their values will tend to decline; when interest rates decline, their values generally will tend to rise. The potential for capital appreciation with respect to variable rate obligations or floating rate instruments will be less than with respect to fixed-rate obligations. Long-term instruments are generally more sensitive to these changes than short-term instruments. The market value of fixed income securities and therefore their yield are also affected by the perceived ability of the issuer to make timely payments of principal and interest.

The fixed income securities in which the Fund invests primarily will be below investment grade.

“Investment grade” is a designation applied to intermediate and long-term corporate debt securities rated within the highest four rating categories assigned by the S&P Global Ratings, a division of S&P Global Inc. (“S&P”) (AAA, AA, A or BBB, including the + or — designations) or by Moody’s Investors Service, Inc. (“Moody’s”) (Aaa, Aa, A or Baa, including any numerical designations), or, if unrated, considered by UBS AM (Americas) to be of comparable quality. The ability of the issuer of an investment grade debt security to pay interest and to repay principal is considered to vary from extremely strong (for the highest ratings) through adequate (for the lowest ratings given above), although the lower-rated investment grade securities may be viewed as having speculative elements as well.

Those debt securities rated “BBB” or “Baa,” while considered to be “investment grade,” may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds. As a consequence of the foregoing, the opportunities for income and gain may be limited.

Below Investment Grade Securities. The Fund invests primarily in fixed income securities rated below investment grade and in comparable unrated securities. Investment in such securities involves substantial risk.

Below investment grade and comparable unrated securities (commonly referred to as “junk bonds” or “high yield securities”) (i) will likely have some quality and protective characteristics that, in the judgment of the rating organization, are outweighed by large uncertainties or major risk exposures to adverse conditions and (ii) are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. The market values of certain of these securities also tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-quality securities. Issuers of such securities are often highly leveraged and may not have more traditional methods of financing available to them so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. Investors should be aware that ratings are relative and subjective and are not absolute standards of quality.

To the extent a secondary trading market for below investment grade securities does exist, it generally is not as liquid as the secondary market for investment grade securities. The lack of a liquid secondary market, as well as adverse publicity and investor perception with respect to these securities, may have an adverse impact on market price and the Fund’s ability to dispose of particular issues when necessary to meet the Fund’s liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. The lack of a liquid secondary market for certain securities also may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing the Fund and calculating its net asset value.

The market value of securities rated below investment grade is more volatile than that of investment grade securities. Factors adversely impacting the market value of these securities will adversely impact the Fund’s net asset value. The Fund will rely on the judgment, analysis and experience of the Adviser in evaluating the creditworthiness of an issuer. In this evaluation, the Adviser will take into consideration, among other things, the issuer’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer’s management and regulatory matters. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings of such securities.

See Appendix A for a further description of securities ratings.

U.S. Government Securities. The obligations issued or guaranteed by the U.S. government in which the Fund may invest include direct obligations of the U.S. Treasury and obligations issued by U.S. government agencies and instrumentalities. Included among direct obligations of the United States are Treasury Bills, Treasury Notes and Treasury Bonds, which differ in terms of their interest rates, maturities and dates of issuance. Treasury Bills have maturities of less than one year, Treasury Notes have maturities of one to 10 years and Treasury Bonds generally have maturities of greater than 10 years at the date of issuance. Included among the obligations issued by agencies and instrumentalities and government-sponsored enterprises of the United States are: instruments that are supported by the full faith and credit of the United States (such as certificates issued by the Government National Mortgage Association (“GNMA”)); instruments that are supported by the right of the issuer to borrow from the U.S. Treasury (such as securities of Federal Home Loan Banks); and instruments that are supported by the credit of the instrumentality (such as Fannie Mae and Freddie Mac bonds).

Fannie Mae and Freddie Mac were previously government-sponsored corporations owned entirely by private stockholders. Both issue mortgage-related securities that contain guarantees as to timely payment of

4

interest and principal but that are not backed by the full faith and credit of the U.S. government. In 2008, the U.S. Treasury announced that Fannie Mae and Freddie Mac had been placed in conservatorship by the Federal Housing Finance Agency (“FHFA”), an independent regulator.

Other U.S. government securities in which the Fund may invest include securities issued or guaranteed by the Federal Housing Administration, Farmers Home Loan Administration, Export-Import Bank of the United States, Small Business Administration, GNMA, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Home Loan Banks, Freddie Mac, Federal Intermediate Credit Banks, Federal Land Banks, Fannie Mae, Maritime Administration, Tennessee Valley Authority, District of Columbia Armory Board and Student Loan Marketing Association. The Fund may invest in instruments that are supported by the right of the issuer to borrow from the U.S. Treasury and instruments that are supported solely by the credit of the instrumentality or enterprise. Because the U.S. government is not obligated by law to provide support to an instrumentality it sponsors, the Fund will invest in obligations issued by such an instrumentality only if UBS AM (Americas) determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the Fund.

Senior Loans. Senior secured floating rate loans (“Senior Loans”) are loans and loan participations (collectively, “Loans”) that are senior secured floating rate Loans. Senior Loans are made to corporations and other non-governmental entities and issuers. Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debt holders and stockholders of the borrower. The proceeds of Senior Loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, dividends, and, to a lesser extent, to finance internal growth and for other corporate purposes. Senior Loans typically have rates of interest that are determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. Base lending rates in common usage today are primarily Secured Overnight Financing Rate (“SOFR”), and secondarily the prime rate offered by one or more major U.S. banks (the “Prime Rate”) and the certificate of deposit (“CD”) rate or other base lending rates used by commercial lenders.

The risks associated with Senior Loans of below investment grade quality are similar to the risks of bonds rated below investment grade, although Senior Loans are typically senior and secured in contrast to bonds rated below investment grade, which are generally subordinated and unsecured. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than below-investment-grade rated bonds. The Fund’s investments in Senior Loans are expected to typically be below investment grade, which are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed to the Fund, and such defaults could reduce the Fund’s net asset value and income distributions. An economic downturn generally leads to a higher non-payment rate, and a debt obligation may lose significant value before a default occurs. Moreover, any specific collateral used to secure a Loan may decline in value or become illiquid, which would adversely affect the Loan’s value.

Like other debt instruments, Senior Loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the net asset value per share of the Fund. There can be no assurance that the liquidation of any collateral securing a Loan would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. Senior Loans are also subject to heightened prepayment risk, as they usually have mandatory and optional prepayment provisions. In the event of bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. The collateral securing a Senior Loan may lose all or substantially all of its value in the event of bankruptcy of a borrower. In the event of default, the Fund may have difficulty collecting on any collateral. Some Senior Loans are subject to the risk that

5

a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of Senior Loans including, in certain circumstances, invalidating such Senior Loans or causing interest previously paid to be refunded to the borrower. Due to the above factors, a collateralized Senior Loan may not be fully collateralized and may decline significantly in value. If interest were required to be refunded, it could negatively affect the Fund’s performance.

The Fund may purchase and retain in its portfolio Senior Loans where the borrowers have experienced, or may be perceived to be likely to experience, credit problems, including default, involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. At times, in connection with the restructuring of a Senior Loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior debt securities in exchange for all or a portion of a Senior Loan. Senior Loans in which the Fund will invest may not be rated by a nationally recognized statistical ratings organization (“NRSRO”), may not be registered with the SEC or any state securities commission, and may not be listed on any national securities exchange. The amount of public information available with respect to Senior Loans may be less extensive than available for registered or exchange-listed securities. In evaluating the creditworthiness of borrowers, the Adviser will consider, and may rely in part, on analyses performed by others.

Borrowers may have outstanding debt obligations that are rated below investment grade by a NRSRO. Most of the Senior Loans held by the Fund will have been assigned ratings below investment grade by a NRSRO. In the event Senior Loans are not rated, they are likely to be the equivalent of below investment grade quality. The Fund will rely on the judgment, analysis and experience of the Adviser in evaluating the creditworthiness of a borrower. In this evaluation, the Adviser will take into consideration, among other things, the borrower’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the borrower’s management and regulatory matters.

No active trading market may exist for some Senior Loans and some Senior Loans may be subject to restrictions on resale. Secondary markets may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause a decline in the Fund’s net asset value. During periods of limited demand and liquidity for Senior Loans, the Fund’s net asset value may be adversely affected.

Although changes in prevailing interest rates can be expected to cause some fluctuations in the value of Senior Loans (due to the fact that floating rates on Senior Loans only reset periodically), the value of Senior Loans tends to be substantially less sensitive to changes in market interest rates than fixed-rate instruments. Nevertheless, a sudden and significant increase in market interest rates may cause a decline in the value of these investments and an associated decline in the Fund’s net asset value.

Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain investments or market conditions that reduce liquidity) can reduce the value of Senior Loans and other debt obligations, impairing the Fund’s net asset value.

The Fund may purchase Senior Loans by assignment from a participant in the original syndicate of lenders or from subsequent assignees of such interests, or can buy a participation in a loan. When the Fund purchases assignments from lenders, the Fund will acquire direct rights against the borrower on the loan. However, since assignments are generally arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. The Fund may also purchase participations in the original syndicate making Senior Loans. Loan participations typically represent indirect participations in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates.

6

Participations typically will result in the Fund having a contractual relationship only with the lender, not with the borrower. The Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the Senior Loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the Senior Loan in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. The Fund will acquire participations only if the lender interpositioned between the Fund and the borrower is determined by the Adviser to be creditworthy.

Economic and other events (whether real or perceived) can reduce the demand for certain Senior Loans or Senior Loans generally, which may reduce market prices and cause the Fund’s net asset value per share to fall. The frequency and magnitude of such changes cannot be predicted.

Loans and other debt instruments are also subject to the risk of price declines due to increases in prevailing interest rates, although floating-rate debt instruments are less exposed to this risk than fixed-rate debt instruments. Interest rate changes may also increase prepayments of debt obligations and require the Fund to invest assets at lower yields. No active trading market may exist for certain Loans, which may impair the ability of the Fund to realize full value in the event of the need to liquidate such assets.

Adverse market conditions may impair the liquidity of some actively traded Loans.

Second Lien and Other Secured Loans. “Second Lien Loans” are “second lien” secured floating rate Loans made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Second Lien Loans are second in right of payment to one or more Senior Loans of the related borrower. Second Lien Loans typically are secured by a second priority security interest or lien to or on specified collateral securing the borrower’s obligation under the Loan and typically have similar protections and rights as Senior Loans. Second Lien Loans are not (and by their terms cannot) become subordinated in right of payment to any obligation of the related borrower other than Senior Loans of such borrower. Second Lien Loans, like Senior Loans, typically have adjustable floating rate interest payments. Because Second Lien Loans are second to Senior Loans, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk.

The Fund may also invest in secured Loans other than Senior Loans and Second Lien Loans. Such secured Loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes, and may rank lower in right of payment to one or more Senior Loans and Second Lien Loans of the borrower. Such secured Loans typically are secured by a lower priority security interest or lien to or on specified collateral securing the borrower’s obligation under the Loan, and typically have more subordinated protections and rights than Senior Loans and Second Lien Loans. Secured Loans may become subordinated in right of payment to more senior obligations of the borrower issued in the future. Such secured Loans may have fixed or adjustable floating rate interest payments. Because other secured Loans rank in payment order behind Senior Loans and Second Lien Loans, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk.

Second Lien Loans and other secured Loans generally are of below investment grade quality. Other than their subordinated status, Second Lien Loans and other secured Loans have many characteristics similar to Senior Loans discussed above. As in the case of Senior Loans, the Fund may purchase interests in Second Lien Loans and other secured Loans through assignments or participations.

Second Lien Loans and other secured Loans are subject to the same risks associated with investment in Senior Loans and bonds rated below investment grade. However, because Second Lien Loans are second in right

7

of payment to one or more Senior Loans of the related borrower, and other secured Loans rank lower in right of payment to Second Lien Loans, they are subject to the additional risk that the cash flow of the borrower and any property securing the Loan may be insufficient to meet scheduled payments after giving effect to the more senior secured obligations of the borrower. Second Lien Loans and other secured Loans also are expected to have greater price volatility than Senior Loans and may be less liquid. There also is a possibility that originators will not be able to sell participations in Second Lien Loans and other secured Loans, which would create greater credit risk exposure.

Foreign Investments. Investors should recognize that investing in foreign companies involves certain risks, including those discussed below, which are in addition to those associated with investing in U.S. issuers. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. The Fund may invest in securities of foreign governments (or agencies or instrumentalities thereof), and many, if not all, of the foregoing considerations apply to such investments as well.

Foreign Currency Exchange. Since the Fund may invest up to 30% of the value of its total assets in securities of issuers domiciled outside the U.S. or that are denominated in various foreign currencies or multinational currency units, the Fund may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. A change in the value of a foreign currency relative to the U.S. dollar will result in a corresponding change in the dollar value of the Fund assets denominated in that foreign currency. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to be distributed to shareholders by the Fund. Unless otherwise contracted, the rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. Changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the U.S. and a particular foreign country, including economic and political developments in other countries. Governmental intervention may also play a significant role. National governments rarely voluntarily allow their currencies to float freely in response to economic forces. Sovereign governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their currencies. The Fund may use hedging techniques with the objective of protecting against loss through the fluctuation of the value of a foreign currency against the U.S. dollar, particularly the forward market in foreign exchange, currency options and currency futures.

Information. The majority of the foreign securities held by the Fund will not be registered with, nor will the issuers thereof be subject to reporting requirements of, the SEC. Accordingly, there may be less publicly available information about these securities and about the foreign company or government issuing them than is available about a domestic company or government entity. Foreign companies are generally subject to financial reporting standards, practices and requirements that are either not uniform or less rigorous than those applicable to U.S. companies.

Political Instability. With respect to some foreign countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets of the Fund, political or social instability, military action, war or domestic developments which could affect U.S. investments in those and neighboring countries. Any of these actions or events could have a severe effect on security prices and impair the Fund’s ability to bring its capital or income back to the United States.

Foreign Markets. Securities of some foreign companies are less liquid and their prices are more volatile than securities of comparable U.S. companies. Some countries have less developed securities markets (and related transaction, registration and custody practices). Certain foreign countries are known to experience long delays between the trade and settlement dates of securities purchased or sold which may result in increased exposure to market and foreign exchange fluctuations and increased illiquidity. In addition to losses from such

8

delays, less-developed securities markets could subject the Fund to losses from fraud, negligence, or other actions.

Increased Expenses. The operating expenses of the Fund can be expected to be higher than those of an investment company investing exclusively in U.S. securities, since the expenses of the Fund, such as cost of converting foreign currency into U.S. dollars, the payment of fixed brokerage commissions on foreign exchanges, custodial costs, valuation costs and communication costs are higher than those costs incurred by other investment companies not investing in foreign securities. In addition, foreign securities may be subject to foreign government taxes that would reduce the net yield on such securities.

Foreign Debt Securities. The returns on foreign debt securities reflect interest rates and other market conditions prevailing in those countries. The relative performance of various countries’ fixed income markets historically has reflected wide variations relating to the unique characteristics of the country’s economy. Year-to-year fluctuations in certain markets have been significant, and negative returns have been experienced in various markets from time to time.

The foreign government securities in which the Fund may invest generally consist of obligations issued or backed by national, state or provincial governments or similar political subdivisions or central banks in foreign countries. Foreign government securities also include debt obligations of supranational entities, which include international organizations designated or backed by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the “World Bank”), the Asian Development Bank and the Inter-American Development Bank.

Foreign government securities also include debt securities of “quasi-governmental agencies” and debt securities denominated in multinational currency units of an issuer (including supranational issuers). Debt securities of quasi-governmental agencies are issued by entities owned by either a national, state or equivalent government or are obligations of a political unit that is not backed by the national government’s full faith and credit and general taxing powers.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt.

Emerging Markets. The Fund may invest a portion of its assets in the securities of issuers located in emerging market countries (less developed countries located outside of the United States). Investing in securities

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of issuers, including governments, located in “emerging market” countries (less developed countries located outside of the United States) involves not only the risks described above with respect to investing in foreign securities, but also other risks, including exposure to economic structures that are generally less diverse and mature than, and to political systems that can be expected to have less stability than, those of developed countries. Emerging markets often face economic problems that could subject the fund to increased volatility or substantial declines in value, and emerging markets may experience periods of market illiquidity. Other characteristics of emerging markets that may affect investment include certain national policies that may restrict investment by foreigners in issuers deemed sensitive to relevant national interests and the absence of developed structures governing private and foreign investments and private property. Deficiencies in regulatory oversight, market infrastructure, shareholder protections and company laws and differences in regulatory, accounting, auditing and financial reporting and recordkeeping standards could expose the fund to risks beyond those generally encountered in developed countries. The typically small size of the markets of securities of issuers located in emerging markets and the possibility of a low or nonexistent volume of trading in those securities may also result in a lack of liquidity and in price volatility of those securities.

Europe — Recent Events. A number of countries in Europe have experienced severe economic and financial difficulties. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts; many other issuers have faced difficulties obtaining credit or refinancing existing obligations; financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit; and financial markets in Europe and elsewhere have experienced extreme volatility and declines in asset values and liquidity. These difficulties may continue, worsen or spread within and outside of Europe. Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. The United Kingdom has withdrawn from the European Union, and one or more other countries may withdraw from the European Union and/or abandon the Euro, the common currency of the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching. In addition, Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions in the region are impossible to predict, but could be significant and have a severe adverse effect on the region, including significant negative impacts on the economy and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors.

Repurchase Agreements. The Fund may enter into repurchase agreement transactions with member banks of the Federal Reserve System and certain non-bank dealers. Repurchase agreements are contracts under which the buyer of a security simultaneously commits to resell the security to the seller at an agreed-upon price and date. Under the terms of a typical repurchase agreement, the Fund would acquire any underlying security for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund’s holding period. The value of the underlying securities will at all times be at least equal to the total amount of the purchase obligation, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations or becomes bankrupt and the Fund is delayed or prevented from exercising its right to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert this right. The Adviser monitors the creditworthiness of those bank and non-bank dealers with which the Fund enters into repurchase agreements to evaluate this risk. A repurchase agreement is considered to be a loan under the 1940 Act.

Short Selling. In these transactions, the Fund sells a security it does not own in anticipation of a decline in the market value of the security. To complete the transaction, the Fund must borrow the security to make delivery

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to the buyer. The Fund is obligated to replace the security borrowed by purchasing it subsequently at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund, which would result in a loss or gain, respectively.

Securities will not be sold short if, after effect is given to any such short sale, the total market value of all securities sold short would exceed 25% of the value of the Fund’s net assets. The Fund may not make a short sale which results in the Fund having sold short in the aggregate more than 10% of the outstanding securities of any class of an issuer.

The Fund also may make short sales “against the box” in which the Fund enters into a short sale of a security it owns.

Lending of Portfolio Securities. The Fund may lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities, which affords the Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. Loans of portfolio securities may not exceed 33 1/3% of the value of the Fund’s total assets, and the SEC currently requires the Fund to receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. According to the SEC, such loans currently must be terminable by the Fund at any time upon specified notice. The Fund might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund. In connection with its securities lending transactions, the Fund may return to the borrower or a third party which is acting as a “placing broker,” a part of the interest earned from the investment of collateral received for securities loaned.

Generally, the SEC currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) the Fund must receive at least 100% cash or equivalent collateral from the borrower; (2) the borrower must increase such collateral whenever the market value of the securities rises above the level of such collateral; (3) the Fund must be able to terminate the loan at any time; (4) the Fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; (5) the Fund may pay only reasonable custodian fees in connection with the loan; and (6) while voting rights on the loaned securities may pass to the borrower, the Board of Trustees of the Fund (the “Board”) must terminate the loan and regain the right to vote the securities if a material event adversely affecting the investment occurs. If the regulatory requirements pertaining to portfolio securities lending were to change, the Fund would comply with such changes as required.

Illiquid Securities. The Fund may invest without limit in securities subject to legal or contractual restrictions, or that are otherwise illiquid. When purchasing securities that have not been registered under the Securities Act of 1933, as amended, and are not readily marketable, the Fund will endeavor, to the extent practicable, to obtain the right to registration at the expense of the issuer. Generally, there will be a lapse of time between the Fund’s decision to sell any such security and the registration of the security permitting sale. During any such period, the price of the securities will be subject to market fluctuations. However, where a substantial market of qualified institutional buyers has developed for certain unregistered securities purchased by the Fund pursuant to Rule 144A under the Securities Act of 1933, as amended, the Fund intends to treat such securities as liquid securities in accordance with procedures approved by the Board. Because it is not possible to predict with assurance how the market for specific restricted securities sold pursuant to Rule 144A will develop, the Board has directed UBS AM (Americas) to monitor carefully the Fund’s investments in such securities with particular regard to trading activity, availability of reliable price information and other relevant information. To the extent that, for a period of time, qualified institutional buyers cease purchasing restricted securities pursuant to Rule 144A, the Fund’s investing in such securities may have the effect of increasing the level of illiquidity in its investment portfolio during such period. Substantial illiquid positions in the Fund could adversely impact its ability to convert to open-end status.

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Securities of Other Investment Companies. The Fund may invest in securities of other investment companies to the extent permitted under the 1940 Act and the rules thereunder. Presently, under the 1940 Act, the Fund may hold securities of another investment company in amounts which (a) do not exceed 3% of the total outstanding voting stock of such company, (b) do not exceed 5% of the value of the Fund’s total assets and (iii) when added to all other investment company securities held by the Fund, do not exceed 10% of the value of the Fund’s total assets. Pursuant to the 1940 Act and the rules thereunder, these percentage limitations, under certain circumstances, do not apply to investments in other funds. As a shareholder of another investment company, each Fund would bear, along with other shareholders, its pro rata portion of the other investment company’s expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations.

Derivatives. The Fund may invest in, or use, derivatives (“Derivatives”). These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. The Derivatives the Fund may use include options, futures contracts, forward contracts, securities and swaps. The Fund may invest in, or enter into, Derivatives for a variety of reasons, including to hedge certain market risks, to provide a substitute for purchasing or selling particular securities or to increase potential income gain. Derivatives may provide a cheaper, quicker or more specifically focused way for the Fund to invest than “traditional” securities would.

Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular Derivative and the portfolio as a whole. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by purchasing or selling specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential impact on the Fund’s performance.

If the Fund invests in Derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund’s return or result in a loss. The Fund also could experience losses if its Derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

Derivatives may be purchased on established exchanges or through privately negotiated transactions referred to as over-the-counter (“OTC”) Derivatives. Exchange-traded Derivatives generally are guaranteed by the clearing agency that is the issuer or counterparty to such Derivatives. This guarantee usually is supported by a daily payment system (i.e., variation margin requirements) operated by the clearing agency in order to reduce overall credit risk. As a result, unless the clearing agency defaults, there is relatively little counterparty credit risk associated with Derivatives purchased on an exchange. By contrast, no clearing agency guarantees OTC Derivatives. Therefore, each party to an OTC Derivative bears the risk that the counterparty will default. Accordingly, the Adviser will consider the creditworthiness of counterparties to OTC Derivatives in the same manner as it would review the credit quality of a security to be purchased by the Fund. OTC Derivatives are less liquid than exchange-traded Derivatives since the other party to the transaction may be the only investor with sufficient understanding of the Derivative to be interested in bidding for it.

Regulatory Aspects of Derivatives Instruments. Pursuant to a notice of eligibility filed with the CFTC, the Fund is not deemed to be a “commodity pool operator” under the Commodity Exchange Act, and therefore is not subject to registration as such under the Commodity Exchange Act. The Adviser is not required to be registered as a “commodity trading advisor” with respect to its service as the investment adviser to the Fund.

Transactions in options by the Fund are subject to limitations established by each of the exchanges governing the maximum number of options that may be written or held by a single investor or group of investors

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acting in concert, regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more exchanges or brokers. Thus, the number of options the Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same or an affiliated investment adviser. Position limits also apply to futures. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions. With respect to futures contracts that are not contractually required to “cash-settle” and which the Fund’s Board has not determined to treat as “cash-settled,” the Fund covers its open positions by setting aside liquid assets equal to the contracts’ full notional value. With respect to futures contracts that are contractually required to “cash-settle” and those which the Board has determined to treat as “cash-settled” (including currency forwards that settle in currencies of G-10 countries), however, the Fund sets aside liquid assets in an amount equal to that Fund’s daily mark-to-market (net) obligation (i.e., the Fund’s daily net liability, if any), rather than the notional value.

Rule 18f-4 Under the 1940 Act. Rule 18f-4 under the 1940 Act permits the Fund to enter into Derivatives Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Section 18 of the 1940 Act, among other things, prohibits closed-end funds, including the Fund, from issuing or selling any “senior security” representing indebtedness (unless the fund maintains 300% “asset coverage”) or any senior security representing stock (unless the fund maintains 200% “asset coverage”).

Under Rule 18f-4, “Derivatives Transactions” include the following: (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions (e.g., recourse and non-recourse tender option bonds, and borrowed bonds), if the Fund elects to treat these transactions as Derivatives Transactions under Rule 18f-4; and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced (“TBA”) commitments, and dollar rolls) and non-standard settlement cycle securities, unless such transactions meet the Delayed-Settlement Securities Provision (as defined in the Prospectus under “Use of Leverage—Dollar Roll Transactions”).

Unless the Fund is relying on the Limited Derivatives User Exception (as defined below), the Fund must comply with Rule 18f-4 with respect to its Derivatives Transactions. Rule 18f-4, among other things, requires the Fund to adopt and implement a comprehensive written derivatives risk management program (“DRMP”) and comply with a relative or absolute limit on Fund leverage risk calculated based on value-at-risk (“VaR”). The DRMP is administered by a “derivatives risk manager,” who is appointed by the Fund’s Board, including a majority of the independent Trustees, and periodically reviews the DRMP and reports to the Fund’s Board.

Rule 18f-4 provides an exception from the DRMP, VaR limit and certain other requirements if the Fund’s “derivatives exposure” is limited to 10% of its net assets (as calculated in accordance with Rule 18f-4) and the Fund adopts and implements written policies and procedures reasonably designed to manage its derivatives risks (the “Limited Derivatives User Exception”).

Regulation of OTC Derivatives. The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), enacted in July 2010, included provisions that comprehensively regulated OTC derivatives. Dodd-Frank provided that the Commodity Futures Trading Commission (“CFTC”) regulate “swaps” and that the SEC regulate “security based swaps.” Swaps include, among other things, OTC derivatives on interest rates, commodities, broad-based securities indexes, including broad-based credit default swap indexes, and currency. Security-based swaps include, among other things, OTC derivatives on single securities, baskets of securities, or narrow-based indexes, or on loans and single-name or narrow-based indexes of credit default swaps.

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Dodd-Frank authorized the SEC and the CFTC to mandate that a substantial portion of OTC derivatives must be executed in regulated markets and be submitted for clearing to regulated clearinghouses and directed the SEC and CFTC to establish documentation, and dealer and major participant registration requirements for derivatives that continued to trade on the over-the-counter market. Dodd-Frank also directed the SEC, with respect to security-based swaps traded by non-banking entities, the CFTC, with respect to swaps traded by non-banking entities, and the U.S. bank regulators (the “Prudential Regulators”), with respect to security-based swaps and swaps traded by banking entities, to develop margin rules for OTC derivatives and capital rules for regulated dealers and major participants.

As a result of these regulations, several types of CFTC-regulated swaps are required to be traded on swap execution facilities and cleared through a regulated designated clearing organization (“DCO”). Swaps submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant DCO.

In addition, swap dealers are required to post and collect variation margin from a fund and may be required by applicable regulations to collect initial margin from a fund in connection with trading of OTC swaps with a fund. Both initial and variation margin may be comprised of cash and/or securities, subject to applicable regulatory haircuts. Shares of investment companies (other than certain money market funds) may not be posted as collateral under these regulations. Further, regulations adopted by prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as a fund, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings.

As a contractual matter, OTC derivatives dealers typically demand the unilateral ability to increase a counterparty’s collateral requirements for cleared OTC derivatives beyond any regulatory and clearinghouse minimums and for OTC derivatives beyond any regulatory minimums. The regulators also have broad discretion to impose margin requirements on cleared and non-cleared derivatives.

These requirements may increase the amount of collateral the Fund is required to provide and the costs associated with providing it. OTC derivative dealers also are required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as was widely permitted before Dodd-Frank. This has and will continue to increase the OTC derivative dealers’ costs, and these increased costs may be passed through to the Fund in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing account maintenance fees. As required by the 1940 Act, margin posted by the Fund directly to a dealer in respect to an OTC derivative, will be posted through the fund’s custodian pursuant to a tri-party agreement. Margin posted by the Fund to a DCO, however, is posted directly to the Fund’s futures commission merchant that is the applicable member of the DCO for posting to the clearing house.

OTC derivatives are subject to counterparty risk, whereas the exposure to default for cleared derivatives is assumed by the exchange’s clearinghouse. However, the Fund will not face a clearinghouse directly but rather through an OTC derivatives dealer that is registered with the CFTC or SEC to act as a clearing member. The Fund may therefore face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member, although the CFTC’s LSOC regulations generally mitigate much of the “fellow customer” bankruptcy risk that is applicable to cleared futures. Such requirements may make it more difficult and costly for the Fund to enter into highly tailored or customized transactions. They may also render certain strategies in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

Swap dealers and major swap participants are now required to register with the CFTC and security-based swap dealers and major security-based swap participants, are required to register with the SEC. Swap dealers and

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security-based swap dealers are subject to business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements further increase the overall costs for dealers in both cleared and OTC derivatives, which costs may be passed along to the Fund as market changes continue to be implemented. The overall impact of these Dodd-Frank-related regulations on the Fund remains highly unclear.

In addition, regulations adopted by Prudential Regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Fund, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these new requirements, as well as potential additional government regulation and other developments in the market, could adversely affect the Fund’s ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements.

In addition, the CFTC and the United States commodities exchanges has historically imposed limits referred to as “speculative position limits” on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on United States commodities exchanges, including with respect to futures and options on futures on many physical commodities, such as energy metals and agricultural commodities (the “core referenced futures contracts”), and on economically equivalent swaps. An economically equivalent swap is a swap with identical material contractual specifications, terms and conditions to a core referenced futures contract, disregarding differences with respect to any of the following: (1) lot size specifications or notional amounts, (2) post-trade risk management arrangements and (3) delivery dates for physically-settled swaps as long as these delivery dates diverge by less than one calendar day from the referenced contract’s delivery date (or, for natural gas, two calendar days). Certain position limits rules include an exemption from limits for bona fide hedging transactions or positions. A bona fide hedging transaction or position may exceed the applicable federal position limits if the transaction or position: (1) represents a substitute for transactions or positions made or to be made at a later time in a physical marketing channel; (2) is economically appropriate to the reduction of price risks in the conduct and management of a commercial enterprise; and (3) arises from the potential change in value of (A) assets which a person owns, produces, manufactures, processes or merchandises, or anticipates owning, producing, manufacturing, processing or merchandising; (B) liabilities which a person owes or anticipates incurring; or (C) services that a person provides or purchases, or anticipates providing or purchasing. The CFTC’s position rules set forth a list of enumerated bona fide hedges for which a market participant is not required to request prior approval from the CFTC in order to hold a bona fide hedge position above the federal position limit. However, a market participant holding an enumerated bona fide hedge position still would need to request an exemption from the relevant exchange for exchange-set limits. For non-enumerated bona fide hedge positions, a market participant may request CFTC approval (directly or indirectly through the applicable exchange) which must be granted prior to exceeding the applicable federal position limit, except where there is a demonstrated sudden or unforeseen increase in bona fide hedging needs (in which case the application must be submitted within five business days after the market participant exceeds the applicable limit). As a consequence of the CFTC’s position limits, the size or duration of positions available to a Fund may be severely limited. All accounts owned or managed by the Adviser are likely to be combined for speculative position limit purposes. The Fund may be required to liquidate positions it holds in order to comply with such limits, or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to the Fund.

Futures and Options on Futures Transactions.

In General. The Fund may enter into futures contracts and options on futures contracts in U.S. domestic markets, such as the Chicago Board of Trade and the International Monetary Market of the Chicago Mercantile Exchange or on exchanges located outside the United States, such as the London International Financial Futures

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Exchange and the Sydney Futures Exchange Limited. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits that the Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those that are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

Engaging in these transactions involves risk of loss to the Fund that could adversely affect the value of the Fund’s net assets. Although the Fund intends to purchase or sell futures contracts and options thereon only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract or option prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract or option prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures or option positions and potentially subjecting the Fund to substantial losses. Successful use of futures and options on futures by the Fund also is subject to the ability of UBS AM (Americas) to predict correctly movements in the direction of the relevant market and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract or option thereon. For example, if the Fund uses futures to hedge against the possibility of a decline in the market value of securities held in its portfolio and the prices of such securities instead increase, the Fund will lose part or all of the benefit of the increased value of securities that it has hedged because it will have offsetting losses in its futures positions. Furthermore, if in such circumstances the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. The Fund may have to sell such securities at a time when it may be disadvantageous to do so.

To the extent that the Fund enters into futures contracts, options on futures contracts and options on foreign currencies traded on a CFTC-regulated exchange, that are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are “in-the-money” at the time of purchase) may not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any contracts the Fund has entered into. (In general, a call option on a futures contract is “in-the-money” if the value of the underlying futures contract exceeds the exercise (“strike”) price of the call; a put option on a futures contract is “in-the-money” if the value of the underlying futures contract is exceeded by the strike price of the put). This policy does not limit to 5% the percentage of the Fund’s assets that are at risk in futures contracts, options on futures contracts and currency options.

Specific Futures Transactions. The Fund may purchase and sell interest rate futures contracts. An interest rate future obligates the Fund to purchase or sell an amount of a specific debt security at a future date at a specific price.

The Fund may purchase and sell currency futures. A foreign currency future obligates the Fund to purchase or sell an amount of a specific currency at a future date at a specific price. The Fund may purchase and sell stock index and debt futures contracts. An index future obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the prices of the securities that comprise it at the opening of trading in such securities on the next business day.

The Fund may also purchase and sell options on interest rate, currency and index futures. When the Fund writes an option on a futures contract, it becomes obligated, in return for the premium paid, to assume a position

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in the futures contract at a specified exercise price at any time during the terms of the option. If the Fund writes a call, it assumes a short futures position. If it writes a put, it assumes a long futures position. When the Fund purchases an option on a futures contract, it acquires the right, in return for the premium it pays, to assume a position in the futures contract (a long position if the option is a call and a short position if the option is a put).

Forward Currency Contracts. The Fund may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time the forward currency contract is entered into. Forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers.

The Fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the Fund intends to acquire. The Fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security or a dividend or interest payment denominated in a foreign currency. The Fund may also use forward currency contracts to shift the Fund’s exposure to foreign currency exchange rate changes from one currency to another. For example, if the Fund owns securities denominated in a foreign currency and UBS AM (Americas) believes that currency will decline relative to another currency, it might enter into a forward currency contract to sell the appropriate amount of the first foreign currency with payment to be made in the second currency. The Fund may also purchase forward currency contracts to enhance income when UBS AM (Americas) anticipates that the foreign currency will appreciate in value but securities denominated in that currency do not present attractive investment opportunities.

The Fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency. Such a hedge would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Fund could also hedge the position by entering into a forward currency contract to sell another currency expected to perform similarly to the currency in which the Fund’s existing investments are denominated. This type of hedge could offer advantages in terms of cost, yield or efficiency, but may not hedge currency exposure as effectively as a simple hedge into U.S. dollars. This type of hedge may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

The Fund may also use forward currency contracts in one currency or a basket of currencies to attempt to hedge against fluctuations in the value of securities denominated in a different currency if UBS AM (Americas) anticipates that there will be a correlation between the two currencies.

The cost to the Fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the Fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of some or all of any expected benefit of the transaction.

Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Fund might be unable to close out a forward currency contract. In either event, the Fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in a segregated account.

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The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the Fund might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

Interest Rate Swaps. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest (for example, an exchange of floating rate payments for fixed rate payments). The exchange commitments can involve payments to be made in the same currency or in different currencies. The use of interest rate swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. If UBS AM (Americas) is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these investment techniques were not used. Moreover, even if UBS AM (Americas) is correct in its forecasts, there is a risk that the swap position may correlate imperfectly with the price of the asset or liability being hedged. There is no limit on the amount of interest rate swap transactions that may be entered into by the Fund. These transactions do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. If the other party to an interest rate swap defaults, the Fund’s risk of loss consists of the net amount of interest payments that the Fund contractually is entitled to receive.

Credit Derivatives. The Fund may engage in credit derivative transactions. There are two broad categories of credit derivatives: default price risk derivatives and market spread derivatives. Default price risk derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Market spread derivatives are based on the risk that changes in market factors, such as credit spreads, can cause a decline in the value of a security, loan or index. There are three basic transactional forms for credit derivatives: swaps, options and structured instruments. The use of credit derivatives is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. If UBS AM (Americas) is incorrect in its forecasts of default risks, market spreads or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if UBS AM (Americas) is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being hedged. There is no limit on the amount of credit derivative transactions that may be entered into by the Fund. The Fund’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund purchases a default option on a security, and if no default occurs with respect to the security, the Fund’s loss is limited to the premium it paid for the default option. In contrast, if there is a default by the grantor of a default option, the Fund’s loss will include both the premium that it paid for the option and the decline in value of the underlying security that the default option hedged.

Options —In General. The Fund may purchase and write (i.e., sell) call or put options with respect to specific securities. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security or securities at the exercise price at any time during the option period, or at a specific date. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security or securities at the exercise price at any time during the option period, or at a specific date.

A covered call option written by the Fund is a call option with respect to which the Fund owns the underlying security or otherwise covers the transaction by segregating cash or other liquid assets. A put option written by the Fund is covered when, among other things, cash or liquid assets having a value equal to or greater than the exercise price of the option are placed in a segregated account with the Fund’s custodian to fulfill the obligation undertaken. The principal reason for writing covered call and put options is to realize, through the

18

receipt of premiums, a greater return than would be realized on the underlying securities alone. The Fund receives a premium from writing covered call or put options which it retains whether or not the option is exercised.

There is no assurance that sufficient trading interest to create a liquid secondary market on a securities exchange will exist for any particular option or at any particular time, and for some options no such secondary market may exist. A liquid secondary market in an option may cease to exist for a variety of reasons. In the past, for example, higher than anticipated trading activity or order flow, or other unforeseen events, at times have rendered certain of the clearing facilities inadequate and resulted in the institution of special procedures, such as trading rotations, restrictions on certain types of orders or trading halts or suspensions in one or more options. There can be no assurance that similar events, or events that may otherwise interfere with the timely execution of customers’ orders, will not recur. In such event, it might not be possible to effect closing transactions in particular options. If, as a covered call option writer, the Fund is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise or it otherwise covers its position.

Specific Options Transactions. The Fund may purchase and sell call and put options on foreign currency. These options convey the right to buy or sell the underlying currency at a price which is expected to be lower or higher than the spot price of the currency at the time the option is exercised or expires.

The Fund may purchase and sell call and put options in respect of specific securities (or groups or “baskets” of specific securities) or indices listed on national securities exchanges or traded in the over-the-counter market. An option on an index is similar to an option in respect of specific securities, except that settlement does not occur by delivery of the securities comprising he index. Instead, the option holder receives an amount of cash if the closing level of the index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. Thus, the effectiveness of purchasing or writing index options will depend upon price movements in the level of the index rather than the price of a particular security.

The Fund also may purchase cash-settled options on swaps in pursuit of its investment objectives. A cash settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Successful use by the Fund of options will be subject to the ability of UBS AM (Americas) to predict correctly movements in the prices of individual securities, the securities markets generally, foreign currencies, or interest rates. To the extent such predictions are incorrect, the Fund may incur losses.

Future Developments. The Fund may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other Derivatives that are not presently contemplated for use by the Fund or that are not currently available but that may be developed, to the extent such opportunities are both consistent with the Fund’s investment objectives and legally permissible for the Fund.

Forward Commitments; When-Issued Securities. The Fund may purchase securities on a forward commitment or when-issued basis, which means that delivery and payment take place a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable on a forward commitment or when-issued security are fixed when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund will commit to purchase such securities only with the intention of actually acquiring the securities, but the Fund may sell these securities before the settlement date if it is deemed advisable.

Securities purchased on a forward commitment or when-issued basis are subject to changes in value (generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest

19

rates rise) based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities purchased on a forward commitment or when-issued basis may expose the Fund to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment or when-issued basis when the Fund is fully or almost fully invested may result in greater potential fluctuation in the value of the Fund’s net assets and its net asset value per Share.

MANAGEMENT OF THE FUND

The Fund’s business and affairs are managed under the direction of the Fund’s Board of Trustees, including the supervision of duties performed for the Fund under the investment advisory agreement with UBS AM (Americas) (the “Investment Advisory Agreement”). The Trustees set broad policies for the Fund and choose its officers, who serve at the Board’s discretion. The Board currently consists of six Trustees, five of whom are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”). The Board of Trustees is divided into three classes, each having a term of three years. Each year the term of office of one class expires and the successor or successors elected to such class will serve for a three-year term. Shareholders who wish to send communications to the Board should send them to the address of the Fund (1285 Avenue of the Americas, New York, New York 10019) and to the attention of the Board c/o the Secretary of the Fund. All such communications will be directed to the ’s attention.

Trustees

For a discussion of the Fund’s Trustees, their principal occupations and other affiliations during the past five years, the number of portfolios in the Fund Complex that they oversee, and other information about them, please refer to the section of the Fund’s proxy statement on Schedule 14A for the annual meeting of the Fund’s shareholders entitled “Proposal 1: Election of Trustees—Trustees/Nominees”, filed March 16, 2026 (File No. 811-05012) which is incorporated by reference herein.

Officers Who Are Not Trustees

For a discussion of the Fund’s officers who are not Trustees, please refer to the section of the Fund’s proxy statement on Schedule 14A for the annual meeting of the Fund’s shareholders entitled “Proposal 1: Election of Trustees—Officers Who Are Not Trustees”, filed March 16, 2026 (File No. 811-08777), which is incorporated by reference herein.

Leadership Structure and Oversight Responsibilities

For a discussion of the Board’s leadership structure and oversight responsibilities, including the Audit Committee and Nominating Committee of the Board, please refer to the section of the Fund’s proxy statement on Schedule 14A for the annual meeting of the Fund’s shareholders entitled “Proposal 1: Election of Trustees—Leadership Structure and Oversight Responsibility”, filed March 16, 2026 (File No. 811-08777), which is incorporated by reference herein.

Qualification of Board of Trustees

For a discussion of the experience, qualifications, attributes and skills of the Trustees, please refer to the section of the Fund’s proxy statement on Schedule 14A for the annual meeting of the Fund’s shareholders entitled “Proposal 1: Election of Trustees—Qualifications of Board of Trustees/Nominees”, filed March 16, 2026 (File No. 811-08777), which is incorporated by reference herein.

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Ownership of the Fund by Trustees

For a discussion of ownership of the Fund by the Trustees, please refer to the section of the Fund’s proxy statement on Schedule 14A for the annual meeting of the Fund’s shareholders entitled “Proposal 1: Election of Trustees—Qualification of Board of Trustees/Nominees”, filed March 16, 2026 (File No. 811-08777),which is incorporated by reference herein.

Trustee Compensation

For a discussion of Trustee compensation, please refer to the sections of the Fund’s proxy statement on Schedule 14A for the annual meeting of the Fund’s shareholders entitled “Proposal 1: Election of Trustees—Qualification of Board of Trustees/Nominees” and “Compensation”, filed March 16, 2026 (File No. 811-08777), which are incorporated by reference herein.

CODE OF ETHICS

The Fund and UBS AM (Americas) have each adopted a code of ethics, as required by federal securities laws. Under these codes of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund’s portfolio or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of the Fund’s access persons and those of UBS AM (Americas) will be governed by the applicable code of ethics.

UBS AM (Americas) and its affiliates manage other investment companies and accounts. UBS AM (Americas) may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by UBS AM (Americas) on behalf of the Fund. Similarly, with respect to the Fund’s portfolio, UBS AM (Americas) is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that UBS AM (Americas) and its access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. UBS AM (Americas) is not obligated to refrain from investing in securities held by the Fund or for any other funds it manages.

Copies of these codes of ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

PROXY VOTING POLICIES AND PROCEDURES

The Board believes that the voting of proxies on securities held by the Fund is an important element of the overall investment process. As such, the Board has delegated the responsibility to vote such proxies to UBS AM (Americas). Following is a summary of UBS AM (Americas)’s proxy voting policy.

You may obtain information about the Fund’s proxy voting decisions for the most recent 12-month period ended June 30th, without charge, by calling the Trust toll-free at 877-870-2874 or on the EDGAR database on the SEC’s Web Site (www.sec.gov).

The proxy voting policy of UBS AM (Americas) is based on its belief that voting rights have economic value and should be treated accordingly. Good corporate governance should in the long term, lead towards better corporate performance and improved shareholder value. Generally, UBS AM (Americas) expects the boards of directors of companies issuing securities held by its clients to act in the service of the shareholders, view

21

themselves as stewards of the company, exercise good judgment and practice diligent oversight of the management of the company. A commitment to acting in as transparent a manner as possible is fundamental to good governance. While there is no absolute set of rules that determine appropriate corporate governance under all circumstances and no set of rules will guarantee ethical board behavior, there are certain principles, which provide evidence of good corporate governance. UBS AM (Americas) may delegate to an independent proxy voting and research service the authority to exercise the voting rights associated with certain client holdings. Any such delegation shall be made with the direction that the votes be exercised in accordance with UBS AM (Americas)’s proxy voting policy.

When UBS AM (Americas)’s view of a company’s management is favorable, UBS AM (Americas) generally supports current management initiatives. When UBS AM (Americas)’s view is that changes to the management structure would probably increase shareholder value, UBS AM (Americas) may not support existing management proposals. In general, UBS AM (Americas) generally exercises voting rights in accordance with the following principles: (1) with respect to board structure, (a) an effective chairman is key, (b) the roles of chairman and chief executive generally should be separated, (c) board members should have appropriate and diverse experience and be capable of providing good judgment and diligent oversight of management of the company, (d) the board should include executive and non-executive members, and (e) the non-executive members should provide a challenging, but generally supportive environment; and (2) with respect to board responsibilities, (a) the whole board should be fully involved in endorsing strategy and in all major strategic decisions, and (b) the board should ensure that at all times (i) appropriate management succession plans are in place; (ii) the interests of executives and shareholders are aligned; and financial audit is independent and accurate; (iii) the brand and reputation of the company is protected and enhanced; (iv) a constructive dialogue with shareholders is encouraged; and (v) it receives all the information necessary to hold management accountable. In addition, UBS AM (Americas) focuses on the following areas of concern when voting its clients’ securities: economic value resulting from acquisitions or disposals; operational performance; quality of management; independent non-executive board directors not holding executive management accountable; quality of internal controls; lack of transparency; inadequate succession planning; poor approach to corporate social responsibility; inefficient management structure; and corporate activity designed to frustrate the ability of shareholders to hold the board accountable or realize the maximum value of their investment. UBS AM (Americas) exercises its voting rights in accordance with overarching rationales outlined by its proxy voting policies and procedures that are based on the principles described above.

The proxy voting policy includes guidelines regarding environmental, social, and corporate governance (“ESG”) factors during the exercise of voting rights on behalf of UBS AM’s clients, such as the Fund. Underlying UBS AM’s voting and ESG guidelines are two fundamental objectives: (1) acting in the best financial interest of clients and enhancing the long-term value of their investments; and (2) promoting best practice in corporate governance and ensuring that portfolio companies are sustainable and successful.

UBS AM (Americas) has implemented procedures designed to address a conflict of interest in voting a particular proxy proposal, which may arise as a result of its or its affiliates’ client relationships, marketing efforts or banking, investment banking and broker-dealer activities. To address such conflicts, UBS AM (Americas) has imposed information barriers between it and its affiliates who conduct banking, investment banking and broker-dealer activities and has implemented procedures to prevent business, sales and marketing issues from influencing its proxy votes. Whenever UBS AM (Americas) becomes aware of a conflict with respect to a particular proxy, and under certain circumstances, the relevant internal UBS AM (Americas) committee may be notified and determine the manner in which such proxy is voted.

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PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth the beneficial ownership of shares of the Fund, as of March 27, 2026 by each person (including any group) known to the Fund to be deemed to be the beneficial owner of more than 5% of the outstanding shares of the Fund:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Ownership*
First Trust Portfolios L.P.	22,260,656	21.49%
First Trust Advisors L.P.
The Charger Corporation

*

Stated in Schedule 13G/A filed with the SEC on October 22, 2025, First Trust Portfolios, First Trust Advisors L.P., and The Charger Corporation share beneficial ownership of 22,260,656 shares, or 21.49% of the common shares.

INVESTMENT ADVISER

UBS AM (Americas) serves as the Fund’s investment adviser with respect to all investments and makes all investment decisions for the Fund. Under the Investment Advisory Agreement, UBS AM (Americas) receives as compensation for its advisory services from the Fund an annual fee, computed and payable monthly at an annualized rate of 1.00% of the first $250 million of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) and 0.75% of the average weekly value of the Fund’s total assets minus the sum of liabilities (other than aggregate indebtedness constituting leverage) greater than $250 million. Effective January 1, 2011, UBS AM (Americas) has agreed to waive 0.15% of the fees payable under the Advisory Agreement up to $200 million and 0.25% of the fees payable under the Fund’s Investment Advisory Agreement on the next $50 million.

On June 12, 2023 (the “Closing Date”), Credit Suisse Group AG (“CS Group”) merged with and into UBS Group AG, a global financial services company (“UBS Group”), with UBS Group remaining as the surviving company, pursuant to a definitive merger agreement signed on March 19, 2023 (the “Transaction”). CS Group was the ultimate parent company of Credit Suisse Asset Management, LLC (“Credit Suisse”), the Fund’s previous investment adviser, prior to the Transaction. As a result of the Transaction, Credit Suisse became an indirect wholly-owned subsidiary of UBS Group. On May 1, 2024, Credit Suisse merged into UBS AM (Americas), with UBS AM (Americas) as the surviving entity, and UBS AM (Americas) became the investment adviser to the Fund.

The closing of the Transaction was deemed to result in an assignment of the Fund’s investment advisory agreement with Credit Suisse (the “Prior Advisory Agreement”), resulting in its automatic termination as of the Closing Date. Prior to the Closing Date, the Board approved the Investment Advisory Agreement with Credit Suisse, which was then approved by shareholders at a joint special meeting of shareholders of the Fund and the other Credit Suisse funds held on August 24, 2023 and adjourned to September 26, 2023. In addition, prior to the Closing Date, the Board approved an interim investment advisory agreement with Credit Suisse (the “Interim Advisory Agreement”). The Interim Advisory Agreement did not require shareholder approval. The Interim Advisory Agreement took effect upon the Closing Date when the Prior Advisory Agreement was deemed to have terminated, so that Credit Suisse could continue to manage the Fund following the Closing Date. The Interim Advisory Agreement terminated upon the shareholder approval of the Investment Advisory Agreement. The Interim Advisory Agreement contained the same terms and conditions as the corresponding Prior Advisory Agreement except for the effective and termination dates, the termination and escrow provisions required by Rule 15a-4 under the 1940 Act and certain non-material changes. During the period that the Interim Advisory Agreement was in effect, Credit Suisse’s advisory fees were held in an interest-bearing escrow account, pursuant to Rule 15a-4.

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For the fiscal years ended October 31, 2023, 2024 and 2025, the Fund paid $2,887,949, $2,917,192 and $2,967,302, respectively, in advisory fees to Credit Suisse under the Prior Advisory Agreement, the Interim Advisory Agreement and the Investment Advisory Agreement, as applicable.

UBS AM (Americas) is a Delaware limited liability company with its principal business offices located at One North Wacker Drive, Chicago, IL 60606 and at 1285 Avenue of the Americas, New York, NY 10019. UBS AM (Americas) is an investment adviser registered with the SEC. UBS AM (Americas) serves as the investment adviser to the Fund by managing the investment of assets of the Fund. As of December 31, 2025, UBS AM (Americas) managed approximately $589 billion. Assets under management for the UBS Asset Management Division totaled $2,098 billion worldwide, as of December 31, 2025.

UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

The Investment Advisory Agreement provides that UBS AM (Americas) will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which the Investment Advisory Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on UBS AM (Americas)’s part in the performance of its duties or from reckless disregard of its obligations and duties under the Investment Advisory Agreement.

The Investment Advisory Agreement will remain in effect from year to year if approved annually (1) by the Board of Trustees of the Fund or by the holders of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities and (2) by a majority of the Trustees who are not parties to the Investment Advisory Agreement, or “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser. The Board of Trustees last approved the Investment Advisory Agreement at a meeting held on November 11, 2025.

The Investment Advisory Agreement terminates on its assignment by any party. The Investment Advisory Agreement is terminable, without penalty, on 60 days’ written notice by the Board of Trustees or by the vote of holders of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities or upon 90 days’ written notice by UBS AM (Americas).

The services of UBS AM (Americas) are not deemed to be exclusive, and nothing in the Investment Advisory Agreement will present it or its affiliates from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

ADMINISTRATOR

State Street serves as the Fund’s administrator. As administrator, State Street provides certain administrative services to the Fund, including but not limited to preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements. State Street is located at One Lincoln Street, Boston, Massachusetts 02111. The Fund pays State Street, for administrative services, a fee, exclusive of out-of-pocket expenses, calculated in total for all the funds advised by UBS AM (Americas) that are administered or co-administered by State Street and allocated based upon the relative average net assets of each fund, subject to an annual minimum fee. The services of State Street are not deemed to be exclusive, and nothing in the agreement between the Fund and State Street (the “Administration Agreement”) will prevent State Street or its affiliates from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. The Administration Agreement is terminable upon 60 days’ notice by either party.

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For the fiscal years ended October 31, 2023, 2024 and 2025, the Fund paid $73,300, $77,072 and $73,918, respectively, in administrative fees.

CUSTODIAN, TRANSFER AGENT AND DIVIDEND-PAYING AGENT

State Street serves as the Fund’s custodian and may employ sub-custodians outside the U.S. in accordance with regulations of the SEC. State Street is located at One Lincoln Street, Boston, Massachusetts 02111. The custodian’s responsibilities include safekeeping and controlling the Fund’s cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on the Fund’s investments.

Computershare Trust Company, N.A. acts as the Fund’s transfer agent and dividend-paying agent under the Fund’s automatic dividend reinvestment plan. Computershare Trust Company, N.A. is located at P.O. Box 30170 College Station, TX 77842-3170.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP acts as the Fund’s independent registered public accounting firm and provides audit and tax services to the Fund. Ernst & Young’s address is One Manhattan West, New York, New York 10001.

PORTFOLIO MANAGEMENT

Additional information regarding the Fund’s portfolio managers is provided below.

Registered Investment Companies, Pooled Investment Vehicles and Other Accounts Managed

As reported to the Fund, the information in the following table reflects the number of registered investment companies, pooled investment vehicles and other accounts managed by each portfolio manager of the Fund and the total assets managed within each category as of October 31, 2025.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Name	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
John G. Popp*	4	$3,671 million	93	$44,904 million	32	$7,311 million
Wing Chan*	4	$3,671 million	93	$44,904 million	32	$7,311 million
David Mechlin*	4	$3,671 million	93	$44,904 million	32	$7,311 million
Joshua Shedroff*	4	$3,671 million	93	$44,904 million	32	$7,311 million
Michael Adelman*	4	$3,671 million	93	$44,904 million	32	$7,311 million

*

As of October 31, 2025, Messrs. Popp, Mechlin, Shedroff and Adelman and Ms. Chan managed 80 accounts which have total assets under management of $36,377 million, of which 65 have additional fees based on the performance of the accounts.

Potential Conflicts of Interest

It is possible that conflicts of interest may arise in connection with the portfolio managers’ management of the Fund’s investments on the one hand and the investments of other accounts on the other. For example, the portfolio managers may have conflicts of interest in allocating management time, resources and investment opportunities among the Fund and other accounts they advise. In addition, due to differences in the investment strategies or restrictions between the Fund and the other accounts, the portfolio managers may take action with

25

respect to another account that differs from the action taken with respect to the Fund. UBS AM (Americas) has adopted policies and procedures that are designed to minimize the effects of these conflicts.

If UBS AM (Americas) believes that the purchase or sale of a security is in the best interest of more than one client, it may (but is not obligated to) aggregate the orders to be sold or purchased to seek favorable execution or lower brokerage commissions, to the extent permitted by applicable laws and regulations. UBS AM (Americas) may aggregate orders if all participating client accounts benefit equally (i.e., all receive an average price of the aggregated orders). In the event UBS AM (Americas) aggregates an order for participating accounts, the method of allocation will generally be determined prior to the trade execution. Although no specific method of allocation of transactions (as well as expenses incurred in the transactions) is expected to be used, allocations will be designed to ensure that over time all clients receive fair treatment consistent with UBS AM (Americas)’s fiduciary duty to its clients (including its duty to seek to obtain best execution of client trades). The accounts aggregated may include registered and unregistered investment companies managed by UBS AM (Americas)’s affiliates and accounts in which UBS AM (Americas)’s officers, directors, agents, employees or affiliates own interests. UBS AM (Americas) may not be able to aggregate securities transactions for clients who direct the use of a particular broker-dealer, and the client also may not benefit from any improved execution or lower commissions that may be available for such transactions.

Portfolio Manager Compensation

John Popp, Wing Chan, David Mechlin, Joshua Shedroff and Michael Adelman are compensated for their services by UBS AM (Americas). Their compensation consists of a fixed base salary and a discretionary bonus that is not tied by formula to the performance of any fund or account. The factors taken into account in determining each of their bonuses includes the Fund’s performance, assets held in the Fund and other accounts managed by each of them, business growth, team work, management, corporate citizenship, etc.

A portion of the bonus may be paid in phantom shares of UBS Group AG stock as deferred compensation. Phantom shares are shares representing an unsecured right to receive on a particular date a specified number of registered shares subject to certain terms and conditions. A portion of the bonus will receive the notional return of the fund(s) the portfolio manager manages and a portion of the bonus will receive the notional return of a basket of other UBS AM (Americas) funds along the product line of the portfolio manager.

Like all employees of UBS AM (Americas), portfolio managers participate in UBS Group AG’s profit sharing and 401(k) plans.

Portfolio Manager Ownership of Shares

As reported to the Fund, the information in the following table reflects beneficial ownership by the portfolio managers of Shares as of October 31, 2025:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund*(1)
John G. Popp	E
Wing Chan	A
David Mechlin	D
Joshua Shedroff	A
Michael Adelman	A

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* Key to Dollar Ranges:

A.	None

B.	$1 - $10,000

C.	$10,001 - $50,000

D.	$50,001 - $100,000

E.	over $100,000

(1)	“Beneficial Ownership” is determined in accordance with Rule 16a-1(a)(2) promulgated under the 1943 Act.

PORTFOLIO TRANSACTIONS

UBS AM (Americas) is responsible for establishing, reviewing and, where necessary, modifying the Fund’s investment program to achieve its investment objectives. Purchases and sales of newly issued portfolio securities are usually principal transactions without brokerage commissions effected directly with the issuer or with an underwriter acting as principal. Other purchases and sales may be effected on a securities exchange or over-the-counter, depending on where it appears that the best price or execution will be obtained. The purchase price paid by the Fund to underwriters of newly issued securities usually includes a concession paid by the issuer to the underwriter, and purchases of securities from dealers, acting as either principals or agents in the after-market, are normally executed at a price between the bid and asked price, which includes a dealer’s mark-up or mark-down. Transactions on U.S. stock exchanges and some foreign stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. On most foreign exchanges, commissions are generally fixed. There is generally no stated commission in the case of securities traded in domestic or foreign over-the-counter markets, but the price of securities traded in over-the-counter markets includes an undisclosed commission or mark-up. U.S. government securities are generally purchased from underwriters or dealers, although certain newly issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. No brokerage commissions are typically paid on purchases and sales of U.S. government securities. For the 2023, 2024 and 2025 fiscal years, the Fund paid $40, $143 and $0, respectively, in brokerage commissions.

UBS AM (Americas) will select portfolio investments and effect transactions for the Fund. In selecting broker-dealers, UBS AM (Americas) does business exclusively with those broker-dealers that, in UBS AM (Americas)’s judgment, can be expected to provide the best service. The service has two main aspects: the execution of buy and sell orders and the provision of research. In negotiating commissions with broker-dealers, UBS AM (Americas) will pay no more for execution and research services than it considers either, or both together, to be worth. The worth of execution service depends on the ability of the broker-dealer to minimize costs of securities purchased and to maximize prices obtained for securities sold. The worth of research depends on its usefulness in optimizing portfolio composition and its changes over time. Commissions for the combination of execution and research services that meet UBS AM (Americas)’s standards may be higher than for execution services alone or for services that fall below UBS AM (Americas)’s standards. UBS AM (Americas) believes that these arrangements may benefit all clients and not necessarily only the accounts in which the particular investment transactions occur that are so executed. Further, UBS AM (Americas) will receive only brokerage or research services in connection with securities transactions that are consistent with the “safe harbor” provisions of Section 28(e) of the 1934 Act when paying such higher commissions. Research services may include research on specific industries or companies, macroeconomic analyses, analyses of national and international events and trends, evaluations of thinly traded securities, computerized trading screening techniques and securities ranking services, and general research services. Research received from brokers or dealers is supplemental to UBS AM (Americas)’s own research program. For the fiscal year ended October 31, 2025, the Fund paid no brokerage commissions to brokers and dealers who provided such research services.

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All orders for transactions in securities or options on behalf of the Fund are placed by the Adviser with broker-dealers that it selects, including UBS Asset Management (US) Inc. (“UBS AM (US)”) and other affiliates of UBS Group AG. The Fund may utilize UBS AM (US) or other affiliates of UBS Group AG in connection with a purchase or sale of securities when the Adviser believes that the charge for the transaction does not exceed usual and customary levels and when doing so is consistent with guidelines adopted by the Board. The Fund did not pay any commissions to affiliated broker-dealers during the fiscal years ended October 31, 2023, 2024 and 2025, respectively.

Investment decisions for the Fund concerning specific portfolio securities are made independently from those for other clients advised by UBS AM (Americas). Such other investment clients may invest in the same securities as the Fund. When purchases or sales of the same security are made at substantially the same time on behalf of such other clients, transactions are averaged as to price and available investments allocated as to amount, in a manner which UBS AM (Americas) believes to be equitable to each client, including the Fund. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold for the Fund. To the extent permitted by law, UBS AM (Americas) may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for such other investment clients in order to obtain best execution.

Transactions for the Fund may be effected on foreign securities exchanges. In transactions for securities not actively traded on a foreign securities exchange, the Fund will deal directly with the dealers who make a market in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. Such portfolio securities are generally traded on a net basis and do not normally involve brokerage commissions. Securities firms may receive brokerage commissions on certain portfolio transactions, including options, futures and options on futures transactions and the purchase and sale of underlying securities upon exercise of options.

The Fund may participate, if and when practicable, in bidding for the purchase of securities for the Fund’s portfolio directly from an issuer in order to take advantage of the lower purchase price available to members of such a group. The Fund will engage in this practice, however, only when UBS AM (Americas), in its sole discretion, believes such practice to be otherwise in the Fund’s interest.

In no instance will portfolio securities be purchased from or sold to UBS AM (Americas) or UBS AM (US) or any affiliated person of such companies except as permitted by SEC exemptive order or by applicable law. In addition, the Fund will not give preference to any institutions with whom the Fund enters into distribution or shareholder servicing agreements concerning the provision of distribution services or support services.

CONFLICTS OF INTEREST

UBS AM (Americas), which, for purposes of this section, shall mean, collectively, UBS Group AG, the Adviser and their respective affiliates, directors, partners, trustees, managers, officers and employees, is a worldwide, full-service investment banking, broker-dealer, asset management and financial services organization. As such, UBS AM (Americas) provides a wide range of financial services to a substantial and diversified client base. In those and other capacities, UBS AM (Americas) advises clients in all markets and transactions and purchases, sells, holds and recommends a broad array of investments for its own account as well as for the accounts of its clients and of its personnel, through client accounts and the relationships and products it sponsors, manages and advises. UBS AM (Americas) has direct and indirect interests in the global fixed income, currency, commodity, equities, bank loan and alternative asset management markets, including the types of securities and issuers in which the Fund may directly and indirectly invest. As a result of UBS AM (Americas)’s activities and dealings, UBS AM (Americas)’s interests or the interests of its clients (other than the Fund) may conflict with the interests of the Fund.

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UBS AM (Americas) has established certain information barriers and other policies to address the sharing of information between different businesses within UBS AM (Americas). As a result of those information barriers, except as otherwise described herein, the Adviser generally will not have access, or will have limited access, to information and personnel in other areas of UBS AM (Americas), and generally will not be able to manage the Fund with the benefit of information held by such other areas. Such other areas will have broad access to detailed information that is not available to the Adviser, which, if known to the Adviser, might cause the Adviser to seek to dispose of, retain, make available or increase interests in investments held by the Fund or acquire certain positions on the Fund’s behalf, or take other actions. UBS AM (Americas) will be under no obligation or fiduciary duty to make any such information available to the Adviser or personnel of the Adviser involved in decision-making. In addition, UBS AM (Americas) will not have any obligation to make available any information regarding its trading activities, strategies or views, or the activities, strategies or views used for other accounts, or for the Fund’s behalf.

The Adviser and its officers, agents and their employees, may serve on creditor or equity committees or advise companies that have issued securities or obligations in which the Fund may invest. The issuers of such underlying securities or obligations may be subject to bankruptcy or insolvency proceedings or otherwise be engaged in financial restructuring activities in a variety of capacities. Such activities may result in the Adviser receiving confidential or material non-public information and may limit or restrict the Adviser’s ability to purchase or sell securities or other obligations or conduct transactions relating to the Fund’s investments because the Adviser could be deemed to be in possession of material non-public information that cannot be used in effecting purchases and sales in securities transactions for the Fund. Additionally, at times, the Adviser and its personnel, in an effort to avoid restrictions for the investments that they manage may, but are under no obligation to, elect not to receive information that other market participants or counterparties are eligible to receive or have received with respect to the issuers of underlying securities or obligations that may be held by the Fund or other accounts that the Adviser manages, and the election not to receive such information could be disadvantageous to the Fund insofar as Adviser may not be able to respond to market information at the same time as other market participants.

Additional conflicts of interest may arise in connection with the Adviser’s management of the Fund’s investments, on the one hand, and the investments of other accounts, on the other hand. For example, the Adviser may have conflicts of interest in allocating management time, resources and investment opportunities among the Fund and other accounts that the Adviser advises. In addition, due to differences in the investment strategies or restrictions between the Fund and the other accounts managed by the Adviser, the portfolio management teams responsible for the Fund may take action with respect to another account that differs from the action taken with respect to the Fund. The Adviser has adopted policies and procedures that are designed to minimize the effects of these conflicts.

The Adviser is the sponsor and investment manager or adviser to other registered and unregistered investment funds and accounts other than the Fund and may sponsor similar investment funds or manage accounts in the future that have similar investment objectives, investment strategies and securities investments to that of the Fund. As a result, the Adviser may face conflicts in allocating investment opportunities among the Fund and such other investment funds and accounts, particularly in circumstances where the availability of such investment opportunities is limited. Although no specific method of allocation of transactions (as well as expenses incurred in the transactions), is expected to be used, allocations will be designed to ensure that over time all clients receive fair treatment consistent with UBS AM (Americas)’s fiduciary duty to clients (including its duty to seek to obtain best execution of client trades).

TAXATION

Taxation of the Fund

The Fund has elected to be treated, and has qualified and intends to continue to qualify each year, as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), so

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that it will not pay U.S. federal income tax on income and capital gains distributed to shareholders. In order to qualify as a regulated investment company under Subchapter M of the Code, the Fund must, among other things, (i) derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, and net income derived from an interest in a qualified publicly traded partnership (as defined in Section 851(h) of the Code) (the “90% income test”) and (ii) diversify its holdings so that, at the end of each quarter of each taxable year: (a) at least 50% of the value of the Fund’s total assets is represented by (1) cash and cash items, U.S. government securities, securities of other regulated investment companies, and (2) other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested in (1) the securities (other than U.S. government securities and securities of other regulated investment companies) of any one issuer, (2) the securities (other than securities of other regulated investment companies) of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (3) the securities of one or more qualified publicly traded partnerships.

For purposes of the 90% income test, the character of income earned by any entities in which the Fund may invest that are not treated as corporations for U.S. federal income tax purposes (e.g., partnerships other than certain publicly traded partnerships taxable as corporations or grantor trusts) will generally pass through to the Fund. Consequently, in order to qualify as a regulated investment company, the Fund may be required to limit its equity investments in such entities that earn fee income, rental income, insurance income or other non-qualifying income.

Although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Fund investments in partnerships, including in qualified publicly traded partnerships, may result in the Fund’s being subject to state, local or foreign income, franchise or withholding tax liabilities.

If the Fund qualifies as a regulated investment company and properly distributes to its shareholders each taxable year an amount equal to or exceeding the sum of (i) 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses) without regard to the deduction for dividends paid and (ii) 90% of the excess of its gross tax-exempt interest income, if any, over certain disallowed deductions, the Fund generally will not be subject to U.S. federal income tax on any income of the Fund, distributed to shareholders, including “net capital gain” (the excess of net long-term capital gain over net short-term capital loss). However, if the Fund meets such distribution requirements, but chooses to retain some portion of its taxable income or gains, it generally will be subject to U.S. federal income tax at regular corporate rates on the amount retained. The Fund may designate certain amounts retained as undistributed net capital gain in a notice to its shareholders, who (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their proportionate shares of the undistributed amount so designated, (ii) will be entitled to credit their proportionate shares of the income tax paid by the Fund on that undistributed amount against their federal income tax liabilities and to claim refunds to the extent such credits exceed their liabilities and (iii) will be entitled to increase their tax basis, for federal income tax purposes, in their Shares by an amount equal to the excess of the amount of undistributed net capital gain included in their respective income over their respective income tax credits. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), net tax-exempt interest income, and net capital gain.

The Fund’s investment strategy will potentially be limited by its intention to qualify for treatment as a RIC. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to RICs is not certain. An adverse determination or future guidance by the Internal Revenue Service (“IRS”) or a change in law might affect the Fund’s ability to qualify for such treatment.

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The Fund may be able to cure a failure to derive 90% of its income from the sources specified above or a failure to diversity its holdings in the manner described above by paying a tax and/or by disposing of certain assets. If, in any taxable year, the Fund fails one of these tests and does not timely cure the failure or does not satisfy the 90% distribution requirement, the Fund will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the Fund in computing its taxable income.

The Code imposes a 4% nondeductible excise tax on the Fund to the extent it does not distribute by the end of any calendar year at least the sum of (i) 98% of its taxable ordinary income for that year and (ii) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. The Fund anticipates that it will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.

Fund Distributions

The Fund declares a dividend from net investment income (excluding capital gains) each month. Dividends are normally paid on the last business day of the month or shortly thereafter. The Fund typically distributes any net short-term and long-term capital gains in December. Dividends from income and/or capital gains may also be paid at such other times as may be necessary for the Fund to avoid U.S. federal income or excise tax.

For U.S. federal income tax purposes, all dividends from the Fund generally are taxable whether a shareholder takes them in cash or reinvests them in additional Shares of the Fund. In general, assuming that the Fund has sufficient earnings and profits, dividends from net investment income and from net short-term capital gains are taxable as ordinary income.

A 3.8% excise tax will be imposed on net investment income, including, among other things, dividends, interest and net gains from investments, of individuals with annual income of $200,000 or more ($250,000 if married, filing jointly), and of estates and trusts.

Distributions by the Fund in excess of the Fund’s current and accumulated earnings and profits will be treated as a return of capital to the extent of the shareholder’s tax basis in its Shares and will reduce such basis. Any such amount in excess of that basis will be treated as gain from the sale of Shares, as discussed below.

Distributions from net capital gains, if any, that are reported as capital gain dividends by the Fund are taxable as long-term capital gains for U.S. federal income tax purposes without regard to the length of time the shareholder has held Shares of the Fund. Capital gain dividends distributed by the Fund to individual and certain other noncorporate shareholders generally will qualify for reduced U.S. federal income tax rates (a maximum rate of 20% for individuals with income above certain inflation-adjusted thresholds) on long-term capital gains, subject to certain limited exceptions. A shareholder should also be aware that the benefits of the favorable tax rate applicable to long-term capital gains and qualified dividend income may be affected by the application of the alternative minimum tax to individual shareholders.

The U.S. federal income tax status of all distributions will be reported to shareholders annually.

Although dividends generally will be treated as distributed when paid, any dividend declared by the Fund in October, November or December and payable to shareholders of record in such a month that is paid during the following January will be treated for U.S. federal income tax purposes as received by shareholders on December 31 of the calendar year in which it was declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated for certain purposes as paid by the Fund

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during such taxable year. In such case, shareholders generally will be treated as having received such dividends in the taxable year in which the distributions were actually made. For purposes of calculating the amount of a regulated investment company’s undistributed income and gain subject to the 4% excise tax described above, such “spilled back” dividends are treated as paid by the regulated investment company when they are actually paid.

For U.S. federal income tax purposes, the Fund is permitted to carry forward a net capital loss for any year to offset its future short-term and long-term capital gains, respectively. Capital loss carry forwards are not subject to expiration. To the extent subsequent capital gains are offset by such losses, they would not result in U.S. federal income tax liability to the Fund and may not be distributed as such to shareholders. The Fund may not carry forward any losses other than net capital losses. In the event that the Fund were to experience an ownership change as defined under the Code, the Fund’s loss carryforwards and other favorable tax attributes, if any, may be subject to limitation.

At the time of an investor’s purchase of Fund Shares, a portion of the purchase price may be attributable to realized or unrealized appreciation in the Fund’s portfolio or to undistributed capital gains of the Fund. Consequently, subsequent distributions by the Fund with respect to these Shares from such appreciation or gains may be taxable to such investor even if the NAV of the investor’s Shares is, as a result of the distributions, reduced below the investor’s cost for such Shares and the distributions economically represent a return of a portion of the investment.

Expenses Subject to Special Pass-Through Rules

The Fund expects to be a “publicly offered regulated investment company” as a result of either (i) shares of its common stock being held by at least 500 persons at all times during a taxable year or (ii) shares of its common stock being treated as regularly traded on an established securities market. However, it is possible that the Fund will not be treated as a “publicly offered” RIC for one or more of its taxable years. Very generally, pursuant to Treasury Department regulations, expenses of a RIC that is not “publicly offered,” except those specific to its status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Fund shareholders (generally including other RICs that are not “publicly offered,” individuals and entities that compute their taxable income in the same manner as an individual), and, other than in the case of a shareholder that is a RIC that is not “publicly offered,” are not deductible by those shareholders under current law.

Sale, Exchange or Repurchase of Shares

Sales and exchanges generally are taxable events for shareholders that are subject to tax. Shareholders should consult their own tax advisers with reference to their individual circumstances to determine whether any particular transaction in Fund Shares is properly treated as a sale for tax purposes, as the following discussion assumes, and the tax treatment of any gains or losses recognized in such transactions. In general, if Fund Shares are sold, the shareholder will recognize gain or loss equal to the difference between the amount realized on the sale and the shareholder’s adjusted basis in the Shares. Such gain or loss generally will be treated as long-term capital gain or loss if the Shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss. Any loss recognized by a shareholder upon the sale or other disposition of Shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the shareholder of long-term capital gain with respect to such Shares (including any amounts credited to the shareholder as undistributed capital gains).

The Fund may report to the IRS the amount of proceeds that a shareholder receives from a repurchase of Shares. The Fund may also report the shareholder’s basis in those Shares and whether any gain or loss that the shareholder realizes on the repurchase is short-term or long-term gain or loss. If a shareholder has a different

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basis for different Shares of the Fund in the same account (e.g., if a shareholder purchased Shares in the same account at different times for different prices, including as the result of reinvestment of dividends), the Fund will calculate the basis of the Shares using its default method unless the shareholder has properly elected to use a different method. The Fund’s default method for calculating basis will be the average basis method, under which the basis per Share is reported as the average of the bases of all of the shareholder’s Shares in the account. A shareholder may elect, on an account-by-account basis, to use a method other than average basis by following procedures established by the Fund. If such an election is made on or prior to the date of the first repurchase of Shares in the account and on or prior to the date that is one year after the shareholder receives notice of the Fund’s default method, the new election will generally apply as if the average basis method had never been in effect for such account. If such an election is not made on or prior to such dates, the Shares in the account at the time of the election will generally retain their averaged bases. Shareholders should consult their tax advisers concerning the tax consequences of applying the average basis method or electing another method of basis calculation.

Losses on sales or other taxable dispositions of Shares may be disallowed under “wash sale” rules in the event of other investments in the Fund (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of Shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal tax basis of the Shares acquired in the other investments.

Tax Shelter Reporting Regulations

Under Treasury regulations, if a shareholder recognizes a loss with respect to Shares of $2 million or more for an individual shareholder, or $10 million or more for a corporate shareholder, in any single taxable year (or of certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Shareholders who own portfolio securities directly are in many cases excepted from this reporting requirement but, under current guidance, shareholders of regulated investment companies are not excepted. A shareholder who fails to make the required disclosure to the IRS may be subject to substantial penalties. The fact that a loss is reportable under these regulations does not affect the legal determination of whether or not the taxpayer’s treatment of the loss is proper. Shareholders should consult with their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Tax-Exempt Shareholders

Shareholders that are exempt from U.S. federal income tax, such as retirement plans that are qualified under Section 401 of the Code, generally are not subject to U.S. federal income tax on otherwise-taxable Fund dividends or distributions, or on sales or exchanges of Fund Shares unless the Shares are “debt-financed property” within the meaning of the Code. However, in the case of Fund Shares held through a non-qualified deferred compensation plan, Fund dividends and distributions received by the plan and sales and exchanges of Fund Shares by the plan generally are taxable to the employer sponsoring such plan in accordance with the U.S. federal income tax laws that are generally applicable to shareholders receiving such dividends or distributions from regulated investment companies such as the Fund.

A plan participant whose retirement plan invests in the Fund, whether such plan is qualified or not, generally is not taxed on any Fund dividends or distributions received by the plan or on sales or exchanges of Fund Shares by the plan for U.S. federal income tax purposes. However, distributions to plan participants from a retirement plan account generally are taxable as ordinary income, and different tax treatment, including penalties on certain excess contributions and deferrals, certain pre-retirement and post-retirement distributions and certain prohibited transactions, is accorded to accounts maintained as qualified retirement plans. Shareholders should consult their tax advisers for more information.

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Taxation of Fund Investments

The Fund may invest to a significant extent in debt obligations that are in the lowest rating categories or that are unrated, including debt obligations of issuers not currently paying interest or that are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and interest and whether certain exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the Fund, in the event it invests in or holds such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.

If the Fund invests in certain pay-in-kind securities, zero coupon securities, deferred interest securities or, in general, any other securities with original issue discount (or with market discount if the Fund elects to include market discount in income currently), the Fund generally must accrue income on such investments for each taxable year, which generally will be prior to the receipt of the corresponding cash payments. However, the Fund must distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid) and net tax-exempt income, including such accrued income, to qualify to be treated as a regulated investment company under the Code and avoid U.S. federal income and excise taxes. Therefore, the Fund may have to dispose of its portfolio securities, potentially under disadvantageous circumstances, to generate cash, or may have to borrow the cash, to satisfy distribution requirements. Such a disposition of securities may potentially result in additional taxable gain or loss to the Fund.

Options written or purchased and futures contracts entered into by the Fund on certain securities, indices and foreign currencies, as well as certain forward foreign currency contracts, may cause the Fund to recognize gains or losses from marking-to-market even though such options may not have lapsed or been closed out or exercised, or such futures or forward contracts may not have been performed or closed out. The tax rules applicable to these contracts may affect the characterization of some capital gains and losses realized by the Fund as long-term or short-term. Certain options, futures and forward contracts relating to foreign currency may be subject to Section 988 of the Code, and accordingly may produce ordinary income or loss. Additionally, the Fund may be required to recognize gain if an option, futures contract, forward contract, or short sale that is not subject to the mark-to-market rules is treated as a “constructive sale” of an “appreciated financial position” held by the Fund under Section 1259 of the Code. Any net mark-to-market gains and/or gains from constructive sales may also have to be distributed to satisfy the distribution requirements referred to above even though the Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash. Such a disposition of securities may potentially result in additional taxable gain or loss to the Fund. Losses on certain options, futures or forward contracts and/or offsetting positions (portfolio securities or other positions with respect to which the Fund’s risk of loss is substantially diminished by one or more options, futures or forward contracts) may also be deferred under the tax straddle rules of the Code, which may also affect the characterization of capital gains or losses from straddle positions and certain successor positions as long-term or short-term. Certain tax elections may be available that would enable the Fund to ameliorate some adverse effects of the tax rules described in this paragraph. The tax rules applicable to options, futures, forward contracts and straddles may affect the amount, timing and character of the Fund’s income and gains or losses and hence of its distributions to shareholders.

As a result of entering into swap contracts, the Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Fund has been a party to the swap for more than one year). With respect to certain types of swaps, the Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may

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elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss.

The Fund may be subject to withholding and other taxes imposed by foreign countries, including taxes on interest, dividends and capital gains with respect to its investments in those countries. Any such taxes would, if imposed, reduce the yield on or return from those investments. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. The Fund may be able to elect to pass through to its shareholders any share of foreign taxes paid by the Fund; if the Fund is able to and makes this election, shareholders would include such taxes in their gross income and would be entitled to a tax deduction or credit for such taxes on their own tax returns.

Backup Withholding

The Fund is required to withhold (as “backup withholding”) 24% of reportable payments, including dividends, capital gain distributions and the proceeds of redemptions or repurchases of Shares paid to shareholders who have not complied with certain IRS regulations. In order to avoid this withholding requirement, shareholders, other than certain exempt entities, must certify on their Account Applications, or on separate IRS Forms W-9, that the Social Security Number or other Taxpayer Identification Number they provide is their correct number and that they are not currently subject to backup withholding, or that they are exempt from backup withholding. The Fund may nevertheless be required to backup withhold if it receives notice from the IRS or a broker that the number provided is incorrect or backup withholding is applicable as a result of previous underreporting of interest or dividend income.

Non-U.S. Shareholders

In general, dividends (other than capital gain dividends) paid by the Fund to a person who is not a “U.S. person” within the meaning of the Code are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). However, the Code provides a withholding tax exemption, if the Fund so elects, for certain interest-related dividends and short-term capital gain dividends paid to such shareholders. No assurance can be given as to whether any amount of our distributions will be eligible for this exemption from withholding or, if eligible, will be reported as such by us. In the case of Shares held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Fund reports the payment as an interest-related dividend or short-term capital gain dividend. Non-U.S. shareholders should contact their tax advisors and intermediaries with respect to the application of these rules to their investments.

Separately, a 30% withholding tax is currently imposed on U.S.-source dividends, interest and other income items paid to (i) foreign financial institutions including non-U.S. investment funds unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply.

Shares of the Fund held by a non-U.S. shareholder at death will be considered situated within the United States and subject to the U.S. estate tax.

35

LEGAL MATTERS

The validity of the Shares offered hereby will be passed on for the Fund by Richards, Layton & Finger, PA.

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, is counsel to the Fund and has represented the Fund in connection with this registration statement.

INCORPORATION BY REFERENCE

This SAI is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this SAI the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this SAI from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this SAI and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this SAI. Any statement in a document incorporated by reference into this SAI will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this SAI or (2) any other subsequently filed document that is incorporated by reference into this SAI modifies or supersedes such statement. The documents incorporated by reference herein include:

•	The Fund’s Prospectus, dated April 2, 2026, filed with this SAI;

•	our annual report on Form N-CSR for the fiscal year ended October 31, 2025 filed with the SEC on January 9, 2026;

•

the description of the Fund’s common shares contained in our Registration Statement on Form 8-A (File No. 001-14111)) filed with the SEC on May 11, 1998, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby; and

•	the Fund’s proxy statement on Schedule 14A for the 2026 annual meeting of the Fund’s shareholders filed with the SEC on March 16, 2026.

The Fund will provide, free of charge, to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this SAI or the accompanying prospectus supplement. You should direct requests for documents by writing to:

c/o UBS Asset Management (Americas) LLC

1285 Avenue of the Americas

New York, New York 10019

The Fund makes available this SAI, the Prospectus and the Fund’s annual and semi-annual reports, free of charge, at https://us-fund.ubs.com/en/home. You may also obtain this SAI, the Prospectus, other documents incorporated by reference and other information the Fund files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not incorporated by reference into this SAI and should not be considered to be part of this SAI, the Prospectus or the accompanying prospectus supplement.

36

FINANCIAL STATEMENTS

The audited financial statements and financial highlights included in the annual report to the Fund’s shareholders for the fiscal year ended October 31, 2025 (the “2025 Annual Report”), together with the report of Ernst & Young LLP on the financial statements and financial highlights included in the Fund’s 2025 Annual Report, are incorporated herein by reference.

37

APPENDIX A

DESCRIPTION OF RATINGS

A Description of Moody’s Investors Service, Inc.’s (“Moody’s”) Global Rating Scales

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned for obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Description of Moody’s Global Long-Term Rating Scale

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Description of Moody’s Global Short-Term Rating Scale

P-1	Ratings of Prime-1 reflect a superior ability to repay short-term obligations.

P-2	Ratings of Prime-2 reflect a strong ability to repay short-term obligations.

P-3	Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Description of Moody’s U.S. Municipal Short-Term Debt and Demand Obligation Ratings

Description of Moody’s Short-Term Obligation Ratings

Moody’s uses the global short-term Prime rating scale for commercial paper issued by U.S. municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.

For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (“MIG”) and Variable Municipal Investment Grade (“VMIG”) scales discussed below.

Moody’s uses the MIG scale for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, Moody’s uses the MIG scale for bond anticipation notes with maturities of up to five years.

MIG Scale

MIG 1	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Description of Moody’s Demand Obligation Ratings

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

Moody’s typically assigns the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.

VMIG Scale

VMIG 1	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.

Description of S&P Global Ratings (“S&P”), a Division of S&P Global Inc., Issue Credit Ratings

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. S&P would typically assign a long-term issue credit rating to an obligation with an original maturity of greater than 365 days. However, the ratings S&P assigns to certain instruments may diverge from these guidelines based on market practices. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	The nature and provisions of the financial obligation, and the promise S&P imputes; and

•

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Long-Term Issue Credit Ratings*

AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

*	Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Short-Term Issue Credit Ratings

A-1	A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Description of S&P’s Municipal Short-Term Note Ratings

An S&P U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:

•	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

S&P’s municipal short-term note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

D	‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Description of Fitch Ratings’ (“Fitch’s”) Credit Ratings Scales

Fitch Ratings publishes opinions on a variety of scales. The most common of these are credit ratings, but the agency also publishes ratings, scores and other relative opinions relating to financial or operational strength. For example, Fitch also provides specialized ratings of servicers of residential and commercial mortgages, asset managers and funds. In each case, users should refer to the definitions of each individual scale for guidance on the dimensions of risk covered in each assessment.

Fitch’s credit ratings relating to issuers are an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings relating to securities and obligations of an issuer can include a recovery expectation. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. The agency’s credit ratings cover the global spectrum of corporate, sovereign financial, bank, insurance, and public finance entities (including supranational and sub-national entities) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms investment grade and speculative grade are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories either signal a higher level of credit risk or that a default has already occurred.

For the convenience of investors, Fitch may also include issues relating to a rated issuer that are not and have not been rated on its web page. Such issues are also denoted as ‘NR’.

Credit ratings express risk in relative rank order, which is to say they are ordinal measures of credit risk and are not predictive of a specific frequency of default or loss. For information about the historical performance of ratings please refer to Fitch’s Ratings Transition and Default studies which detail the historical default rates and their meaning. The European Securities and Markets Authority also maintains a central repository of historical default rates.

Fitch’s credit ratings do not directly address any risk other than credit risk. In particular, ratings do not deal with the risk of a market value loss on a rated security due to changes in interest rates, liquidity and other market considerations. However, in terms of payment obligation on the rated liability, market risk may be considered to the extent that it influences the ability of an issuer to pay upon a commitment.

Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of index-linked bonds).

In the default components of ratings assigned to individual obligations or instruments, the agency typically rates to the likelihood of non-payment or default in accordance with the terms of that instrument’s documentation. In limited cases, Fitch may include additional considerations (i.e., rate to a higher or lower standard than that implied in the obligation’s documentation).

The primary credit rating scales can be used to provide a rating of privately issued obligations or certain note issuance programs or for private ratings. In this case the rating is not published, but only provided to the issuer or its agents in the form of a rating letter.

The primary credit rating scales may also be used to provide ratings for a more narrow scope, including interest strips and return of principal or in other forms of opinions such as credit opinions or rating assessment services. Credit opinions are either a notch- or category-specific view using the primary rating scale and omit one or more characteristics of a full rating or meet them to a different standard. Credit opinions will be indicated using a lower case letter symbol combined with either an ‘*’ (e.g., ‘bbb+*’) or (cat) suffix to denote the opinion status. Credit opinions will be point-in-time typically but may be monitored if the analytical group believes information will be sufficiently available. Rating assessment services are a notch-specific view using the primary rating scale of how an existing or potential rating may be changed by a given set of hypothetical circumstances. While credit opinions and rating assessment services are point-in-time and are not monitored, they may have a directional watch or outlook assigned, which can signify the trajectory of the credit profile.

Description of Fitch’s Long-Term Corporate Finance Obligations Rating Scales

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument. On the contrary, Ratings of debtor-in-possession (“DIP”) obligations incorporate the expectation of full repayment.

The relationship between the issuer scale and obligation scale assumes a generic historical average recovery. Individual obligations can be assigned ratings higher, lower, or the same as that entity’s issuer rating or issuer default rating (“IDR”), based on their relative ranking, relative vulnerability to default or based on explicit Recovery Ratings.

As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity’s issuer rating or IDR, except DIP obligation ratings that are not based off an IDR. At the lower end of the ratings scale, Fitch publishes explicit Recovery Ratings in many cases to complement issuer and obligation ratings.

Fitch long-term obligations rating scales are as follows:

AAA	Highest Credit Quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA	Very High Credit Quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A	High Credit Quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB	Good Credit Quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB	Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly Speculative. ‘B’ ratings indicate that material credit risk is present.

CCC	Substantial Credit Risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC	Very High Levels of Credit Risk. ‘CC’ ratings indicate very high levels of credit risk.

C	Exceptionally High Levels of Credit Risk. ‘C’ indicates exceptionally high levels of credit risk.

Within rating categories, Fitch may use modifiers. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.

For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA–’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category. For the short-term rating category of ‘F1’, a ‘+’ may be appended.

Description of Fitch’s Short-Term Ratings Assigned to Issuers and Obligations

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

Fitch short-term ratings are as follows:

F1	Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2	Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.

F3	Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High Short-Term Default Risk. Default is a real possibility.

RD	Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.